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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

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# The Hartford Financial Services Group, Inc.

TRUSTED 200 YEARS

THE HARTFORD

The Hartford Financial Services Group, Inc.
2010 Notice of Annual Meeting of Shareholders
and Proxy Statement

Letter to Shareholders

April 8, 2010

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc., to be held at 12:30 p.m. on Wednesday, May 19, 2010. The meeting will take place in the Wallace Stevens Theater at the Company's Home Office, 690 Asylum Avenue, Hartford, Connecticut.

We have elected again this year to make our proxy materials available via the Internet. Shareholders who access our materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting as promptly as possible by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker), by telephone or through the Internet. Your vote is important and we urge you to exercise your right to vote.

The following Notice of Annual Meeting and Proxy Statement includes information about the matters to be acted upon by The Hartford's shareholders. You can find financial and other information about The Hartford in the accompanying Form 10-K for the fiscal year ended December 31, 2009. Our Form 10-K is also available on our investor relations web site, http://ir.thehartford.com.

Sincerely yours,

Liam E. McGee
Chairman, President and
Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

        The annual meeting of the shareholders of The Hartford Financial Services Group, Inc. (the "Company") will be held at 12:30 p.m. on Wednesday, May 19, 2010 in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, CT 06155, for the following purposes:

    1.
    To elect a Board of Directors for the coming year;

    2.
    To ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2010;

    3.
    To consider and act on the Company's 2010 Incentive Stock Plan;

    4.
    To consider and act on the material terms of executive officer performance goals for annual incentive awards;

    5.
    To consider and act on a shareholder proposal recommending that our Board of Directors amend the By-Laws of the Company to provide for reimbursement of a shareholder or group of shareholders for expenses incurred in connection with nominating one or more candidates who are elected by shareholders in a contested election of Directors; and

    6.
    To act upon any other business that may properly come before the annual meeting or any adjournment thereof.

        Only shareholders of the Company at the close of business on March 31, 2010 are entitled to notice of, and to vote at, the annual meeting. For instructions on voting, please refer to the instructions on the Notice you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card.

IF YOU PLAN TO ATTEND:

        Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis, and shareholders will be required to present an admission ticket. Shareholders can obtain an admission ticket and directions to the meeting by contacting the Company's Investor Relations Department at InvestorRelations@TheHartford.com, by telephone at (860) 547-2537, or by mail to: The Hartford, Attn: Investor Relations, One Hartford Plaza (HO-01-01), Hartford, CT 06155. If you hold your shares of the Company through a brokerage account in "street name," your request for an admission ticket must be accompanied by a copy of a brokerage statement reflecting stock ownership as of the record date. Registration will begin at 11:30 a.m., and seating will begin at 12:00 p.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. The meeting will be simultaneously webcast at http://ir.thehartford.com.

By order of the Board of Directors,

Ricardo A. Anzaldúa Senior Vice President and Corporate Secretary

April 8, 2010

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
One Hartford Plaza
Hartford, CT 06155

PROXY STATEMENT

Annual Meeting of Shareholders
May 19, 2010

GENERAL INFORMATION

        The Board of Directors of The Hartford Financial Services Group, Inc. (the "Company" or "The Hartford") is soliciting shareholders' proxies in connection with the annual meeting of the shareholders of the Company, to be held on Wednesday, May 19, 2010 at 12:30 p.m. in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, CT 06155, and at any adjournment or postponement thereof (the "Annual Meeting"). The mailing to shareholders of the notice of Internet availability of proxy materials took place on or about April 8, 2010.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, most shareholders received a notice (the "Notice") containing instructions as to how to access and review all of the proxy materials on the Internet. The Notice also instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Q:
Who is soliciting my vote?

A:
This proxy statement is being made available to holders of the Company's common stock (the "Common Stock") at the direction of the Board of Directors. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement to be presented at the Annual Meeting.

Q:
Who may vote at the meeting?

A:
You may vote all of the shares of our Common Stock that you owned at the close of business on March 31, 2010, the record date. On the record date, the Company had 443,936,966 shares of Common Stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the meeting.

  Shares of Common Stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan ("ISP"), The Hartford Excess Savings Plan ("ESP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the trustees of the ISP, the ESP and the Stock Unit Plan, respectively. Participants in the ISP, the ESP and the Stock Unit Plan may instruct plan trustees as to how to vote their shares by voting by proxy using the voting methods described below. The trustees of the ISP, the ESP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP, the ESP and the Stock Unit Plan, respectively.

  Shares of Common Stock purchased pursuant to the Company's Employee Stock Purchase Plan ("ESPP") are held in street name through brokerage accounts maintained with the ESPP's administrator, Fidelity Investments Institutional Services Company, Inc., and may be voted by ESPP participants using the voting methods described below.

Q:
What proposals will be voted on at the meeting?

A:
Shareholders of the Company will consider and vote on the following proposals:

1.
To elect a Board of Directors for the coming year;

2.
To ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2010;

3.
To consider and act on the Company's 2010 Incentive Stock Plan;

4.
To consider and act on material terms of executive officer performance goals for annual incentive awards;

5.
To consider and act on a shareholder proposal recommending that our Board of Directors amend the By-Laws of the Company to provide for reimbursement of a shareholder or group of shareholders for expenses incurred in connection with nominating one or more candidates who are elected by shareholders in a contested election of Directors (the "Shareholder Proposal"); and

6.
To act upon any other business that may properly come before the annual meeting or any adjournment thereof.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends that you vote:

1.
"FOR" each of the nominees for election to the Board of Directors;

2.
"FOR" ratification of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2010;

3.
"FOR" the approval of the Company's 2010 Incentive Stock Plan;

4.
"FOR" the approval of the material terms of executive officer performance goals for annual incentive awards; and

5.
"AGAINST" the Shareholder Proposal.

  Please see the information included in this proxy statement relating to each proposal being submitted to shareholder vote at the meeting.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Alan J. Kreczko, Ricardo A. Anzaldúa and Laura A. Santirocco, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Q:
What vote is required to approve each proposal?

A:
Our By-laws call for different voting standards depending on whether director elections are contested or uncontested. If the number of director nominees does not exceed the number of directors to be elected (i.e., an uncontested election), a director would be elected if the number of shares voted "for" that director exceeds the number of votes "against" that director ("Majority Voting"). If the number of director nominees exceeds the number of directors to be elected (i.e., a contested election), directors would be elected by a plurality of shares cast "for" a director. For the election of directors at the 2010 Annual Meeting, the number of nominees will not exceed the number of directors to be elected. Consequently, with respect to Proposal #1, Majority Voting will govern.

  With respect to Proposal #2, the affirmative vote of a majority of those shares present in person or represented by proxy is required to ratify the appointment of our independent auditor.

  With respect to Proposal #3, the affirmative vote of a majority of those shares present in person or represented by proxy is required to approve the Company's 2010 Incentive Stock Plan.

  With respect to Proposal #4, the affirmative vote of a majority of those shares present in person or represented by proxy is required to approve the material terms of executive officer performance goals for annual incentive awards.

  With respect to Proposal #5, the affirmative vote of the holders of at least a majority of the voting power of all of the Company's outstanding shares is required to approve the Shareholder Proposal.

Q:
What is the difference between a "shareholder of record" and a "street name" holder?

A:
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through the Bank of New York Mellon, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a "street name" holder.

Q:
How do I vote my shares?

A:
Subject to the limitations described below, you may vote by proxy:

1.
electronically through the Internet;

2.
by telephone; or

3.
if you request printed copies of proxy materials, you can also vote by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card.

  When voting on any item to be voted on at the Annual Meeting, you may vote "for" or "against" the item or you may abstain from voting.

  Voting by Telephone or Through the Internet.    Whether you hold your shares directly as the shareholder of record or beneficially in "street name," you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

  Voting by Proxy Card or Voting Instruction Card.    Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the ESP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction card(s) provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

  Your vote is important, and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting through the Internet, by telephone, by proxy card(s) or voting instruction card(s).

Q:
Can I vote my shares in person at the Annual Meeting?

A:
If you are a shareholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Q:
Can my shares be voted even if I abstain or don't vote by proxy or attend the annual meeting?

A:
If you cast a vote of "abstention" on a proposal, your shares cannot be voted otherwise unless you change your vote (see below). Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote against Proposal #2, Proposal #3, Proposal #4 and Proposal #5. Note, however, that abstentions will have no effect on the election of directors, since only votes "for" or "against" a nominee will be counted. Abstentions are included in the determination of shares present for quorum purposes.

  If you don't vote your shares held in street name, your broker can vote your shares in its discretion on matters that the New York Stock Exchange (NYSE) has ruled discretionary. The ratification of Deloitte & Touche LLP as independent auditor and the approval of material terms of executive officer performance goals for annual incentive awards are discretionary items under the NYSE rules. If no contrary direction is given, the shares will be voted on these matters by your broker in its discretion. The NYSE deems the election of directors, the implementation of equity compensation plans, and stockholder proposals that are being contested by management as non-discretionary matters in which brokers may not vote shares held by a beneficial owner without instructions from such beneficial owner. Accordingly, brokers will not be able to vote your shares for the election of directors, the approval of the Company's 2010 Incentive Stock Plan or the Shareholder Proposal if you fail to provide specific instructions. If you have not provided instructions, a "broker non-vote" results, and the underlying shares will not be considered as present and entitled to vote with respect to those matters.

  If you don't vote your shares registered directly in your name, not in the name of a bank or broker, your shares will not be voted.

Q:
What constitutes a quorum, and why is a quorum required?

A:
A quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and broker non-votes will be counted in determining whether there is a quorum present.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

1.
entering a new vote using the Internet or by telephone;

2.
giving written notice of revocation to the Corporate Secretary of the Company;

3.
submitting a subsequently dated and properly completed proxy card; or

  4.
  attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

Q:
Where can I find voting results of the meeting?

A:
We will announce preliminary voting results at the meeting and publish the results in a Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

Q:
How can I submit a proposal to the Company for inclusion in the 2011 Proxy Statement?

A:
Proposals submitted by shareholders for inclusion in the 2011 Proxy Statement relating to next year's annual meeting of shareholders must be received by the Company no later than the close of business on December 9, 2010. Any proposal received after that date will not be included in the Company's proxy materials for 2011. In addition, all proposals for inclusion in the 2010 Proxy Statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2011 annual meeting unless the Company receives notice of the proposal by February 18, 2011. Proposals should be addressed to Ricardo A. Anzaldúa, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with certain requirements set forth in the Company's by-laws, a copy of which may be obtained from the Corporate Secretary of the Company or which may be viewed at http://www.thehartford.com/higfiles/pdf/HFSGByLaws.pdf.

Q:
How may I obtain other information about the Company?

A:
General information about the Company is available on our website at www.thehartford.com. You may view the corporate governance page of the investor relations section of our website at http://ir.thehartford.com for the following information, which is also available in print without charge to any shareholder who requests it:

  •
  Copies of this Proxy Statement, our 2009 Annual Report on Form 10-K and other filings we have made with the SEC; and

  •
  The Company's corporate governance documents, as adopted by the Company's Board of Directors, including the Corporate Governance Guidelines (which incorporate the Company's director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

  Request for print copies of any of the above-listed documents should be addressed to Ricardo A. Anzaldúa, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

  For further information, you may also contact the Company's Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

 ITEMS TO BE ACTED UPON BY SHAREHOLDERS

ITEM 1

ELECTION OF DIRECTORS

        Nine individuals will be nominated for election as directors at the Annual Meeting. The terms of office for all elected Directors will run until the next annual meeting of shareholders of the Company and until their successors are elected and qualified, or until his or her earlier death, retirement, resignation or removal from office. There are currently ten directors serving on the Board of Directors.

        In accordance with the Company's Corporate Governance Guidelines, each director has submitted a contingent, irrevocable resignation that the Board of Directors may accept if the director fails to be elected in an uncontested election. In that situation, the Nominating and Corporate Governance Committee (or another committee of the Board of Directors comprised solely of at least three non-management directors) would make a recommendation to the Board of Directors about whether to accept or reject the resignation. The Board of Directors will act on this recommendation within 90 days from the date of the Annual Meeting and the Company will disclose its decision publicly promptly thereafter.

        If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual nominated by the Board of Directors, or the Board of Directors will reduce the number of directors in order to eliminate the vacancy.

        The Nominating and Corporate Governance Committee of the Board of Directors seeks director nominees with established records of accomplishment in areas relevant to the Company's business and objectives and who possess the characteristics identified in our Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including the nominee's integrity, independence, commitment, availability and contributions to the diversity of the Board.

        All of our directors hold, or have held, senior leadership positions in large, complex organizations, educational institutions and/or charitable and not-for-profit organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities. Their roles in these organizations also permit them to offer senior management a diverse range of perspectives about the issues facing a complex financial services company like the Company.

        The Committee believes that the Company's directors possess the qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board set forth in the Company's Corporate Governance Guidelines described on page 23 and that they have demonstrated the ability to effectively oversee Company's corporate, investment and line of business operations. Biographical information for the Company's directors is set forth below, including the principal occupation and other public company directorships (if any) held by each director in the past five years and a description of the specific experience and expertise that qualifies each director to serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
ALL NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Directorships

ROBERT B. ALLARDICE, III
(Director since 2008)
        Mr. Allardice, 63, is a retired regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America. He began his financial services career at Morgan Stanley & Co., Inc., where he spent nearly 20 years in positions of increasing responsibility. He founded the company's Merger Arbitrage Department and later became chief operating officer of the Equity Department. He was also a founding member of Morgan Stanley's Finance Committee. Following Morgan Stanley, he was a consultant to Smith Barney, and later with Deutsche Bank Americas Holding Corporation, where he held the position of regional chief executive officer, North and South America, and of advisory director, among other posts.

Mr. Allardice has over thirty years of experience in the financial services industry, including at the chief executive officer level. As a senior leader at multiple complex financial institutions, Mr. Allardice demonstrated skills in key management disciplines that are relevant to the oversight of the Company's business, including strategic planning, risk management, finance and financial reporting. Mr. Allardice's experience interfacing with regulators and establishing governance frameworks acquired through his years of service in the industry is relevant to the oversight of the Company's highly regulated businesses. Further, his experience leading capital markets-based businesses is relevant to the oversight of the Company's HIMCO and corporate finance activities.

TREVOR FETTER
(Director since 2007)
        Mr. Fetter, 50, was named President of Tenet Healthcare Corporation effective November 2002 and was appointed its Chief Executive Officer in September 2003. From March 2000 to November 2002, Mr. Fetter served as Chairman and Chief Executive Officer of Broadlane, Inc., a provider of technology solutions for the healthcare industry. From 1995 to 2000, Mr. Fetter served as the Chief Financial Officer of Tenet Healthcare Corporation. Mr. Fetter also is a member of the Board of Directors of Tenet Healthcare Corporation.
As the chief executive officer of a publicly-traded healthcare company, Mr. Fetter has demonstrated his ability to lead the management and operations of a complex, highly regulated organization. Mr. Fetter's leadership experience has equipped him with skills in key management disciplines that are relevant to the oversight of the Company's business, including strategic planning, operational and risk management, regulatory affairs, leadership development and corporate governance. As a chief financial officer of a publicly-traded company, Mr. Fetter also gained experience in corporate finance, financial reporting and the capital markets, all of which are relevant to the oversight of the Company's operations and corporate finance activities.

PAUL G. KIRK, JR.
(Director from 1995 to September 2009; March 2010)
        Mr. Kirk, 72, served as a United States Senator from September 2009 until February 2010, filling the vacancy created by the death of Senator Edward M. Kennedy. Mr. Kirk currently serves as Chairman and President and a director of Kirk & Associates, Inc., a business advisory and consulting firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985 and as Chairman from 1985 until his resignation from that position in 1989. He retired from the law firm of Sullivan & Worcester in 2000, having become a partner of the firm in 1977, and Of Counsel to the firm in 1990. Mr. Kirk serves as a member of the Board of Directors of Rayonier, Inc. and served as a member of the Board of Directors of Cedar Shopping Centers, Inc. from 2005 to 2009.

Mr. Kirk has broad-based experience as a senior business leader, legal advisor and public servant. His experiences have provided him with skills that are relevant to the Company's operations, including strategic planning, legal and regulatory analysis, corporate governance and risk management. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

LIAM E. MCGEE
(Director since 2009)
        Mr. McGee, 55, is the Chairman and Chief Executive Officer of the Company, positions he has held since October 1, 2009. On December 17, 2009, he was also appointed President of the Company. Prior to joining the Company, Mr. McGee worked for Bank of America Corporation, which he joined in 1990. At Bank of America Corporation, Mr. McGee most recently served as President, Bank of America Consumer and Small Business Bank, a position he held from August 2004 until his departure in September 2009. In that role, he operated the nation's largest retail bank, serving more than 50 million consumer households and small businesses through a distribution network that included over 6,100 branches and the nation's largest online and mobile bank. From August 2001 to August 2004, he served as President, Global Consumer Banking; from August 2000 to August 2001, he served as President, Bank of America California; and from August 1998 to August 2000, he served as President, Southern California Region.

As the chief executive officer of the Company, Mr. McGee provides unique insights into the Company's businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges. Mr. McGee's experiences as a senior leader in the financial services industry provide him with skills in key management disciplines that are relevant to the oversight of the Company's business, including strategic planning, operational and risk management, finance and leadership development. In addition, his experience serving consumers and small businesses and managing large-scale distribution networks are of particular relevance to the Company's operations.

GAIL J. MCGOVERN
(Director since 2003)
        Ms. McGovern, 58, is President and Chief Executive Officer of The American Red Cross, a position she has held since June 2008. From June 2002 to May 2008, she was a Professor of Marketing at Harvard Business School. Previously, Ms. McGovern served as President of Fidelity Personal Investments from January 2001 to May 2002, and as President of Distribution and Services of Fidelity Personal Investments from September 1998 to January 2001. Ms. McGovern also is a member of the Board of Directors of DTE Energy Company and served as a member of the Board of Directors of Digitas Inc. from 2004 to 2007.

Ms. McGovern has broad-based experience as a senior leader in business, academia and most recently as the Chief Executive Officer of The American Red Cross, where she is responsible for developing and implementing the strategic direction of the organization. Through her years of service as a senior leader of these organizations, she has gained experience in several areas that are relevant to the Company's operations, including strategic planning, marketing, distribution channels, finance, leadership development and corporate governance. Ms. McGovern has also demonstrated an ability to oversee complex business operations through her service on the Board of Directors of several publicly-traded companies.

MICHAEL G. MORRIS
(Director since 2004)
        Mr. Morris, 63, is Chairman, President and Chief Executive Officer of American Electric Power Company, Inc., having held the positions of President and Chief Executive Officer since January 2004 and the position of Chairman since February 2004. He previously was Chairman, President and Chief Executive Officer of Northeast Utilities from August 1997 to December 2003. Mr. Morris is a member of the Boards of Directors of American Electric Power Company, Inc., Alcoa, Inc. and Nuclear Electric Insurance Ltd. Mr. Morris also served as a director of Cincinnati Bell from 2003 to 2008.

Mr. Morris has extensive operational and management experience acquired through his service as the chief executive officer of multiple publicly-traded companies in the highly regulated energy industry. As a senior leader responsible for the management of complex business operations, Mr. Morris has experience in areas that are relevant to the oversight of the Company's business, including strategic planning, risk management, regulatory affairs, leadership development and corporate governance. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

THOMAS A. RENYI
(Director since March 2010)
        Mr. Renyi, 64, served as Executive Chairman of The Bank of New York Mellon Corporation, New York, New York from July 2007 until he retired in August 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York, from February 1998 to July 2007. His career at The Bank of New York Mellon and its predecessor company spanned almost four decades and included key leadership roles in securities servicing, credit policy, capital markets, and domestic and international banking. He also headed the transition team responsible for integrating Irving Trust Company into Bank of New York. Mr. Renyi is a member of the Board of Directors of RiskMetrics Group, Inc. and Public Service Energy Group.

Mr. Renyi has nearly forty years of experience in the financial services industry, including nearly ten years of experience at the chairman and chief executive officer level. Mr. Renyi has acquired skills in areas that are relevant to the oversight of the Company's operations through his years of service as a senior leader, including strategic planning, capital markets, operational and risk management, corporate governance and leadership development. Through his service on the Board of Directors of several publicly-traded companies, he has acquired experience in overseeing complex operations.

CHARLES B. STRAUSS
(Director since 2001)
        Mr. Strauss, 67, served as President and Chief Executive Officer of Unilever United States, Inc., a primary business group of Unilever, the international food and home and personal care organization, from May 2000 until his retirement in December 2004. While at Unilever, he also held the positions of Group President, Unilever Home and Personal Care—North America since September 1999 and Chairman of the North America Committee, which coordinates Unilever's North American activities. Mr. Strauss is a member of the Board of Directors of Aegis Group plc. Mr. Strauss also served on the Board of Directors of Unilever plc and Unilever N.V. from 2000 to 2004 and The Hershey Company from 2007 to 2009.

Mr. Strauss has extensive experience guiding large, complex organizations acquired through nearly two decades of service as an executive in the consumer products industry, including at the chief executive officer level. As the leader of a large, publicly-traded company with global operations, Mr. Strauss demonstrated skills in areas that are relevant to the oversight of the Company, including strategic planning, complex distribution channels, risk management, leadership development and corporate governance. Mr. Strauss also has experience in corporate finance and financial reporting. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

H. PATRICK SWYGERT
(Director since 1996)
        Mr. Swygert, 67, is President Emeritus and professor of law at Howard University and is a Distinguished Lecturer of the Institute for Strategic Studies of the National Defense University. He previously served as President of Howard University, Washington, D.C., a position he held from August 1995 until his retirement in June 2008. He was President of the University at Albany, State University of New York, from 1990 to 1995. Mr. Swygert is a member of the Board of Directors of United Technologies Corporation, the External Advisory Board of the Central Intelligence Agency, the Commission on Presidential Debates, the Advisory Council for the Smithsonian Institution's National Museum of African American History and Culture and the Advisory Team for Cheyney University. He also served as a member of the Board of Directors of Fannie Mae from 2000 through 2008.

The Board of Directors considered Mr. Swygert's service on the board and risk committee of Fannie Mae and the stresses experienced at that institution that ultimately led to the federal government placing Fannie Mae into conservatorship. In recommending Mr. Swygert's nomination, the Board concluded that he brings significant and valuable leadership experience to the Board demonstrated in nearly two decades of service as the president of two major universities. Mr. Swygert led the academic and financial revitalization of both Howard University and the University of Albany, gaining experience in strategic planning, risk management and governance. He has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations. Further, Mr. Swygert's leadership roles at educational, governmental and cultural organizations provide him with a unique perspective on civic and cultural issues.

 ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        In accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2010. Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.

        Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        See "Audit Committee Charter and Report Concerning Financial Matters" in this Proxy Statement for further information regarding the Company's independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR OF THE COMPANY.

 ITEM 3

PROPOSAL TO APPROVE THE HARTFORD 2010 INCENTIVE STOCK PLAN

        The Compensation and Personnel Committee of the Board of Directors (the "Compensation Committee") has approved (subject to shareholder approval) The Hartford 2010 Incentive Stock Plan (the "2010 Stock Plan"). The 2010 Stock Plan provides for the issuance of a maximum of 18,000,000 shares of Common Stock in connection with the grant of options and other stock-based or stock-denominated awards (approximately 4.1% of the outstanding shares of the Company as of March 31, 2010). The 2010 Stock Plan will not become effective until it is approved by the Company's shareholders. A detailed summary of the 2010 Stock Plan (the "Plan Summary") is attached to this Proxy Statement as Appendix A and a copy of the actual 2010 Stock Plan can be accessed at http://bnymellon.mobular.net/bnymellon/higplan. Each of the Plan Summary and the copy of the actual 2010 Stock Plan is incorporated herein by reference and made a part hereof.

        The 2010 Stock Plan is intended to supersede and replace The Hartford 2005 Incentive Stock Plan (the "2005 Stock Plan"). As of March 31, 2010, there were 4,060,512 shares available for issuance under the 2005 Stock Plan. Accordingly, the 2010 Stock Plan provides for the issuance of 13,939,488 more shares than were available under the 2005 Stock Plan as of March 31, 2010. A table providing information as of December 31, 2009 regarding the securities authorized for issuance under the Company's equity compensation plans is included on page A-8 of the Plan Summary. To the extent that any award under the 2005 Stock Plan, or under The Hartford Incentive Stock Plan that was approved by shareholders in 2000, is forfeited, terminated, surrendered, exchanged, expires unexercised or is settled in cash in lieu of stock (including to effect tax withholding) or for the net issuance of a lesser number of shares than the number subject to the award, the shares subject to such award (or the relevant portion thereof) shall be available for awards under the 2010 Stock Plan and such shares shall be added to the total number of shares available under the 2010 Stock Plan.

        In accordance with the listing standards of the NYSE, the Board has recommended that the Company's shareholders approve the 2010 Stock Plan so that the Company may use the shares authorized under the 2010 Stock Plan to assist the Company in achieving its goals of increasing profitability, increasing shareholder value, and encouraging employees of the Company to become shareholders, while also receiving a federal income tax deduction for certain compensation paid under the 2010 Stock Plan under Section 162(m) of the Internal Revenue Code, as amended, (the "Code") and qualifying certain options for special tax treatment under Section 422 of the Code. If approved by the shareholders, the 2010 Stock Plan will become effective on May 19, 2010.

        The following are some key highlights of the 2010 Stock Plan:

  •
  The Compensation Committee, or its delegate(s), will administer the 2010 Stock Plan.

  •
  The 2010 Stock Plan provides for the grant of incentive stock options (intended to qualify under Section 422 of the Code) and non-qualified stock options, stock appreciation rights ("Rights"), restricted stock ("Restricted Stock"), restricted stock units ("Restricted Units") and performance shares ("Performance Shares"), or other types of stock-based awards, or any combination of the foregoing, as the Compensation Committee may determine.

  •
  Subject to shareholder approval, the 2010 Stock Plan will become effective on May 19, 2010 and will have a ten-year term, subject to earlier termination by the Board of Directors.

  •
  All employees of the Company, its subsidiaries and affiliates whose responsibilities and decisions, in the judgment of the Compensation Committee, directly affect the performance of the Company and its subsidiaries ("key employees") shall be eligible for award grants under the 2010 Stock Plan. The Company currently estimates that the number of key employees of the Company is approximately 2,800. In addition, non-employee directors of the Company and third party service providers shall be eligible for award grants under the 2010 Stock Plan.

  •
  Awards may be granted by the Compensation Committee in its discretion and, therefore, future benefits to be allocated to any individual or group of individuals under the 2010 Stock Plan are not presently determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE HARTFORD 2010 INCENTIVE STOCK PLAN.

 ITEM 4

PROPOSAL TO APPROVE MATERIAL TERMS OF EXECUTIVE BONUS PROGRAM

        The Company has an annual executive bonus program (the "Bonus Program") that is intended to provide the Chief Executive Officer and the next three most highly compensated executive officers (other than the Chief Financial Officer) in the applicable year (the "Covered Officers") with incentive compensation based upon the achievement of pre-established performance goals and individual performance in a manner that qualifies for the exception for "performance-based compensation" from the limit on tax deductibility of compensation, as described below. The Bonus Program is intended to provide an incentive for profitable growth and to motivate the Covered Officers toward higher achievement and operating results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives and key managers.

        United States tax laws generally do not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer), unless such payments are "performance-based" as defined in the tax laws. Where the performance criteria provide the Company a choice among different measures, one of the requirements for compensation to be performance-based under those laws is that the Company must obtain shareholder approval every five years of the material terms of the performance goals for such compensation. In accordance with Internal Revenue Service rules under Section 162(m) of the Internal Revenue Code, the material terms of the Bonus Program described below, which shareholders are being asked to approve, constitute the framework within which the Compensation and Personnel Committee would establish the actual performance goals.

        At the 2005 Annual Meeting of Shareholders, the shareholders approved certain designated material terms related to the Bonus Program so that the Bonus Program would comply with the requirements of Section 162(m) for five years. If the shareholders approve the material terms described below, the Bonus Program will be eligible to meet the Section 162(m) requirements for the years 2010 through 2014, subject to limitations that apply to the Company for periods during which the Company had outstanding financial obligations under the TARP, as described below.

        To enable the Company to continue to receive tax deductions for compensation awarded under the Bonus Program, the Board is requesting shareholder approval of the following material terms of the Bonus Program:

        1.    Class of Eligible Executives.    The Company's Chief Executive Officer and the next three most highly compensated executive officers, other than the Chief Financial Officer, of the Company and its subsidiaries for any given year.

        2.    Performance Criteria.    Awards of bonuses pursuant to the Bonus Program must be stated for the Covered Officers in terms of an objective formula or standard as required by Section 162(m), which may be based on any one or more of the following factors (collectively, the "Performance Factors"): (i) earnings per share, (ii) return on equity, (iii) cash flow, (iv) return on total capital, (v) return on assets, (vi) economic value added, (vii) increase in surplus, (viii) reductions in operating expenses, (ix) increases in operating margins, (x) earnings before income taxes and depreciation, (xi) total shareholder return, (xii) return on invested capital, (xiii) cost reductions and savings, (xiv) earnings before interest, taxes, depreciation and amortization, (xv) pre-tax operating income, (xvi) net income, (xvii) after-tax operating income, (xviii) core earnings or core earnings per share, or (xix) productivity improvements, including such adjustments thereto as the Compensation and Personnel Committee deems appropriate. The objective formula or standard shall be:

  •
  determined solely by reference to any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), or

  •
  based on any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), as compared with the Performance Factors of other companies or entities, or

  •
  based on an executive's attainment of personal objectives with respect to any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), or with respect to any one or more of the following: (i) growth and profitability, (ii) customer satisfaction, (iii) leadership effectiveness, (iv) business development, (vi) negotiating transactions and sales or (vii) developing long-term business goals.

        3.    Maximum Payable to Any Executive for Any One Year.    The maximum bonus that may be paid to any of the Covered Officers for any given year is the lesser of (a) 300% of such executive's annual bonus target in effect at the beginning of such year, as approved by the Compensation and Personnel Committee, or (b) $5,000,000.

        4.    Amendment.    At the discretion of the Compensation and Personnel Committee, amendments can be made to the Bonus Program that can increase its cost to the Company and can alter the allocation of benefits among participating executive officers.

        5.    Estimate of Benefits.    Because the grant of awards under the Bonus Program will be in the discretion of the Compensation and Personnel Committee, it is not possible to determine awards that will be made under the Bonus Program.

        6.    Information Regarding Plans and Other Arrangements Not Subject to Security Holder Action.    Please see the table on page A-8 of the Plan Summary.

        7.    Effect of TARP.    The Company understands that the U.S. Treasury Department takes the view that annual compensation amounts for the Covered Officers in excess of $500,000 may not be deducted for federal income tax purposes for periods during which the Company had outstanding financial obligations under the TARP.

        8.    Committee Discretion.    The Compensation and Personnel Committee generally takes reasonable measures to avoid the loss of a Company tax deduction due to Section 162(m). However, amendments can be made to the Bonus Program that can increase its cost to the Company and can alter the allocation of benefits among participating executive officers. In addition, the Compensation and Personnel Committee may in certain circumstances approve bonus or other payments outside of the Bonus Program that do not meet the material terms of the Bonus Program described above and that may not be deductible.

        In summary, if the shareholders approve this proposal, the material terms of the Bonus Program and the performance goals thereunder, as described above, will constitute the framework within which the Compensation and Personnel Committee will set specific performance goals for Bonus Program awards between the dates of the 2010 and 2015 Annual Meetings, and will therefore preserve the Company's ability to obtain tax deductions for such compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF MATERIAL TERMS OF EXECUTIVE OFFICER PERFORMANCE GOALS FOR ANNUAL INCENTIVE AWARDS.

 ITEM 5

SHAREHOLDER PROPOSAL—REIMBURSEMENT OF PROXY EXPENSES

        The American Federation of State, County and Municipal Employees Pension Plan ("AFSCME"), which has indicated that it beneficially owned 2,155 shares of voting common stock of the Company, has requested that a proposal to amend the Company's By-laws to provide for the reimbursement of certain proxy expenses incurred in connection with a stockholder proposed director nomination be presented for stockholder vote at the Annual Meeting. The proposal, along with AFSCME's supporting statement, is included verbatim below. AFSCME's request was submitted by Charles Jurgonis, Plan Secretary of AFSCME, 1625 L Street, N.W., Washington, D.C. 20036.

The Board recommends a vote "AGAINST" the AFSCME proposal.

        Approval of AFSCME's proposal requires the affirmative vote of the holders of at least a majority of the voting power of all of the Company's outstanding shares.

*******************************************************
[The following is the verbatim proposal as received from AFSCME]

The AFSCME Proposal and Supporting Statement

        RESOLVED, that pursuant to section 109 of the Delaware General Corporation Law and Article 11 of the bylaws of The Hartford Financial Services Group, Inc., stockholders hereby amend the By-laws to add the following Section 2.11 to Article 2:

        "The board of directors shall, consistent with its fiduciary duties, cause the corporation to reimburse a stockholder or group of stockholders (together, the "Nominator") for reasonable expenses ("Expenses") incurred in connection with nominating one or more candidates in a contested election of directors to the corporation's board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) the election of fewer than 50% of the directors to be elected is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the corporation's board of directors, (c) stockholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw's adoption. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election."

SUPPORTING STATEMENT

        In our opinion, the power of stockholders to elect directors is the most important mechanism for ensuring that corporations are managed in stockholders' interests. Some corporate law scholars posit that this power is supposed to act as a safety valve that justifies giving the board substantial discretion to manage the corporation's business and affairs.

        The safety valve is ineffective, however, unless there is a meaningful threat of director replacement. We do not believe such a threat currently exists at most U.S. public companies. Harvard Law School professor Lucian Bebchuk has estimated that there were only about 80 contested elections at U.S. public companies from 1996 through 2002 that did not seek to change control of the corporation.

        The unavailability of reimbursement for director election campaign expenses for so-called "short slates"—slates of director candidates that would not comprise a majority of the board, if elected—contributes to the scarcity of such contests. (Because the board approves payment of such expenses, as a practical matter they are reimbursed only when a majority of directors have been elected in a contest.) The proposed bylaw would provide reimbursement for reasonable expenses incurred in successful short slate efforts—but not contests aimed at changing control by ousting a majority or more of the board—with success defined as the election of at least one member of the short slate.

        The bylaw would also cap reimbursable expenses at the amount expended by the company on the contested election. We believe that the amount spent by a dissident stockholder or group will rarely exceed the amount spent by the company, but the cap ensures that the availability of reimbursement does not create an incentive for wasteful spending.

        We urge stockholders to vote for this proposal.

[This ends the verbatim proposal as received from AFSCME]
*******************************************************

The Board of Directors' Statement in Opposition

        The Board and its Nominating and Corporate Governance Committee have considered the AFSCME proposal and concluded that it should not be adopted in light of the rules proposed by the Securities and Exchange Commission (the "SEC") that, if adopted, will grant shareholders the right to include director nominees in a company's proxy materials under certain circumstances. Further, even absent these proposed rule changes, the Board believes the AFSCME proposal is unnecessary and not in the best interests of the Company's shareholders for the reasons described below. Accordingly, the Board recommends a vote AGAINST this Proposal.

        In June 2009, the SEC proposed changes to the federal proxy rules that would require, under certain circumstances, a company to include shareholder nominees for director in the company's proxy materials. A significant amount of debate ensued among commentators regarding the merits of the proposed "proxy access" rules and alternative proxy access constructs. In December 2009, the SEC reopened the comment period for 30 days to solicit additional input on the proposed rule changes. As of April 2, 2010, the SEC had not yet adopted final proxy access rules. Although there is uncertainty regarding the final form of the SEC's proxy access rules, the SEC staff has stated that it expects to make its final recommendation to the SEC commissioners in 2010. The Board believes that the AFSCME proposal should not be adopted while the SEC is considering changes to the proxy rules regarding director nominations. Given the substantive overlap of the AFSCME proposed by-law and the SEC's proposed proxy access rules, there exists the potential that the by-law will conflict with or be superseded by the final proxy access rules and could need to be repealed or materially amended following adoption of the final rules. In light of the potential for this significant substantive overlap, the Board believes it would not be in the Company's best interests to adopt the AFSCME proposal.

        Even absent the SEC's proposed proxy access rules, the Board believes that the AFSCME proposal is unnecessary and not in the best interests of the Company's shareholders. The Nominating and Corporate Governance Committee, which has the responsibility to identify and nominate qualified director candidates to serve on our Board, has a defined procedure for permitting shareholders to recommend director candidates (see "Selection of Nominees for Election to the Board" beginning on page 23). This process gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Nominating and Corporate Governance Committee. No candidates for election to the Board at the Annual Meeting were proposed by shareholders. Furthermore, with the implementation of the Securities and Exchange Commission rules that allow proxy materials to be furnished over the Internet, shareholders are able to nominate competing directors without the necessity of incurring the high printing and mailing costs previously required in such a contest. The AFSCME proposal would encourage an increase in contested elections, which would result in increased distraction of management from the Company's ordinary business and could result in increased costs to the Company and its shareholders, with no showing that it is needed.

FOR THESE REASONS, THE BOARD OF DIRECTORS STRONGLY URGES
THE COMPANY'S SHAREHOLDERS TO VOTE "AGAINST" THE AFSCME PROPOSAL REGARDING THE REIMBURSEMENT OF PROXY EXPENSES

 GOVERNANCE OF THE COMPANY

        The Corporate Governance Guidelines adopted by the Board of Directors (the "Board") comply with the listing standards of the NYSE. A copy of the Corporate Governance Guidelines can be accessed from the corporate governance page of the Company's investor relations website at http://ir.thehartford.com at www.thehartford.com/higfiles/pdf/corporate-governance-guidelines.pdf. A copy of the Corporate Governance Guidelines will be provided without charge to any shareholder who requests it in writing.

        The Board met nineteen times during 2009 and each of our directors attended at least 75% of the total number of meetings of the Board and the Committees on which he or she served, except for Mr. Kelly who attended 71% of such meetings.

Current Members of the Board of Directors

        The members of the Board on the date of this Proxy Statement, and the Committees of the Board on which they serve, are identified below.

Director	Audit Committee	Compensation and Personnel Committee	Executive Committee	Finance, Investment and Risk Management Committee	Legal and Public Affairs Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	**		*	*	*
Trevor Fetter	*		*	*		*
Edward J. Kelly, III		**	*	*	*
Paul G. Kirk, Jr.		*	*	*	*
Liam E. McGee			**	*
Gail J. McGovern		*	*	*	**
Michael G. Morris	*		*	*		*
Thomas A. Renyi		*	*	*	*
Charles B. Strauss	*		*	**		*
H. Patrick Swygert		*	*	*		**

*
Member.
**
Chair.

Committees of the Board

        The Board of Directors has the following standing committees of the Board: Audit Committee; Compensation and Personnel Committee; Executive Committee; Finance, Investment and Risk Management Committee; Legal and Public Affairs Committee; and Nominating and Corporate Governance Committee.

        Audit Committee.    The functions of the Audit Committee are described on pages 25-26 of this Proxy Statement under the heading "Audit Committee Charter and Report Concerning Financial Matters." The charter of the Audit Committee is available on the Company's website at www.thehartford.com/higfiles/pdf/the-hartford-audit-committee-charter.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Audit Committee meets as frequently as it determines, but at least once every fiscal quarter. The Audit Committee met eleven times during 2009.

        The Board has determined that all of the members of the Audit Committee are "independent" directors within the meaning of the SEC's regulations, the listing standards of the NYSE and the

Company's Corporate Governance Guidelines, and that all are "financially literate" within the meaning of the listing standards of the NYSE. None of the members of the Committee are current officers or employees of the Company or its affiliates, nor do any of them have any relationship to the Company that might interfere with the exercise of their independence from management and the Company. In addition, the Board has determined that Messrs. Allardice, Fetter, Morris and Strauss are qualified as "audit committee financial experts" within the meaning of the SEC's regulations.

        Compensation and Personnel Committee.    The Compensation and Personnel Committee has oversight responsibility with respect to executive compensation and has the direct responsibility to assist the Board in defining an executive total compensation policy, as described in greater detail in the Compensation Discussion and Analysis section, commencing on page 27 of this Proxy Statement. The responsibilities and authority of the Committee are set forth in the charter of the Committee. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCompensationCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing.

        The Board has determined that all of the members of the Compensation and Personnel Committee are independent directors. The Committee meets as frequently as it determines, but at least twice a year. In 2009, the Committee met eleven times. Meeting agendas are generally prepared by the Executive Vice President, Human Resources with input from the Committee chairman and other members of the Committee, as well as the Chief Executive Officer ("CEO"). The Committee chairman approves the final version of meeting agendas prior to distributing to the full Committee. The Committee has sole authority to retain and terminate any consulting firms to be used to assist in the evaluation of executive compensation, including sole authority to approve the consulting firm's fees and other retention terms. Since March 2007, Exequity, LLP has provided consulting services to the Committee. Exequity has provided no services to the Company other than consulting services provided to the Committee. It is the policy of the Committee that its consultant may only provide executive compensation and related services to the Committee and may not provide any other services to the Company. Prior to March 2007, Hewitt Associates LLP provided consulting services to the Committee. In addition, the Committee has the sole authority to obtain such advice and assistance from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities, including sole authority to approve the accounting, legal or other advisor's fees and other retention terms. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Company for the purpose of rendering or issuing an audit report on the Company's annual financial statements, or in the case of outside counsel or other advisor, otherwise engaged by the Company for any other purpose. The Committee has the ability to delegate, and has delegated to the Executive Vice President, Human Resources, or her designee, responsibility for the day-to-day operations of the Company's compensation plans and programs, but in all events retains responsibility for compensation actions and decisions with respect to senior executives.

        Executive Committee.    The Executive Committee considers and monitors the strategic focus of the Company. The Committee also manages the process of CEO succession. In 2009, the Executive Committee met three times.

        Finance, Investment and Risk Management Committee.    Established in May 2009, the Finance, Investment and Risk Management Committee (the "FIRMCo") oversees the investment activities, financial management, and risk management of the Company and its subsidiaries. Additionally, the FIRMCo provides a forum for discussion among management and the Board on key financial, investment, and risk management matters of the Company. The charter of the FIRMCo is available on the Company's website at: www.thehartford.com/higfiles/pdf/Finance-Investment-Risk-Charter.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The

FIRMCo consists of all ten members of the Board, is chaired by an independent director and meets as frequently as it determines, but at least four times per year. In 2009, the FIRMCo met five times.

        Legal and Public Affairs Committee.    The Legal and Public Affairs Committee reviews and considers major claims and litigation, and legal, regulatory, intellectual property and related governmental policy matters affecting the Company and its subsidiaries. The Committee reviews and approves management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters. It also reviews and defines the Company's social responsibilities, including issues of significance to the Company, its shareholders and employees. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordLegalCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Committee meets as frequently as it determines, but at least two times per year. In 2009, the Committee met three times. The Board has determined that all of the members of the Committee are independent directors.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee makes recommendations as to the organization, size and composition of the Board and the Committees thereof, identifies individuals qualified to become members of the Board, proposes nominees for election to the Board and the Committees thereof, and considers the qualifications, compensation and retirement of directors. The Committee also develops and makes recommendations to the Board regarding the Company's corporate governance guidelines. The Committee will consider nominations of persons for election as directors that are submitted by shareholders in writing in accordance with certain requirements set forth in the Company's By-laws. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordNominatingCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Committee meets as frequently as it determines, but at least two times per year. The Committee met five times during 2009. The Board has determined that all of the members of the Committee are independent directors.

Director Independence

        Pursuant to the Company's Corporate Governance Guidelines, the Board undertook its annual review of director independence in March 2010. During this review, the Board considered any transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined any transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that the following members of the Board are independent of the Company and its management in accordance with the requirements of the listing standards of the NYSE and the standards set forth in the Corporate Governance Guidelines: Robert B. Allardice, III; Trevor Fetter; Edward J. Kelly, III; Paul G. Kirk, Jr.; Gail J. McGovern; Michael G. Morris; Thomas A. Renyi; Charles B. Strauss; and H. Patrick Swygert. The Company's director independence standards are contained in the Company's Corporate Governance Guidelines, which are available on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordGovGuidelines.pdf and in print to any shareholder who requests them.

Board Leadership Structure and Role in Risk Oversight

        Board Leadership Structure.    The roles of Chief Executive Officer and Chairman of the Board are held by Liam E. McGee. The Company has historically vested both roles in one individual, with Mr. Ramani Ayer serving in both roles from 1997 until Mr. McGee's appointment in October 2009. In connection with Mr. McGee's appointment, the Board concluded that continuing to combine these roles provides the optimal leadership structure to execute the Company's business strategy and maximize shareholder value. The Chief Executive Officer maintains primary management responsibility for the Company's day-to-day business operations and, as chairman, is in the best position to ensure that key business issues and interests of the Company's stakeholders (stockholders, employees, communities, customers and creditors) are communicated to the Board. The Board also concluded that Mr. McGee's experience and qualifications would enable him to fulfill the responsibilities of both roles and effectively lead the Company with a unified vision.

        The Board has had a presiding director since 2003 (currently, Mr. Michael Morris). At the time of Mr. McGee's appointment, the Board clarified that the presiding director has the following responsibilities when the roles of chairman and chief executive officer are combined:

  •
  serve as a liaison between the Chairman and the non-management directors;

  •
  approve information sent to the Board;

  •
  approve meeting agendas for the Board;

  •
  approve meeting schedules to help ensure that there is sufficient time for discussion of all agenda items;

  •
  maintain the authority to call meetings of the independent non-management directors; and

  •
  if requested by shareholders, ensure that s/he is available, when appropriate, for consultation and direct communication.

        The Board also determined that the non-management directors of the Board would meet in executive session at each regularly scheduled in-person meeting of the Board. Apart from Mr. McGee, our directors are all independent under applicable law, listing standards and the Company's independence standards. In 2009, the non-management directors met six times in executive session.

        The Board believes that this corporate governance structure ensures that independent directors can perform their role as independent fiduciaries in the Board's oversight of management and the Company's business.

        Board's Role in Risk Oversight.    The Board as a whole has ultimate responsibility for risk oversight. It exercises its oversight function through its FIRMCo, Audit, Compensation and Personnel and Executive committees. The Board establishes guidelines for overseeing the specific risks assigned to each of these committees.

        The FIRMCo, which consists of all ten members of the Board and is chaired by an independent director, oversees and assesses general risk management activities, as well as the investment activities and financial management of the Company and its subsidiaries. Specifically, the FIRMCo is responsible for overseeing both the policies and related operational risks related to (i) market risk, including credit, interest rate, equity market, and foreign exchange risks arising from the Company's operations and investment activities; (ii) liquidity and capital requirements of the Company; (iii) catastrophe risk, including terrorism and natural catastrophe; and (iv) any other financial risk that poses a material threat to the strategic viability of the Company. The FIRMCo also approves the design and implementation of the Company's overall risk management framework and has the authority to approve or modify enterprise policies governing management activities related to the Company's major risk exposures. The Audit Committee has primary responsibility for overseeing risks arising from specific operational activities to the extent not overseen by the FIRMCo. The Audit Committee also assists in the risk oversight role by assessing the effectiveness of steps management has taken to identify, assess and manage the Company's major risk exposures, including risk policies and practices for financial and operational risks. The Compensation and Personnel Committee evaluates, in consultation with the

Company's senior risk officers, the employee compensation arrangements and programs to ensure such programs and arrangements do not encourage excessive risk taking. As the body responsible for appointing the Company's most senior executives, the Compensation and Personnel Committee has primary responsibility for overseeing risks associated with senior management succession planning, a function in which it coordinates with the Executive Committee in the case of chief executive officer succession planning.

        In 2009, the Company established the Enterprise Risk and Capital Committee (the "ERCC"), a committee that includes the Company's Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Enterprise Chief Risk Officer, the Presidents and Chief Operating Officers of the Life and Property and Casualty companies and the General Counsel. The ERCC is responsible for managing the Company's significant risks and overseeing the enterprise risk management program and reports to the Board primarily through the FIRMCo and also through interactions with the Audit Committee.

Selection of Nominees for Election to the Board

        The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating and Corporate Governance Committee, has retained an outside search firm to identify prospective Board nominees.

        The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including: the relevance of the prospective nominee's experience to the business and objectives of the Company; the current composition of the Board; the prospective nominee's independence from conflicts of interest and from actual or potential economic relationships with the Company; the Board's need for financial and accounting expertise; the prospective nominee's personal and professional ethics, integrity and values; and the prospective nominee's availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings. In addition, the Nominating and Corporate Governance Committee considers the prospective nominee's potential contribution to the diversity of the Board. The Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to race, gender and the range of perspectives that the directors bring to their work. As part of its consideration of director succession, the Board and the Committee monitors whether the directors as a group meet the Company's criteria for the composition of the Board, including diversity considerations. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company's By-laws. A shareholder who wishes to recommend a prospective nominee for the Board should provide notice to the Company's Corporate Secretary either by personal delivery or by pre-paid United States mail, which sets forth, among other things: the nominating shareholder's name and address and number of shares held; the name and address of the proposed nominee; a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders; a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee; a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process and with respect to the shares of the nominating shareholder or the nominee; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in a contested election; the consent of the nominee to serve as a director of the Company if so elected; and a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials will be forwarded to the Nominating and Corporate Governance Committee. For elections of directors at an annual meeting, these materials must be received by the Company's Corporate Secretary not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

Code of Ethics and Business Conduct

        The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Company's website at: www.thehartford.com/higfiles/pdf/CodeHIG.pdf. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors, which is available on the Company's website at: www.thehartford.com/higfiles/pdf/CodeofEthicsforBOD.pdf. Copies of each of the codes will be provided without charge to any shareholder who requests them in writing.

Board Attendance at Shareholder Meetings

        The Company encourages its directors to attend the Annual Meeting of Shareholders. All of the Company's then current directors attended the Annual Meeting of Shareholders held on May 27, 2009.

Certain Relationships and Related Transactions

        The Board has adopted a Policy for the Review, Approval or Ratification of Transactions with Related Persons. Pursuant to this Policy, the Company's directors and Section 16 executive officers must promptly disclose any actual or potential material conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board for evaluation and appropriate resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to the Company's General Auditor or Director of Compliance for evaluation and appropriate resolution.

Shareholder Communications with the Board

        Anyone interested in communicating directly with the Board's non-management directors, or anyone desiring to raise a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee of the Board, may do so by any of the following means: by telephone at 1-866-737-6812 (in the U.S. and Canada) and 1-866-737-6850 (in all other countries), via the internet at www.ethicspoint.com or through written correspondence sent to The Hartford, c/o EthicsPoint, P.O. Box 230369, Portland, Oregon 97281-0369.

        The above-listed resources are operated by EthicsPoint, an external vendor that employs trained professionals to take calls, in confidence, and to report concerns to the appropriate persons for proper handling.

 AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS

Audit Committee Charter

        The Audit Committee reports to the Board of Directors. Its primary function is to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent registered public accounting firm's qualifications and independence, (iii) the performance of the Company's internal audit function and independent registered public accounting firm, and (iv) the compliance by the Company with legal and regulatory requirements. The Committee operates under a charter which is available on our website at: www.thehartford.com/higfiles/pdf/the-hartford-audit-committee-charter.pdf. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Committee to the Company's independent registered public accounting firm, the internal audit department, and management of the Company. A copy of the charter will be provided without charge to any shareholder who requests it in writing.

Report of the Audit Committee

        The Audit Committee, in its oversight role over (i) the Company's financial accounting and reporting process, (ii) the Company's system of internal controls established by management and (iii) the internal and external audit processes, has met with Company management, the independent registered public accounting firm and the internal auditor of the Company. Discussions about the Company's audited financial statements for the year ended December 31, 2009 and internal control over financial reporting at December 31, 2009 included the independent registered public accounting firm's judgments about both the quality and the acceptability of the Company's accounting principles and underlying estimates used in those financial statements, as well as other matters, as required by auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), SEC Rule 2-07 of Regulation S-X, Statement of Auditing Standards ("SAS") No. 114, "The Auditor's Communication With Those Charged With Governance", and by the Audit Committee charter.

        In conjunction with the specific activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 17, 2010:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2009 with management of the Company.

  (2)
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 114.

  (3)
  The Audit Committee has discussed with the auditor the independent registered public accounting firm's independence from the Company, and the Audit Committee has received from the independent registered public accounting firm, as required by PCAOB Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence":

  (i)
  a written disclosure, indicating all relationships, if any, between the independent registered public accounting firm and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and

  (ii)
  a letter from the independent registered public accounting firm confirming that, in its professional judgment, it is independent of the Company within the meaning of the securities acts administered by the Securities and Exchange Commission.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The Audit Committee:

Robert B. Allardice, III, Chairman
Trevor Fetter
Michael G. Morris
Charles B. Strauss

Fees to Independent registered public accounting firm for Years Ended December 31, 2009 and 2008

        The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for the audit of the Company's annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2009 and 2008.

	Year Ended December 31, 2009	Year Ended December 31, 2008
(1) Audit fees	$16,790,952	$19,193,271
(2) Audit-related fees(a)	2,071,668	1,838,652
(3) Tax fees(b)	124,560	98,475
(4) All other fees(c)	446,277	—

(a)
Principally consisted of internal control reviews, due diligence & related services, agreed-upon procedures reports, and employee benefit plan audits.

(b)
Principally consisted of international tax compliance services and tax examination assistance.

(c)
Principally consisted of Savings & Loan Holding Company regulatory assessment project and benchmarking studies.

        The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2009 and 2008 was compatible with maintaining the Deloitte Entities' independence.

        The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Committee pre-approve specifically described audit and audit-related services, annually. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission and the PCAOB on auditor independence. The independent registered public accounting firm and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the limits approved by the Committee. The Audit Committee's policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis. As provided by the Committee's policies, the Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Committee meetings, up to a maximum of $100,000. The Chairman must report any pre-approvals to the full Committee at its next scheduled meeting.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis summarizes the Company's compensation policies, programs and practices for the following six executives (the "Named Executive Officers"):

  •
  Liam McGee, the Company's Chairman, President and Chief Executive Officer ("CEO"), who began his employment with the Company on October 1, 2009;

  •
  Ramani Ayer, the Company's former Chairman and CEO, who retired on October 31, 2009; and

  •
  Lizabeth Zlatkus, the Company's Executive Vice President and former Chief Financial Officer ("CFO") who held the role of CFO until March 1, 2010 when she assumed the role of Enterprise Chief Risk Officer;

as well as the three other most highly compensated executive officers of the Company:

  •
  John Walters, President and Chief Operating Officer ("COO") of Hartford Life;

  •
  Gregory McGreevey, President of HIMCO and Chief Investment Officer; and

  •
  Alan Kreczko, Executive Vice President and General Counsel.

The discussion that follows refers to other groups of Company employees:

  •
  Tier 1 Executives: the CEO and his direct reports;

  •
  Tier 2 Executives: certain senior executives who are direct reports of the Tier 1 executives; and

  •
  Senior Executives: the Tier 1 and Tier 2 Executives.

        On June 26, 2009, the Company became a participant in the Troubled Asset Relief Program ("TARP"), and therefore became subject to the restrictions on compensation under the TARP (the "TARP Restrictions"). In 2009, the compensation of Messrs. McGee, Walters and Ayer and of Ms. Zlatkus was subject to the TARP Restrictions. These employees are referred to as the "TARP Executives." Messrs. McGreevey and Kreczko did not become subject to the TARP Restrictions until January 1, 2010. While the Company repurchased all of the preferred stock securities issued to the U.S. Treasury Department under the TARP on March 31, 2010 and believes that the TARP Restrictions will not apply to compensation for services provided after that date, the TARP Restrictions had a significant effect on 2009 compensation as described in more detail below. It is anticipated that the compensation opportunities for all of the Named Executive Officers that are subject to the TARP Restrictions will be modified subsequent to the lapsing of such restrictions. All compensation actions for the Company's Senior Executives are authorized by the Compensation and Personnel Committee of the Company's Board of Directors (the "Compensation Committee"). The programs and policies described in this report generally apply to all Senior Executives, unless otherwise indicated.

Executive Summary of 2009 Compensation Actions

        In 2009, financial markets and the global economy continued to experience extreme volatility and substantial disruption. This extraordinary economic environment led a number of financial institutions, including the Company, to seek federal governmental assistance. Both the macroeconomic environment and the TARP Restrictions had a significant impact on the Compensation Committee's decisions regarding 2009 compensation for the Company's Senior Executives, including the Named Executive Officers. This section is intended to highlight certain key compensation decisions made by the Compensation Committee in 2009. This section should not be relied upon as a substitute for the more detailed description of 2009 compensation decisions which begins on page 38 under the heading "2009 Compensation Actions for the Company's Named Executive Officers."

        In February 2009, the Compensation Committee determined that no compensation increases for the Company's Senior Executives were warranted in light of market conditions, 2008 financial performance and the Company's expense reduction efforts. Further, the Compensation Committee reduced long-term incentive compensation grants to 90% of target value for each Senior Executive. For Mr. Ayer, the Company's then-current Chairman and CEO, the Compensation Committee granted long-term incentive compensation at only 70% of his target value. The Compensation Committee later determined that the total target compensation opportunity for Mr. McGreevey and Mr. Kreczko should be increased to bring these executives more in line with median market levels for executives occupying similar positions at peer companies and to incentivize performance in areas of immediate and critical importance to the Company. These decisions were made in March 2009 for Mr. McGreevey and July 2009 for Mr. Kreczko. The Compensation Committee also granted restricted stock unit awards valued at $1,000,000 and $750,000 to Messrs. McGreevey and Kreczko, respectively, in July 2009 to recognize these executives' contribution to the enterprise and to encourage retention. These awards vested on December 31, 2009 and will be settled in cash on the second anniversary of the grant date.

        On June 26, 2009, the Company became subject to the TARP Restrictions. None of the Company's employees subject to the TARP Restrictions could accrue bonuses or certain other forms of incentive compensation while the Company was subject to these restrictions. Accordingly, the Company designed the compensation arrangements for the TARP Executives (as well as other affected employees) so as to comply with the TARP Restrictions and, to the extent permissible under such restrictions, with the objectives of the Company's executive compensation program (as described below). As authorized by the Compensation Committee, the Company adopted The Hartford Deferred Stock Unit Plan to provide stock-based awards that are permissible under the TARP Restrictions: "TARP Deferred Units" (fully vested units based on the Company's stock, accrued by employees each pay period, the payment of which is deferred) and "TARP Restricted Units" (restricted stock units with a three-year vesting period that are only payable if the Company repays TARP financial assistance). These compensation components are described in more detail beginning on page 37 under "Overview of TARP-Compliant Compensation Components." The TARP Restrictions significantly influenced the amount and form of 2009 compensation of Messrs. McGee and Walters and Ms. Zlatkus as described beginning on page 41 under "Target Total Compensation Opportunity during the TARP Period."

        In February 2010, the Compensation Committee undertook an assessment of the Company's financial performance, as well as an assessment of individual performance, in determining annual incentive awards for the Named Executive Officers for 2009. These awards were based 70% on the Company's financial performance and 30% on individual performance against pre-established leadership objectives. The 70% financial payout factor was based 50% on 2009 performance against pre-established financial targets and 50% on a qualitative assessment of 2009 performance in relation to key objectives of the Company. The portion of the financial payout factor based on qualitative assessment was increased as compared to 2008, to take into account performance against mission critical objectives that may not otherwise be reflected in the Company's 2009 financial results. Further, in light of the extraordinary economic environment, the Compensation Committee determined that setting the financial payout factor based solely on pre-established financial performance measures could result in annual incentive payouts to Senior Executives that would not be commensurate with Company performance.

        The Compensation Committee found that the Company's full year 2009 financial performance was generally at or above the pre-established levels of performance, using measures of performance such as adjusted core earnings, adjusted core earnings return on equity, sales and deposits, written premium and several HIMCO measures predominantly related to investment return, loss mitigation and risk management. In its qualitative review of Company performance, the Compensation Committee determined that the Company had met or exceeded performance goals in areas of risk management, capital and expense management and several non-financial strategic and operational objectives. While recognizing progress in these areas of critical importance to the Company, the Compensation Committee also determined that the Company's 2009 net loss and outstanding TARP financial obligations were significant factors to be taken into account in the qualitative assessment of 2009 financial performance. As a result of the qualitative review, the financial payout factors for Senior Executives in the Property and Casualty, Life, Corporate and HIMCO operations were lower than they would have otherwise been had the Compensation Committee relied solely on performance against pre-established financial targets. Finally, the Compensation Committee undertook its evaluation of individual performance against pre-established leadership objectives for each Named Executive Officer. Based on its assessment of Company financial performance and individual performance, the Compensation Committee approved 2009 annual incentive awards to the Named Executive Officers (other than Mr. McGee, who was not eligible for a 2009 annual incentive award). The awards ranged between 112% and 141% of the executives' annual incentive target opportunities (prior to reductions under the TARP Restrictions). The awards to Ms. Zlatkus and to Messrs. Ayer and Walters were reduced to reflect TARP Restrictions which limited the accrual of the 2009 bonus to the portion of the year prior to the date the Company became a participant in the TARP.

        In addition, at the February 2010 meeting, the Compensation Committee certified the Company's financial performance against the pre-established performance objectives for performance share awards granted to Senior Executives in 2007. Based on the Company's actual peer-relative financial performance for the fiscal years 2007 through 2009, performance share awards payable to Corporate Senior Executives paid out at 17% of target value, resulting in payouts of 3,652 and 322 shares for Messrs. Ayer and Kreczko, respectively. For performance share awards granted to Senior Executives in the Company's Life operations, including Mr. Walters and Ms. Zlatkus (who served as a Senior Executive in the Life operations when 2007 performance share awards were granted), the threshold levels of performance were not achieved and, therefore, no payouts were made under these awards. Messrs. McGee and McGreevey, who each joined the Company after 2007, did not hold 2007 performance share awards.

Objectives of the Compensation Program

        The Company's compensation program for Senior Executives is designed to promote the following objectives.

Pay for Performance

        The Company's annual incentive compensation and long-term incentive compensation programs provide compensation that is in large part directly linked to the performance of either the Company's stock price or to corporate, divisional or individual business objectives approved in advance by the Compensation Committee. Compensatory awards that are tied to performance are commonly referred to as variable compensation. The percentage of a Senior Executive's total compensation that is variable increases with the level of the individual's responsibility, because such executives (relative to less senior executives) have a greater ability to impact the Company's financial performance through their individual decisions and actions. The apportionment between annual incentive compensation and long-term compensation is not applied rigidly; the Compensation Committee assesses each executive's total pay opportunities and whether the incentives proffered to the executive are sufficient to accomplish the Company's compensation objectives.

External Market Competitiveness

        The target total compensation opportunity for each Senior Executive includes a base salary, annual incentives and long-term incentives, a structure of compensation opportunities that is consistent with those utilized by many organizations with which the Company competes for senior management talent. In determining compensation levels for each Senior Executive, the Compensation Committee focuses its review primarily on total compensation opportunities, rather than attempting to target a market level of compensation for each component of a compensation package. In determining a Senior Executive's total compensation opportunity, the Committee considers a number of factors. It takes into account market data (generally at the median and at the 75th percentile), for comparable positions at companies in the relevant competitive peer group to determine a reasonable range of compensation. In addition to market compensation levels, a Senior Executive's total compensation opportunity depends upon a number of factors, including an assessment of internal comparability and the executive's scope of responsibilities, experience, future potential and performance. The Company's process for assessing market compensation levels is described in more detail below under "Use of Benchmarking in Determining Market Compensation Levels."

Shareholder Value Creation

        The long-term incentive program is designed to promote share ownership among Senior Executives, to align the interests of Senior Executives with those of shareholders and promote the objective of increasing shareholder value. Accordingly, the Company's long-term incentive compensation is generally designed to be paid in equity, while base salary and annual incentive opportunities are designed to be paid in cash.

Risk Management

        The TARP Restrictions require that the Compensation Committee, at least every six months: (1) discuss, evaluate and review with the Company's senior risk officers any risks that the Company faces that could threaten the value of the Company; (2) identify (a) features in senior executive officer compensation plans that could lead those officers to take these risks, and (b) features in employee compensation plans generally that pose risks to the Company (including features that encourage behavior focused on short-term results and not long-term value creation), and limit those features; and (3) discuss, evaluate and review the terms of each employee compensation plan and identify and eliminate those features that could encourage the manipulation of reported earnings to enhance the compensation of any employee. The results of that required review are described in the "Report of the Compensation and Personnel Committee" beginning on page 51. While the review did not identify features in the Company's compensation plans that encourage the manipulation of reported earnings or that pose unnecessary and excessive risks that threaten the value of the Company, the Compensation Committee confirmed that an objective of all Company compensation plans should be the avoidance of such features.

Use of Benchmarking in Determining Market Compensation Levels

        In assessing total compensation levels relative to compensation rates at organizations with which the Company competes for senior management talent, the Company participates in a number of compensation surveys and consults multiple survey sources whenever possible. For both the Company's current Chairman, President and CEO and retired Chairman and CEO, as well as the other Senior Executives leading the Company's Finance, Legal and Human Resources operations ("Corporate Senior Executives"), the competitive market generally includes other leading insurance and financial services companies. However, general practices at large public companies outside of the insurance and financial services industry also are considered when reviewing compensation for Corporate Senior Executives whose functional responsibilities are not specific to the Company's industry. The primary survey used in the development of compensation market data for Corporate Senior Executives is the Hewitt Associates Total Compensation Measurement Survey. Messrs. McGee, Kreczko, Ayer, and Ms. Zlatkus, four of the Company's Named Executive Officers for 2009, served as Corporate Senior Executives.

        For Senior Executives leading business line functions ("Line of Business Senior Executives"), such as Mr. Walters, the Company sets compensation in line with practices that are common at other leading insurance carriers, as well as at other financial institutions that offer competing insurance and financial products. The Property and Casualty Insurance Compensation Survey conducted by Mercer Human Resources Consulting, Inc. and the Diversified Insurance Study conducted by Towers Perrin HR Services are the primary survey sources used for the Line of Business Senior Executives in the Company's Property and Casualty operations and Life operations, respectively. No executive in the Company's Property and Casualty operations was a Named Executive Officer for 2009. For Senior Executives in the Company's investment management operations ("HIMCO Senior Executives"), such as Mr. McGreevey, the McLagan Investment Professional Survey, which includes data on investment professionals in both the insurance industry and investment management firms, is used in the development of competitive market data.

        Each of the surveys used by the Company in the development of competitive market data is conducted by an independent third party organization. Because the Company must compete with other large public companies for executive talent and must attract and retain critical executive talent with industry-specific skills and experience, management believes that these surveys are appropriate for use in establishing competitive market compensation levels for these executives. By utilizing compensation surveys as its source for comparative compensation market data, the Company effectively limits the universe of peer comparison to those companies participating in the surveys. In addition, as participation in these surveys is voluntary, the companies comprising these competitive peer groups may change slightly from year to year as participant rosters change. For HIMCO Senior Executives, the competitive peer group includes the insurance industry and investment management firms used in the McLagan Investment Professional Survey which are set forth on Appendix B to this proxy statement. For Corporate Senior Executives and Line of Business Senior Executives, the companies included in the competitive peer groups for the purposes of establishing 2009 market compensation levels are provided in the following table (as applicable):

Corporate	Life	P & C

Aetna, Inc.	AEGON USA	ACE Ltd.
Allstate Corporation	Allstate Corporation	Allstate Corporation
American Express Company	American International Group, Inc.	American International Group, Inc.
American International Group, Inc.	AXA Financial	The Chubb Corporation
CIGNA Corporation	Genworth Financial, Inc.	CNA Financial Corporation
Citigroup, Inc.	ING North America Insurance Corp.	Farmers Insurance Group
The Chubb Corporation	John Hancock Financial Services	GEICO
CNA Financial Corporation	Lincoln Financial Corp.	Liberty Mutual Insurance Company
Fidelity Investments	Massachusetts Mutual Financial Group	Nationwide Financial Services
ING North America Insurance Corp.	MetLife, Inc.	State Farm Mutual Insurance Company
MetLife, Inc.	Nationwide Financial Services	The Travelers Companies, Inc.
Nationwide Financial Services	New York Life Insurance Company	USAA
New York Life Insurance Company	Northwestern Mutual	Zurich North America
SAFECO Corporation	Pacific Life
State Farm Mutual Insurance Company	Principal Financial Services Group, Inc.
The Travelers Companies, Inc.	Prudential Financial, Inc.
TIAA-CREF

        The competitive peer groups used for the purposes of establishing 2009 market compensation levels for Senior Executives in the Company's Corporate, Life, Property and Casualty and HIMCO operations (the "Competitive Peer Groups") differ from the group of companies included in the S&P Insurance Composite Index, an index of peer insurance companies that is used in the performance graph and tables contained in the Company's 2009 Form 10-K filing. The S&P Insurance Composite Index is an independently constructed index of publicly traded companies, which provides an appropriate benchmark against which to assess Company performance with respect to total returns to shareholders. However, the S&P Insurance Composite Index does not fully reflect the pool of companies with which the Company competes for senior management talent, particularly for executives in Corporate positions whose functional responsibilities are not specific to the insurance and financial services industries. The Competitive Peer Groups therefore include companies outside the insurance industry where the Company actively recruits for senior executive talent. In addition, the Competitive Peer Groups include mutual companies and privately held companies that are not in the S&P Insurance Composite Index.

Overview of Compensation Components

        The principal components of the compensation program for Senior Executives in 2009 were: base salary and a variable compensation opportunity that included an annual incentive award and a long-term incentive award. The Company received TARP financial assistance and became subject to the TARP Restrictions on June 26, 2009. The TARP Restrictions and the TARP-compliant compensation components offered to TARP Executives are described in more detail under "Impact of TARP Participation on Named Executive Officer Compensation" beginning on page 36. The immediately following description summarizes the principal components of the Company's compensation program for Senior Executives whose compensation was not subject to the TARP Restrictions. On and before June 25, 2009, that program also applied to the Senior Executives who became TARP Executives as of June 26, 2009.

Base Salary

        A primary factor in establishing base salaries for Senior Executives was data regarding the base salaries paid to individuals holding similar positions at companies included in the relevant Competitive Peer Group. In setting Senior Executive salary levels, the Compensation Committee also reviewed each Senior Executive's compensation level relative to his or her peers internally and each Senior Executive's level of responsibility, experience, expertise, and on-the-job performance, including his or her demonstrated contributions to the achievement of the Company's goals. Management believes that it is important to provide competitive base salary levels in order to attract and retain critical executive talent.

Annual Incentives

        Senior Executives have the opportunity to earn cash incentive awards contingent on the achievement of financial goals and the fulfillment of leadership objectives, as established by the Compensation Committee. Annual incentive awards for the Named Executive Officers are based 70% on the Company's financial performance and 30% on individual performance against pre-established leadership objectives. The 70% financial payout factor for the 2009 annual incentive awards was based 50% on financial performance against pre-established financial targets and 50% on a qualitative assessment of performance in relation to key objectives of the Company.

        In addition to setting performance goals and leadership objectives, the Compensation Committee also reviews and approves, with respect to each Senior Executive, annual incentive target amounts payable in the event these financial goals and leadership objectives are fully realized. Generally, Senior Executives can earn payouts of between 0% and 200% of the target annual incentive payment levels. Actual annual incentive payouts depend on demonstrated financial and individual performance. To reward extraordinary performance, the Compensation Committee may in its sole discretion authorize annual incentive payouts of up to 300% of the target annual incentive payment level. In addition, the amounts of annual incentive awards are limited in order to qualify for federal tax deductibility of such awards by the Company as further described under "Effect of Tax and Accounting Considerations on Compensation Plan Design" beginning on page 49.

Long-Term Incentives

        The Compensation Committee approves a long-term incentive award opportunity for each Senior Executive. The value of each award reflects an assessment of individual performance and potential, the executive's position in the Company relative to other Senior Executives, and a consideration of the long-term incentive grant levels previously approved for that executive.

        Normally, Senior Executives receive one-third of the total value of their long-term incentive awards as stock options, one-third as performance shares, and one-third as restricted stock units. For example, a 2009 long-term target award opportunity of $1,200,000 would be provided by a stock option grant, a performance share award and a restricted stock unit award, each having a grant date value of $400,000. The determination of the number of stock options, performance shares, and restricted stock units in each Senior Executive's long-term incentive award is typically based on the closing stock price of the Common Stock on the date of grant.

        Stock options provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company over a time frame that corresponds to the period between the option's grant date and exercise date. Performance shares provide executives with actual stock ownership, subject to the attainment of three-year performance goals. Restricted stock units also provide a direct link to shareholder value and assist in the retention of key executive talent, even if stock option and performance share awards are projected to deliver less than the grant date value of the awards. Because the Compensation Committee considers it important that long-term incentive awards provide incentives for Senior Executives to (i) increase share value, (ii) achieve the specified business objectives linked to performance shares and (iii) remain in the Company's employ, the long-term incentive opportunities are divided equally between the three types of awards.

        In February 2009, Mr. McGreevey received one-third of the total value of his long-term incentive award in cash-settled HIMCO performance units in lieu of performance shares. HIMCO performance units are designed to reward HIMCO Senior Executives for superior three-year investment performance relative to peers.

Stock Options

        Stock options provide executives with the opportunity to acquire an equity interest in the Company and to participate in created shareholder value as reflected in growth in the price of the Company's stock. Stock options reinforce the Company's goal of aligning the interests of its executives and shareholders. The Company grants stock option awards with the following provisions:

  •
  The option exercise price generally equals, and cannot be less than, 100% of the fair market value of the Common Stock on the date of grant, thereby ensuring that plan participants will derive benefits only as shareholders realize corresponding gains;

  •
  Stock options granted to Tier 1 executives vest and become exercisable at the later of: (i) the date upon which the closing price of the Common Stock equals or exceeds 125% of the option exercise price for a period of at least ten consecutive trading days, and (ii) three years from the grant date. These requirements enhance the retention value of the award, help promote a long-term perspective and help ensure that the Company's most senior executives will only realize gains if shareholders receive a reasonable return.

  •
  Stock options granted to Tier 2 executives vest ratably over a three-year period, with one-third of the options awarded becoming exercisable on each of the first, second and third anniversaries of the grant date to enhance the retention value of the award and to promote a long-term perspective.

  •
  For a Senior Executive who terminates employment due to retirement, options fully vest.

  •
  Option awards have ten-year terms to promote long-term value creation.

  •
  Stock option awards are made in the scheduled trading window following the filing with the SEC of the Company's Annual Report on Form 10-K to ensure that (i) the Company and management are not in possession of material non-public information, and (ii) the stock price that is used to set the exercise price reflects the market's assessment of the Company's recently disclosed financial statements. The Compensation Committee may also make such awards outside that trading window when doing so would better serve the purposes of the Company's compensation policies, especially putting in place incentives that align the interests of Senior Executives with those of shareholders.

        In February 2009, the Committee granted stock options with an exercise price greater than the fair market value of the Common Stock on the date of grant to Mr. Ayer. This award is described more fully beginning on page 40.

Performance Shares

        Senior Executives in the Company's corporate functions receive performance share awards with performance objectives based on overall Company performance. Senior Executives in the Company's Life and Property and Casualty operations receive performance share awards with performance objectives tied to the financial results of these operations. Target level performance relative to the pre-established performance objectives will result in the award of a target number of shares of Common Stock at the end of the applicable performance period. Better performance will yield a larger payout; poorer performance will yield a smaller payout. The maximum number of shares that may be earned under the program is 200% of the number of performance shares granted. If the minimum threshold amounts established by the Compensation Committee are not achieved, there will be no payout. Performance shares are payable in Common Stock, unless the Compensation Committee in its sole discretion elects to pay such awards part in Common Stock and part in cash or entirely in cash. Performance shares granted in 2009 vest on December 31, 2011, with pro rata vesting in the event of certain circumstances, such as retirement or disability. No dividends or dividend equivalents are paid on performance shares during the applicable performance period.

        For performance share awards granted since 2007, the Compensation Committee approved as financial performance objectives peer-relative book value per share growth (for Corporate Senior Executives) and peer-relative book value growth (for Line of Business Senior Executives) with adjustments for dividends and capital contributions to ensure that these assessments are based on operating performance and not on variations in dividend or capital policies. These financial performance objectives were selected as a result of a management study indicating that book value per share growth was a strong indicator of shareholder value creation. Because Line of Business Senior Executives do not have direct responsibility for Corporate capital structure (including the number of common shares outstanding), management believes that the appropriate measure of long-term performance for these executives is peer-relative book-value growth, as opposed to peer-relative book value per share growth.

        The performance share awards granted in 2009 vest and become payable following a three-year performance period beginning January 1, 2009 and ending December 31, 2011. If financial performance exceeds that of all of the selected peer companies, then the plan maximum of 200% of the shares granted would be payable. If financial performance is below that of all of the selected peer companies, there would be no payout under the plan. For intermediate levels of performance, a percentile rank of three-year financial performance relative to peers would be calculated. The amount payable would be equal to two times this percentile rank. For example, for median performance (50th percentile), 100% of the shares granted would be payable. The peer companies against which financial performance will be evaluated for 2009 performance share awards, listed in the following table, were recommended by management and approved by the Compensation Committee at the beginning of the three year performance period. These companies were recommended based on their relatively strong historical financial performance and because they are in similar lines of business to the Company.

Peer Group Listing for 2009 Performance Share Awards

ACE Ltd.*	Principal Financial Services Group, Inc.#
Allstate Corporation*	Progressive Corporation*
The Chubb Corporation*	Protective Life Corporation#
Cincinnati Financial*	Prudential Financial Services Group, Inc.#
CNA Financial Corporation*	The Travelers Companies, Inc.*
Lincoln Financial Corp.#	Unum Group#
MetLife, Inc.#

*
Included in both the Corporate and the Property and Casualty operations peer groups.

#
Included in both the Corporate and the Life operations peer groups.

HIMCO Performance Units

        In lieu of performance share awards, Mr. McGreevey received HIMCO performance unit awards that are payable based upon HIMCO three-year investment performance relative to that of certain peers. The notional grant date value of HIMCO performance units is $100 per unit. As is the case with performance share awards, target level performance relative to the pre-established performance objectives will result in the award of a target number of units at the end of the applicable performance period. Better performance will yield a larger payout; poorer performance will yield a smaller payout. The maximum number of units that may be earned under the program is 200% of the number of the HIMCO performance units granted. If the minimum threshold amounts established by the Compensation Committee are not achieved, there will be no payout. HIMCO performance units are payable in cash, with pro rata vesting in the event of certain circumstances, such as retirement or disability.

        For HIMCO performance units granted in 2009, the Compensation Committee approved investment performance measures relative to benchmarks such as the Barclays Aggregate and Barclays Universal indices for the general account and peer relative performance for the mutual funds and other third party funds (using Lipper and Callan peer ratings). The measures are weighted based upon the proportionate share of general account assets, mutual funds and other third party funds to the Company's total investment portfolio. The investment performance measures and the benchmarks are established on an annual basis during the course of the three-year performance period. Awards made in 2009 vest and become payable following a three-year performance period beginning January 1, 2009. The measures adopted are intended to align the long-term compensation opportunities for the investment professionals at HIMCO with the line of business investment performance for which they are directly responsible. Cash-settled incentive plans of this nature are consistent with the general practices of investment firms with which the Company compares itself in determining the compensation of its HIMCO executives.

Restricted Stock Unit Awards

        Restricted stock unit awards are intended to help retain key executive talent over the long term. These awards provide a strong incentive to remain with the Company through the vesting date, even if the grant value of stock option or performance share or HIMCO performance unit awards was not fully realized. Restricted stock unit awards are typically payable in cash or stock following the third anniversary of the grant date. The terms of the 2009 restricted stock unit awards provide for cash settlement of the awards. The awards vest pro rata in certain circumstances such as retirement or disability.

Other Long-Term Incentive Awards

        In addition to annual long-term incentive awards, the Compensation Committee periodically authorizes equity grants on a selective basis in the form of restricted stock or restricted stock units to executives determined to be key contributors to the success of the Company and to executives who have high potential to move into critical positions. These awards are primarily designed to encourage retention. The Compensation Committee conducts a periodic review of the Company's executive talent and reviews management's recommendations for such equity awards. The Compensation Committee considers prior long-term, equity-based awards in connection with determinations regarding awards to Senior Executives of restricted stock and restricted stock units. In 2009, Messrs. McGreevey and Kreczko were granted restricted stock units under The Hartford Deferred Stock Unit Plan in order to recognize the value these key executives contribute to the enterprise and to encourage retention. These awards are discussed in more detail beginning on page 42.

Executive Benefits

        The Company provides all of its full-time employees with employee benefits, including health benefits, life insurance, disability benefits, savings plans and pensions. The Senior Executives participate in the same benefit plans and programs as other full-time employees. In addition, the Company maintains non-qualified pension and savings plans that provide the Senior Executives and certain other management employees benefits in excess of the Internal Revenue Code limits that apply to tax-qualified benefit plans.

Impact of TARP Participation on Named Executive Officer Compensation

        As previously noted, the compensation of Messrs. McGee, Walters and Ayer and of Ms. Zlatkus was subject to the TARP Restrictions in 2009 and these employees are referred to as the "TARP Executives." Messrs. McGreevey and Kreczko did not become subject to the TARP Restrictions until January 1, 2010. The TARP Restrictions prohibit payments of bonuses, retention awards and incentive compensation to the TARP Executives during the period for which financial assistance under the TARP is outstanding (the "TARP Period"). While the Company repurchased all of the preferred stock securities issued to the U.S. Treasury Department under the TARP on March 31, 2010 and believes that the TARP Restrictions will not apply to compensation for services provided after that date, the TARP Restrictions had a significant effect on 2009 compensation.

        There is an exception to the limitations on compensation under the TARP Restrictions for a restricted stock or restricted stock unit award so long as (i) the award does not fully vest before the TARP obligation is repaid and (ii) the grant date value of the award does not exceed one-third of total compensation for the employee for the year, including the value of the grant. The Company's TARP Restricted Units are intended to meet these requirements. In addition, the TARP Restrictions permit a portion of the TARP Executives' compensation to be paid in the form of stock or stock awards that are fully vested at grant but will be settled at a later date. The Company's TARP Deferred Units are intended to meet these requirements. The TARP Restrictions limit the types of compensation that may be provided to TARP Executives but do not specify an overall limit on the total amount of compensation payable.

        The TARP Restrictions do not apply if an employee had a legally binding right to an incentive payment as of February 11, 2009. Therefore, outstanding long-term incentive awards granted in 2008 and earlier are not affected. These awards will be paid to TARP Executives at the same time and in the same amounts as awards made to employees not subject to the TARP Restrictions. If an incentive award granted after February 11, 2009 accrues over a multi-year period that includes some portion during which the TARP Restrictions apply to the employee, it must be reduced pro rata to reflect that period. In the event that an employee ceases to be subject to the TARP Restrictions in a subsequent year, that employee could again begin accruing a benefit under a long-term incentive award. Because the 2009 long-term incentive awards were granted on February 25, 2009, only a portion of these awards could accrue for the TARP Executives.

        The TARP Restrictions prohibit tax gross-ups and "golden parachute payments" (payments contingent on termination of employment or a change of control) to the TARP Executives. The Company must ensure that any bonus payment made to a TARP Executive during the TARP Period is subject to a provision for recovery or "clawback" by the Company if the bonus payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Finally, during the TARP Period, the Company understands that the U.S. Treasury Department takes the view that annual compensation amounts in excess of $500,000 may not be deducted for federal income tax purposes, and that the "performance-based" exception generally available under Section 162(m) of the Internal Revenue Code is not available.

Overview of TARP-Compliant Compensation Components

        On July 31, 2009, the Company adopted The Hartford Deferred Stock Unit Plan to compensate employees subject to the TARP Restrictions in a manner that complies with the TARP Restrictions while reflecting the objectives of the compensation program for Senior Executives, to the extent permissible, and the Company's goals of attracting and retaining executives of superior ability. The Compensation Committee authorized for Senior Executives subject to the TARP Restrictions ("Participants") a compensation program during the TARP Period to consist of base salary payable in cash, and TARP Deferred Units and TARP Restricted Units each granted under The Hartford Deferred Stock Unit Plan.

TARP Deferred Units

        TARP Deferred Units are cash-settled stock units. The Compensation Committee authorizes for each Participant a dollar amount of compensation that is determined annually, accrued each pay period and credited on a quarterly basis in the form of TARP Deferred Units. The value accrued for a Participant each pay period is a pro rata portion of the annual dollar amount. The sum of the dollar amounts accrued over the course of a calendar quarter is divided by the closing stock price on the date of grant to determine the number of TARP Deferred Units to be credited to each Participant's account on the grant date. The grant date is the first day of the scheduled trading window following the filing of the Company's Form 10-Q for that quarter (or the Form 10-K with respect to the fourth quarter). For example, a Participant for whom the Compensation Committee has established $400,000 as the annual value of TARP Deferred Units to be delivered would accrue $100,000 for a quarter, in ratable portions each pay period. If the closing stock price on the grant date was $25.00, the Participant's account would be credited with 4,000 TARP Deferred Units ($100,000 ÷ $25) for that quarter.

        As required by the TARP Restrictions, the TARP Deferred Units are fully vested at the time the value is accrued each pay period. The TARP Deferred Units credited to each Participant's account on a quarterly basis in 2009 will be settled in cash paid to the Participant two years after the date such units are granted (except for Mr. McGee, as described below). The cash payment will be equal to the number of units held by the Participant multiplied by the closing stock price of the Company's stock on the settlement date. Mr. McGee's TARP Deferred Units will be settled in cash paid in three equal, annual installments after the first, second and third anniversaries of the grant dates of such awards. Similarly, TARP Deferred Units earned by all Participants on or after January 1, 2010 will be settled in cash paid in three equal, annual installments. TARP Deferred Units would be forfeited in the event of termination for cause to the extent permitted by the TARP Restrictions.

TARP Restricted Units

        TARP Restricted Units are cash-settled, long-term restricted stock units that (i) vest on the third anniversary of the grant date assuming continued employment, with limited exceptions for death, disability, retirement or a change of control, each to the extent permissible under the TARP Restrictions, (ii) do not exceed one-third of each Participant's total annual compensation, and (iii) are only payable as the Company's TARP financial assistance is repaid. TARP Restricted Units are granted on the first day of the scheduled trading window following the filing of the Company's periodic reports on Forms 10-Q (or, with respect to the fourth quarter, the Form 10-K) corresponding to the quarter for which the amounts are authorized by the Compensation Committee. TARP Restricted Units will be settled in cash based on the closing stock price on the vesting date.

2009 Compensation Actions for the Company's Named Executive Officers

        The Compensation Committee's decisions with respect to 2009 (i) target total compensation opportunity, (ii) long-term incentive compensation, and (iii) annual incentive awards for the Company's Named Executive Officers are described below. After the Company became a participant in the TARP, the Compensation Committee authorized TARP-compliant modifications to total compensation opportunities for Mr. Walters and Ms. Zlatkus. Because the principal components of the Named Executive Officer compensation packages changed significantly as a result of the TARP Restrictions, the target total compensation opportunities authorized by the Compensation Committee prior to the TARP Restrictions and the TARP-compliant target total compensation opportunities and modifications effected during the TARP Period are set forth separately.

Target Total Compensation Opportunity prior to the TARP Restrictions

        The Compensation Committee generally approves changes to Senior Executive pay packages in February. In determining the appropriate compensation actions for these executives for 2009, the Compensation Committee reviewed competitive market compensation data and detailed compensation history for each executive. In addition, the Compensation Committee reviewed tally sheets for each of the Named Executive Officers. The tally sheets provided a summary of target compensation opportunity (including welfare and retirement benefits and perquisites), an accumulated wealth summary (year-end accumulated pension benefits and the value of unvested long-term incentive awards), and potential payments due in the event of an involuntary separation from active service. In light of the magnitude of the Company's 2008 net loss and the significant decline in the Company's stock price and as part of the Company's expense reduction efforts, no compensation increases were recommended by management. Based on its review of these items and management's recommendation, the Compensation Committee did not authorize any compensation increases for the Company's Senior Executives in February 2009. Further, the Compensation Committee authorized a reduction in long term incentive awards, which is described in more detail under "Long Term Incentive Compensation prior to the TARP Restrictions" beginning on page 40.

        The 2009 total target compensation opportunity for Mr. Ayer was developed in executive session of the Compensation Committee in February 2009, with the participation of all independent members of the Board. Management was not present and had no input into these deliberations. The Compensation

Committee's consultant, Exequity, LLP, provided materials and analysis to assist the Compensation Committee in its consideration of a compensation opportunity recommendation for Mr. Ayer, including competitive market data regarding compensation of chief executive officers at the peer companies identified in the Corporate Competitive Peer Group described on pages 30-32. The independent members of the Board did not authorize any compensation increase for Mr. Ayer and determined that Mr. Ayer's long term incentive compensation should be awarded at 70% of the then-current target value for each component of the award.

        For Messrs. McGreevey and Kreczko, the Compensation Committee subsequently authorized an increase in the total target compensation opportunity that had been established in February 2009. Management recommended these compensation opportunity increases, which were authorized by the Compensation Committee in March 2009 for Mr. McGreevey and in July 2009 for Mr. Kreczko, to encourage retention and bring these executives more in line with median market compensation levels for executives occupying similar positions at the peer companies identified in the HIMCO and Corporate Competitive Peer Groups (as applicable) described on pages 30-32. Further, management advised the Compensation Committee that the increased annual bonus opportunity would provide for increased emphasis on the 2009 performance of these executives in addressing issues of immediate and critical importance to the Company. The Compensation Committee accepted management's recommendations. Mr. McGreevey's base salary was increased from $500,000 to $550,000 and his annual bonus opportunity was increased from $1,000,000 to $1,100,000. Each of Mr. Kreczko's base salary and annual bonus opportunity was increased from $450,000 to $550,000 and his long-term incentive target was increased from $600,000 to $750,000.

        The following table compares the 2009 target total compensation opportunity established by the Compensation Committee for each Named Executive Officer before they became subject to the TARP Restrictions with the prior year compensation opportunity (Mr. McGee is not included in the table because his hire date was October 1, 2009). Changes to the 2009 compensation opportunities for certain Named Executive Officers were made after the Company entered the TARP Period on June 26, 2009 and are described in more detail under "Target Total Compensation Opportunity during the TARP Period" beginning on page 41. The information in this table relates solely to target compensation opportunities established before the Named Executive Officers became subject to the TARP Restrictions. The target amounts in this table differ from actual amounts earned or that may be earned under the Company's variable compensation opportunities, which are reflected in the Summary

Compensation Table. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begins on page 54.

Name	Fiscal Year	Target Total Compensation Opportunity	Base Salary	Annual Incentive Target*	Long-term Incentive Target**

Lizabeth H. Zlatkus	2009	$4,500,000	825,000	1,000,000	2,675,000
Executive Vice President	2008	$4,500,000	825,000	1,000,000	2,675,000
and Chief Financial Officer,	% Change	0.0%	0.0%	0.0%	0%
The Hartford

John C. Walters	2009	$4,500,000	825,000	1,000,000	2,675,000
President and Chief	2008	$4,500,000	825,000	1,000,000	2,675,000
Operating Officer,	% Change	0.0%	0.0%	0.0%	0%
Hartford Life

Greg McGreevey	2009	$3,150,000	550,000	1,100,000	1,500,000
President, HIMCO and	2008	$3,000,000	500,000	1,000,000	1,500,000
Chief Investment Officer,	% Change	5.0%	10.0%	10.0%	0%
The Hartford

Alan Kreczko	2009	$1,850,000	550,000	550,000	750,000
Executive Vice President	2008	$1,500,000	450,000	450,000	600,000
and General Counsel,	% Change	23.33%	22.2%	22.2%	25%
The Hartford

Ramani Ayer	2009	$9,000,000	1,150,000	1,850,000	6,000,000
Former Chairman and	2008	$9,000,000	1,150,000	1,850,000	6,000,000
Chief Executive Officer,	% Change	0%	0.0%	0.0%	0%
The Hartford

*
Actual payouts under the annual incentive program vary between 0% and 200% of the target annual incentive payment levels depending on performance relative to the established objectives. To reward extraordinary performance, the Compensation Committee may in its sole discretion authorize annual incentive payouts of up to 300% of the target annual incentive payment level.

**
Actual long-term incentive payouts under the plan depend on Company stock price performance. With respect to performance share awards, the number of shares to be awarded at the end of the performance period will vary between 0% and 200% of the target number of performance shares granted, depending on performance relative to established objectives. In lieu of performance share awards, Mr. McGreevey was granted HIMCO performance units, which are cash-settled long-term incentive awards.

Long Term Incentive Compensation prior to the TARP Restrictions

        As noted above, in February 2009 management recommended that the value of the 2009 long-term incentive awards for each Senior Executive (excluding Mr. Ayer) be granted at 90% of the then-current target value for each component of the award. In addition to assessing the Company's 2008 financial performance and reviewing tally sheets and a detailed compensation history for each Senior Executive, the Compensation Committee was advised by its consultant that the values of long-term incentive awards granted to executives in the financial services industry were likely to be lower in 2009 than in 2008. The Compensation Committee approved management's recommendation regarding the reduction in long-term incentive compensation awards to Senior Executives.

        Mr. Ayer's long-term incentive award was developed in executive session of the Compensation Committee, with the participation of all independent members of the Board. No member of management, including Mr. Ayer, attended this meeting. As stated above, the independent members of the Board authorized the grant of a long term incentive award to Mr. Ayer at 70% of the then-current target value for each component of the award, resulting in an aggregate 2009 long-term incentive award valued at $4,200,000 compared to his 2008 award which was valued at $6,000,000. Further, the independent members of the Board granted Mr. Ayer stock options with a strike price of $20 per share and restricted stock units that included as a vesting hurdle (in addition to those applicable to restricted stock units generally) a requirement that the stock price equal or exceed $20 per share for a period of ten consecutive trading days. The $20 per share strike price represented a significantly higher value per share than the closing stock price of $7.04 on the date of grant.

        Management also recommended and the Compensation Committee approved the use of a ten-day trailing average stock price, rather than the closing stock price on the date of grant, in determining the number of stock options, performance shares, and restricted stock units in each Senior Executive award. This approach was adopted in order to avoid having the size of awards determined on the basis of a closing stock price that, due to extreme market volatility in the first quarter of 2009, deviated significantly from average closing prices around the date of the award. Sizing the equity awards based on this higher, ten-day trailing average stock price of $9.51 rather than the closing stock price on the date of grant of $7.04 resulted in a decrease of approximately 25% in the number of stock options, performance shares, and restricted stock units that would otherwise have been awarded.

Target Total Compensation Opportunity during the TARP Period

Mr. McGee

        On September 23, 2009, the Company appointed Liam E. McGee as Chairman of the Board of Directors and CEO, effective October 1, 2009. Mr. McGee succeeded Ramani Ayer, who had previously announced his intention to retire from the Company, subject to the appointment of a successor, by December 31, 2009. In determining the appropriate form and amount of the compensation opportunity for Mr. McGee, the independent members of the Board reviewed competitive market data developed by the Compensation Committee's consultant regarding compensation of chief executive officers at the peer companies identified in the Corporate Competitive Peer Group described on pages 30-32 and took into consideration Mr. McGee's compensation opportunity at his previous employer, Bank of America Corporation. Based on this data, the independent members of the Board determined that a target total compensation opportunity of $8,200,000 was appropriate.

        The principal components comprising Mr. McGee's compensation package were structured to be compliant with the TARP Restrictions. The target compensation opportunity approved for Mr. McGee included a TARP Restricted Unit award of $2,700,000, an amount that will not exceed 33 1/3% of his annualized total compensation (the maximum allowable percentage), to be granted at the time the Company makes long-term incentive awards to other employees in 2010. His annual base salary of $1,100,000 was based on the median CEO base salary from the competitive CEO compensation market data. An annualized TARP Deferred Unit opportunity of $4,400,000 provided the remaining portion of Mr. McGee's target compensation opportunity.

        Mr. McGee's 2009 target total compensation opportunity was reviewed and approved by the independent members of the Board in September 2009. In addition, his 2009 target total compensation opportunity was reviewed with the Special Master for TARP Executive Compensation. All amounts payable to Mr. McGee pursuant to his compensation package are limited to the extent required by the TARP Restrictions and other applicable law.

Ms. Zlatkus and Mr. Walters

        At its August 2009 meeting, the Compensation Committee approved TARP-compliant modifications to the pay packages for Ms. Zlatkus and Mr. Walters, which provided for a 28% decrease in each executive's annualized target total compensation opportunity from $4,500,000 to $3,250,000. The total compensation packages for these executives consisted of the following components:

  •
  Annual cash base salary of $975,000 (an 18.2% increase from each executive's previous base salary of $825,000),

  •
  TARP Deferred Units at an annual rate of $1,195,000, and

  •
  A TARP Restricted Unit award of up to $1,080,000 on an annualized basis, to be granted when the Company makes long-term incentive awards to other employees in 2010 and scheduled to vest on the third anniversary of the grant date.

        The Compensation Committee determined that a decrease in total target compensation opportunities for these executives was appropriate because their TARP-compliant pay package is at less risk as compared to the variable compensation for employees who are not subject to the TARP Restrictions. In addition, the Compensation Committee anticipated lower variable compensation payouts for employees not subject to the TARP Restrictions.

        The Compensation Committee also authorized a 2009 TARP Restricted Unit award for Ms. Zlatkus and Mr. Walters in the amount of $465,000, which was an allowable award that could be made to each executive based on the compensation projected to be earned from June 26, 2009 through December 31, 2009. These awards were granted on November 5, 2009, the first day of the scheduled window period following the filing of the Company's Form 10-Q filing for the quarter ending September 30, 2009. The Compensation Committee authorized these awards to assist in providing competitive 2009 compensation opportunities to these executives. As described earlier, under the TARP Restrictions only a portion of the long-term incentive awards granted on February 25, 2009 to employees subject to the TARP Restrictions, including Ms. Zlatkus and Mr. Walters, will be payable.

Mr. McGreevey and Mr. Kreczko

        As previously noted, Mr. McGreevey and Mr. Kreczko were not subject to the TARP Restrictions in 2009. Prior to the TARP Period and the public release of the rules governing the TARP Restrictions, restricted stock awards with a grant date value of $1,000,000 for Mr. McGreevey and $750,000 for Mr. Kreczko and a vesting date of December 31, 2010 had been approved by the Compensation Committee Chairman and discussed with the remaining Compensation Committee members, who concurred. These restricted stock awards had been intended to provide strong incentives for each executive to remain employed by the Company. Although the Company did not know at the time of making these awards how they might be treated if the Company were to become a recipient of the TARP financing, the Company had expected that the awards would remain outstanding but not payable to the executives until the TARP obligations had been repaid. However, the TARP Restrictions instead provide that an award must be reduced pro rata for the portion of the award that accrues while an employee is subject to the TARP Restrictions. Both Mr. McGreevey and Mr. Kreczko were expected to become subject to the TARP Restrictions in 2010 and, had the awards been made as initially contemplated, vesting of the restricted shares in each of these awards would have been limited to less than one-third of the total shares awarded if the TARP Restrictions continued to apply to them for the duration of the vesting period. The Compensation Committee determined that it was appropriate to make the awards with the grant date values previously agreed to and with the vesting and payment terms and conditions modified to recognize the value these executives contribute to the enterprise and to encourage retention. Accordingly, in July 2009 the Compensation Committee approved restricted stock unit awards under The Hartford Deferred Stock Unit Plan for each executive with a grant date value of $1,000,000 for Mr. McGreevey and $750,000 for Mr. Kreczko, with each award fully vesting on December 31, 2009. These awards will be settled in cash on the second anniversary of the grant date.

Mr. Ayer

        On June 4, 2009, Mr. Ayer announced his decision to resign as Chairman and CEO of the Company by the end of 2009, subject to the appointment of his successor. The Compensation Committee did not authorize any adjustment to the compensation opportunity for Mr. Ayer during the TARP Period. Mr. Ayer resigned as Chairman and CEO of the Company on October 1, 2009 and from active service with the Company on October 31, 2009. Under the terms of the 2005 Incentive Stock Plan, Mr. Ayer fully vested in the stock options granted to him in February 2009 upon his retirement. He also became entitled to a pro-rated portion of the restricted stock units granted to him in February 2009 based on his service through June 25, 2009 (the day prior to the TARP Period) and the achievement of the Company stock price hurdle described earlier. He also will be eligible for a pro-rated portion of his 2009 performance share award (based on service through June 25, 2009) at the end of the performance period and subject to achievement of the applicable performance criteria.

Certification of Performance Share Awards for 2007 through 2009 Performance Cycle

        As described earlier, for performance share awards granted since 2007, the financial performance objectives have been three-year compound annual book value per share growth for Corporate Senior Executives and three-year compound annual book value growth for Line of Business Senior Executives. Performance share awards granted to Senior Executives on February 27, 2007 vested at the end of the three-year performance period on December 31, 2009. The Compensation Committee certified financial performance during this three-year period against the pre-established performance objectives for these awards at its February 18, 2010 meeting. Based on the Company's peer-relative financial performance for the fiscal years 2007 through 2009, performance share awards payable to Corporate Senior Executives paid out at 17% of target value, resulting in payouts of 3,652 and 322 shares for Messrs. Ayer and Kreczko, respectively. Because Mr. Ayer retired on October 31, 2009, his payout reflects a pro rata portion comprising approximately 94% of the shares otherwise payable pursuant to his 2007 performance share award. For performance share awards granted to Senior Executives in the Company's Life operations, including Mr. Walters, the threshold level of performance was not achieved and, therefore, no payouts were made under these awards. Because Ms. Zlatkus was a Senior Executive in the Company's Life operations when the 2007 performance share awards were granted, she did not receive a payout under her award. Messrs. McGee and McGreevey, who each joined the Company after 2007, did not hold 2007 performance share awards.

2009 Annual Incentive Awards

        Financial targets for the Company's annual incentive plan are normally taken directly from the Company's annual operating plan reviewed with the Board in the December preceding the performance year. These financial targets, as well as established threshold and maximum levels of financial performance, are generally reviewed and approved by the Compensation Committee in February of the performance year. The Compensation Committee assigns performance against financial objectives a 70% weighting in the determination of the annual incentive award for each Senior Executive, with the remaining 30% based on an assessment of individual performance against leadership objectives established for each Senior Executive at the beginning of the performance year.

        In the first quarter of 2009, the Company was considering various strategic alternatives, each of which would have led to significantly different 2009 operating priorities compared to prior years. As a result, the Compensation Committee determined in February 2009 to defer the review and approval of the annual incentive plan structure, including the establishment of financial targets, until the Company's strategic and operational priorities for the year were finalized. In July 2009, the Compensation Committee made the following determinations for the 2009 annual incentive program:

  •
  Threshold, target and maximum levels of financial performance would be based on the Company's projection of financial results for the year, which was derived from actual results through April 30, 2009. Financial performance for the annual bonus plan would generally be based on adjusted core earnings ("Earnings"), adjusted core earnings return on equity ("ROE") and top-line measures, discussed further below.

  •
  For purposes of calculating the portion of the annual incentive awards based on financial performance (70%), the Compensation Committee would determine a financial payout factor for each of the Life, Property and Casualty and HIMCO business operations (the "Financial Payout Factors") based 50% on actual 2009 financial results against established targets and 50% on a qualitative assessment of 2009 performance. The Compensation Committee's qualitative assessment of 2009 performance would include evaluations of the Company's (i) achievement of risk management goals, (ii) capital management and net income results, and (iii) performance against critical non-financial strategic and operational objectives. The 50% weighting on a qualitative assessment was adopted to take into account performance against these mission critical objectives that may not otherwise be reflected in the Company's 2009 financial results. Further, in light of the extraordinary economic environment, the Compensation Committee determined that setting the Financial Payout Factors based solely on financial performance against pre-established targets could result in annual incentive payouts to Senior Executives that would not be commensurate with Company performance.

        At its July meeting, the Compensation Committee reviewed and approved the threshold, target and maximum levels of financial performance to be used in determining that portion (50%) of the Financial Payout Factors that would be based on 2009 financial results for Senior Executives in each of the Company's Life, Property and Casualty and HIMCO operations. In addition, the Compensation Committee determined that for Corporate Senior Executives, the Financial Payout Factor would be equal to the average of the Financial Payout Factors used for Senior Executives in the Company's Life and Property and Casualty operations, absent compelling reasons for a greater or lesser funding factor. This approach was adopted in order to address the potential that, in light of the extraordinary economic environment, strict adherence to the pre-established financial performance targets in determining the Corporate Financial Payout Factor, particularly with respect to consolidated Company financial performance, could result in annual incentive payouts to Corporate Senior Executives that would not be commensurate with Company performance. The Compensation Committee retained full discretion over the amount of annual payments to the Company's Senior Executives (subject to the maximum annual incentive payment level) and the ability to exercise such discretion based on its review of financial or individual performance criteria.

        A key consideration in the Compensation Committee's goal setting process is that achievement of the financial objectives in the annual incentive plan is expected to enhance the Company's value. Consequently, the financial goals in the Senior Executive annual incentive plans are typically based on the Company's operating plan for the applicable fiscal year. As noted above, the 2009 financial performance measures include Earnings, ROE and top-line measures unique to the business. For Senior Executives in the Company's Property and Casualty operations the top-line measure is written premiums, while for Senior Executives in the Company's Life operations the top-line measure is sales and deposits.

        Earnings, ROE, written premiums and sales and deposits are performance measures that the Compensation Committee believes are highly correlated with the creation of shareholder value and are therefore appropriate measures to employ in the Company's annual incentive program. The Compensation Committee has approved a definition of Earnings that is intended to minimize or eliminate the effect—either favorable or unfavorable—of certain items on the total compensation opportunity for Senior Executives. The adjustments pursuant to the definition are intended to ensure that award payments represent the results achieved in the underlying business and are not unduly inflated or deflated due to the effect of items that do not directly reflect Company or management performance. As a result of these adjustments, the actual Earnings for annual incentive compensation purposes provided later in this section will differ from the earnings numbers provided in the Company's financial statements. The definition of Earnings approved by the Compensation Committee for 2009 incentive compensation purposes is provided below:

  GAAP Net Income,

  Adjusted for After-tax:

1.
Net realized capital gains and/or losses, except for those net realized capital gains and/or losses resulting from net periodic settlements on credit derivatives and net periodic settlements on fixed annuity cross-currency swaps (these included net realized capital gains and/or losses directly related to offsetting items included in the income statement, such as net investment income);

2.
Income/losses associated with the cumulative effect of accounting changes, and accounting extraordinary items;

3.
The impact of the unlock of estimated gross profits (DAC Unlock);

4.
Total catastrophe losses (including reinstatement premiums, state catastrophe fund assessments and terrorism losses) that are above 130% or below 70% of catastrophe losses in the Company's financial outlook;

5.
The estimated earnings gained or lost associated with the S&P 500 index weighted average daily value during the performance period being above 105% or below 95% of the level forecasted in the Company's financial outlook. For purposes of any adjustments pursuant to this section, earnings will be reduced/increased by $8.5 million for each percentage point the S&P 500 index weighted average daily value is above 105% or below 95% of the level in the Company's financial outlook;

6.
Entire amount (or such percentage of the loss as determined by the Compensation Committee) of any other individual non-catastrophe loss associated with any unusual or non-recurring item, including but not limited to reserve development, litigation and regulatory settlement charges and restructuring charges;

7.
Prior year non-recurring tax benefits or charges; and

8.
Income/loss associated with the allocations resulting from the liability sharing agreement with ITT, ITT Industries and Starwood (formerly ITT Sheraton) as a result of the spin-off.

        For HIMCO Senior Executives the Compensation Committee determined it would assess a number of 2009 financial performance measures, including (i) investment performance of the general account, including measures of net investment income, risk management, statutory and GAAP capital loss mitigation and total investment return, and, to a lesser extent, (ii) investment performance of third party funds managed by HIMCO, as measured by total peer-relative return. The Compensation Committee adopted these performance measures to align the annual incentive awards for HIMCO Senior Executives with the realization of key strategic priorities of the Company for 2009 which included managing investment portfolio risk, preserving capital and the stabilization of investment portfolio losses, while continuing to reward positive investment income and returns.

        In February 2010, the Compensation Committee assessed actual financial results in the Life and Property and Casualty business operations against the pre-established financial performance targets which accounted for 50% of the Life and Property and Casualty Financial Payout Factors. These financial targets and results are not intended to provide guidance on the Company's financial performance and should not be relied upon as predictive of future performance. For Line of Business Senior Executives in the Company's Life operations, the 2009 annual incentive plan target Earnings were $901 million, the target for total sales and deposits was $23.5 billion and the target for ROE was 8.1%, while 2009 actual Earnings for annual incentive compensation purposes were $912 million, total sales and deposits were $24.3 billion and ROE was 8.4%. For Line of Business Senior Executives in the Company's ongoing Property and Casualty operations, which excludes results reported in the Other Operations segment in the Company's financial statements, the 2009 annual incentive plan target for Earnings was $1.05 billion, the target for ROE was 14.7%, and the target for written premiums was $9.8 billion, while 2009 actual Earnings for annual incentive compensation purposes were $1.2 billion, ROE was 17.0% and written premiums were $9.7 billion. In assessing the financial performance of the ongoing Property and Casualty operations, performance against an Other Underwriting Expense ratio, and three- or four-year return on equity objectives are also considered. The Compensation Committee assessed the HIMCO financial performance measures described above and generally found investment performance and loss mitigation that exceeded plan, a reduction of risk in the general account portfolio and significant positive returns relative to benchmark for both general account assets and third party funds.

        The Compensation Committee also undertook a qualitative assessment of the Company's performance, which accounted for 50% of the Financial Payout Factors, and determined that the Company had met or exceeded performance goals in areas of risk management, capital and expense management and several non-financial strategic and operational objectives. While solid progress had been made in these areas of critical importance to the Company, the Compensation Committee determined that the Company's 2009 net loss and outstanding TARP financial obligations were also significant qualitative factors to be taken into account in determining annual incentive awards to Senior Executives. As a result of the qualitative review, the Financial Payout Factors were lower than they would have otherwise been had the Compensation Committee relied solely on performance against pre-established financial targets.

        For Corporate Senior Executives, the Compensation Committee determined that the Corporate Financial Payout Factor in 2009 would be equal to the average of the Financial Payout Factors used for Senior Executives in the Company's Life and Property and Casualty operations.

        Based on its review of actual financial results against pre-established targets and its qualitative assessment of financial performance, the Compensation Committee determined that the Financial Payout Factors for Senior Executives in the Life, Property and Casualty, Corporate and HIMCO operations would be as follows:

Business Operations	Financial Payout Factor

Life	100%

Property and Casualty	130%

Corporate	115%

HIMCO	100%

        Finally, the Compensation Committee conducted its annual evaluation of Senior Executive performance relative to leadership objectives, which was given a 30% weighting in determining the annual incentive payouts to Senior Executives. The objectives for each executive had been selected based on the specific business challenges and critical strategic issues expected to be faced during the performance year and included items such as strategic direction setting, succession and talent development, and personal development. The individual performance of each Named Executive Officer against these leadership objectives and the actual 2009 annual incentive awards granted to each Named Executive Officer who was eligible to receive an award are described below.

        As noted earlier, the TARP Executives generally could not earn incentive compensation, with limited exceptions, during the TARP Period. The TARP Restrictions allow for the payment of a prorated 2009 annual incentive award for services rendered prior to the TARP Period. As a result, the amount of the 2009 annual incentive award that Ms. Zlatkus, Mr. Walters and Mr. Ayer earned represented approximately 48% of the bonus amount that would have otherwise have been payable (the percentage representing the portion of the year that elapsed prior to the TARP Period). As Mr. McGreevey and Mr. Kreczko were not subject to the TARP Restrictions in 2009, their annual incentive awards were not reduced. Mr. McGee was a TARP Executive for his entire period of employment in 2009 and therefore not eligible to earn an annual incentive award under the TARP Restrictions.

Ms. Zlatkus

        In assessing the individual performance of Ms. Zlatkus, the Compensation Committee considered her leadership in managing the capital position of the Company and developing a comprehensive risk management structure, as well as her critical role in the Company's response to the financial crisis. Ms. Zlatkus successfully led several financial initiatives to strengthen the Company's financial position and preserve capital, including the securing of TARP funds, the completion of a $900 million equity offering and the establishment of captive reinsurance arrangements. Based on its assessment of the Company's performance and her individual performance, the Committee authorized an annual incentive award of $679,888. This award represents 141% of Ms. Zlatkus's 2009 annual incentive target, or $1,410,000, adjusted for the portion that could not be accrued under the TARP Restrictions.

Mr. Walters

        In assessing the individual performance of Mr. Walters, the Compensation Committee considered his leadership of major restructuring and significant expense reduction efforts in the Company's Life operations, as well as his efforts to maintain important distributor relationships during a challenging period. Despite the challenges faced by the Company's Life operations, he led the Life operations to surpass financial performance targets in 2009. Based on its assessment of the Company's performance and his individual performance, the Committee authorized an annual incentive award of $593,094. This award represents 123% of Mr. Walters's 2009 annual incentive target, or $1,230,000, adjusted for the portion that could not be accrued under the TARP Restrictions.

Mr. McGreevey

        In assessing the individual performance of Mr. McGreevey, the Compensation Committee considered his demonstrated leadership in connection with efforts to achieve an appropriate balance of risk, return and capital preservation in the Company's investment portfolios, as well as his oversight of a significant restructuring of the senior management team at HIMCO and HIMCO's risk management capabilities. Further, Mr. McGreevey led HIMCO to surpass performance targets related to investment performance, loss mitigation and risk reduction despite a challenging economic backdrop and volatile capital markets. Based on its assessment of the Company's financial performance and his individual performance, the Committee authorized an annual incentive award of $1,232,000, which represents 112% of Mr. McGreevey's 2009 annual incentive target.

Mr. Kreczko

        In assessing the individual performance of Mr. Kreczko, the Compensation Committee considered his leadership role in developing the Company's strategic response to the financial crisis, including his significant contributions to the strategic review undertaken by the Company during the first half of 2009 and his leadership of the Company's successful efforts to secure TARP funding. In addition, Mr. Kreczko provided critical counsel to senior management and the Board regarding compliance with the TARP Restrictions and led the development of internal legal and compliance capabilities in response to the Company's new savings and loan holding company status. Based on its assessment of the Company's performance and his individual performance, the Committee authorized an annual incentive award of $743,000, which represents 135% of Mr. Kreczko's 2009 annual incentive target.

Mr. Ayer

        Mr. Ayer's 2009 annual incentive award was considered in executive session of the Compensation Committee and approved by the independent members of the Board. In assessing the individual performance of Mr. Ayer, who retired from service on October 31, 2009, the Committee considered Mr. Ayer's leadership in formulating and executing the Company's response to the financial crisis. His 2009 actions enhanced the Company's financial strength and stability and positioned the Company to achieve 2009 financial results that generally exceeded plan. In addition, the Committee considered Mr. Ayer's efforts to ensure a seamless transition to the Company's new Chairman and Chief Executive Officer on October 1, 2009. Based on its assessment of Company performance and his individual performance, the Committee recommended and the independent members of the Board approved an annual incentive award of $1,025,859. This award represents 115% of Mr. Ayer's 2009 annual incentive target (a percentage equal to the Financial Payout Factor for Corporate Senior Executives), or $2,127,500, adjusted for the portion that could not be accrued under the TARP Restrictions.

Potential Payments Upon Termination or Change of Control

        The Company maintains certain change of control benefits for its Senior Executives that are designed to assure a continuity of management, and to permit each of these individuals to be able to focus on his or her responsibilities to the Company without undue distraction due to concerns about personal financial security, during any period during which the Company is confronted with a contest for control. These benefits are also designed to assure that in any such contest these Senior Executives are not influenced in their actions by events that could occur following a change in control. The Company's intent is that these benefits be consistent with those generally provided to senior executives at other large, publicly traded companies, while maintaining cognizance of the need to balance the interests of the Company and its Senior Executives with the costs of these arrangements. As described earlier, the TARP Restrictions prohibited "golden parachute payments" to the TARP Executives, including severance payments and various other amounts contingent upon termination of employment or a change of control, during the TARP Period.

Stock Ownership and Retention Guidelines and Restrictions on Trading

        The Senior Executives are expected to attain guideline levels of ownership of Common Stock, consistent with the compensation principle encouraging the acquisition and retention of Common Stock by Senior Executives in order to align management's interests with those of shareholders. The Compensation Committee established these ownership guidelines. In 2005, the Compensation Committee approved increases to the guideline ownership levels, targeting the 75th percentile of ownership guidelines established at other large, publicly traded companies. The ownership guidelines for the Company's Senior Executives are provided in the table below:

Stock Ownership Guidelines

Position	(As a multiple of base salary)
Chief Executive Officer	6x
Other Tier 1 Senior Executives	4x
Tier 2 Senior Executives	3x

        The Compensation Committee reviews Senior Executive ownership levels annually. Senior Executives are expected to meet these ownership guidelines by the fifth anniversary of the approval date of the new guidelines or within five years of appointment to a Tier 1 or Tier 2 position (as applicable), whichever is later.

        The Company's policy on insider trading permits Senior Executives to engage in transactions involving the Company's equity securities only (1) during "trading windows" of limited duration following the Company's filings with the SEC of its periodic reports on Forms 10-K and 10-Q and (2) following a determination by the Senior Executive that he or she is not in possession of material nonpublic information. The members of the Office of the Chairman, which includes the CEO and his direct reports, are required by policy to conduct any transactions in securities of the Company and its affiliates only through the use of Rule 10b5-1 plans, which can only be entered into when not in possession of material, nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by Senior Executives in its equity securities if the Company becomes aware of relevant material, nonpublic information.

Effect of Tax and Accounting Considerations on Compensation Design

        In designing its compensation programs, the Company considers and factors into the design of the programs the tax and accounting aspects of the programs. Principal among the tax considerations is the potential impact of Section 162(m) of the Internal Revenue Code, which generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer), unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. For this reason, where applicable, the Company's variable compensation is designed in a manner that meets the requirements of performance-based compensation exempt from the limitations set forth in Section 162(m). Accordingly, annual incentives and performance shares are designed to qualify as exempt performance-based compensation. The Company understands that the U.S. Treasury Department takes the view that annual compensation amounts for covered officers in excess of $500,000 may not be deducted for federal income tax purposes for the period during which the Company had outstanding financial obligations under the TARP and that the "performance-based" exception generally available under Section 162(m) of the Internal Revenue Code is not available to the Company for services rendered during that period.

        Other tax considerations are factored into the design of the Company's compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

        Accounting considerations are also taken into account in designing the compensation programs made available to Senior Executives. Principal among these is FASB Codification Topic 718,

Compensation—Stock Compensation ("FASB ASC Topic 718"), formerly FAS 123(R), which addresses the accounting treatment of certain equity-based compensation. The requirement under FASB ASC Topic 718, that stock options be expensed—as opposed to the prior accounting regime where there was no accounting charge associated with the grant of service-based stock options having an exercise price at least equal to the grant date price of the underlying stock—influenced the Company's decision to no longer grant stock options to non-Senior Executive employees and to grant only one-third of the long-term compensation opportunities for Senior Executives in the form of stock options.

Roles of the Company's Officers in Setting Executive Compensation

        The Company's Human Resources department supports the Compensation Committee in the execution of its responsibilities in setting the compensation that is payable to the Company's Senior Executives. The Company's Executive Vice President, Human Resources, supervises the development of the materials relating to the agenda items for each Compensation Committee meeting. Meeting agendas are reviewed with the Compensation Committee Chairman prior to meetings and his recommendations are incorporated before materials are finalized and distributed to the full Compensation Committee. No member of the management team, including the CEO, has a role in determining his or her own compensation.

 REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

        In addition, in accordance with the U.S. Treasury Department's interim final rule establishing TARP standards for compensation and corporate governance (the "Interim Final Rule"), during the TARP Period, the Committee is required at least every six months to:

  •
  Discuss, evaluate and review with the Company's senior risk officers any risks (including long-term as well as short-term risks) that the Company faces that could threaten the value of the Company;

  •
  Identify (1) features in Senior Executive Officer ("SEO") compensation plans that could lead SEOs to take these risks, and (2) features in employee compensation plans generally that pose risks to the Company, including any features in the SEO compensation plans and the employee compensation plans that encourage behavior focused on short-term results and not long-term value creation, and limit those features to ensure that the SEOs are not encouraged to take risks that are unnecessary or excessive and that the Company is not unnecessarily exposed to risks; and

  •
  Discuss, evaluate and review the terms of each employee compensation plan and identify and eliminate those features that could encourage the manipulation of reported earnings to enhance the compensation of any employee.

        The following describes the process followed to conduct this review.

        To assist in this review and analysis, management retained the Mercer consulting firm. As a first step in the review, management, based on criteria established by management and Mercer, screened the Company's compensation plans and assigned the plans to low, uncertain and potentially high risk categories. As part of this process, over seventy percent of the plans (121 out of 170) were categorized as low risk. This included two enterprise wide plans, 88 plans for employees in the Life operations, and 31 plans for employees in the Property and Casualty operations. Plans that were identified as low risk included (a) broad-based plans which constitute a small portion of participants' compensation, are based on profitability of a broad business unit, and have payouts which are reviewed and approved by management who do not participate in the program, and (b) sales plans which provide for payouts as the salesperson generates volume for a product that has been properly vetted from a business risk standpoint. Similarly, the benefit plans of the Company, including the Retirement Plan for U.S. Employees, the Investment and Savings Plan and the Company's Excess Pension and Savings Plans, which are based on compensation paid over an individual's career, were characterized as presenting no or little likelihood of posing unnecessary risk or encouraging the manipulation of earnings. The Hartford Deferred Stock Unit Plan, adopted in 2009 to provide TARP-compliant deferred and restricted stock units, was also categorized as not posing unnecessary risk or encouraging the manipulation of earnings.

        The remaining 49 plans (including the Company's annual incentive plans, The Hartford 2005 Incentive Stock Plan and the HIMCO Long-Term Incentive Plan-Managing Directors, which are plans in which both SEOs and other employees participate) were reviewed in detail by Mercer. Mercer's analysis of those plans was reviewed by the Committee and discussed with management and Mercer.

The following table indicates enterprise-wide plans and line of business plans that were reviewed in detail:

Business Unit	Annual Incentive Plans	Sales / Commission Plans	Long-term Incentive Plans	Total Plans Reviewed in Detail

Enterprise-wide	2	0	2	4

Life	12	16	1	29

P&C	3	6	2	11

HIMCO	1	0	4	5

Total	18	22	9	49

        For those plans reviewed in detail, Mercer identified and summarized any features that, in its professional judgment, required specific consideration with regard to presenting the potential to encourage employees to either take risks that could damage the Company or manipulate reported earnings, including an evaluation of the operation of the plans in light of the Company's risk management processes to determine whether such possible risks were appropriately mitigated by those processes. On the basis of its review, Mercer concluded that:

  •
  The plans applicable to the SEOs, as well as employee compensation plans generally, strike a proper balance between risk and rewards, and do not include features that would encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

  •
  The employee compensation plans do not include elements that would encourage employees to take unnecessary risks, and

  •
  The employee compensation plans do not include features that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

        In conducting this review, Mercer and management considered numerous factors pertaining to each such program, including, but not limited to, the purpose of the program, the number of participants, limits and controls on the ability of the participants to take actions that would influence the calculation of the compensation payable, whether awards vest or pay out over a period of time consistent with the emergence of risk generated by the business, the existence of appropriate caps on awards, the ability of participants' supervisors and/or the Committee to exercise discretion to reduce or eliminate awards, and plan governance provisions, including an appropriate separation of duties in the administration of the programs. Any potential risks that were identified were further assessed in light of what was identified as business risks that are necessary and appropriate in the operation of the Company's business, and the Company's risk tolerance. In particular, the analysis of the risk to the Company focused on those provisions of the programs and the Company's overall risk management processes and procedures that were designed to counterbalance the possibility of employees engaging in excessive risk taking and manipulation of earnings.

        At its December 2009 meeting, the Committee met with the Company's senior risk officers and Mercer and reviewed the key risks that the Company faces, the operation of the Company's compensation plans, and the Mercer report. Following this review, the Committee determined that the plans are generally well designed, and do not encourage SEOs or employees to take unnecessary or excessive risks, or encourage the manipulation of reported earnings. Accordingly, as required by the Interim Final Rule, the Committee certifies that:

  1.
  It has reviewed with senior risk officers the Senior Executive Officer ("SEO") compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

  2.
  It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

  3.
  It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Report submitted as of March 22, 2010.

Members of the Compensation and Personnel Committee (as of March 22, 2010):

Edward J. Kelly, III, Chairman
Gail J. McGovern
H. Patrick Swygert

COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        As of the date of this Proxy Statement, the Compensation and Personnel Committee consists of Messrs. Kelly (Chairman), Kirk, Renyi and Swygert and Ms. McGovern, all of whom are independent non-management directors. None of the Compensation and Personnel Committee members has served as an officer or employee of the Company and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company's Board.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by the Named Executive Officers for the fiscal years ended December 31, 2007, 2008 and 2009. The table reflects total compensation paid or earned beginning in the later of the fiscal year ended December 31, 2007 or the year an individual first became a Named Executive Officer. On June 26, 2009 the Company became a participant in the TARP and subject to the TARP Restrictions, which affected the compensation of Messrs. McGee, Walters and Ayer and Ms. Zlatkus for the period commencing on June 26, 2009 and ending on December 31, 2009 (the "2009 TARP Period"). Messrs. McGreevey and Kreczko were not subject to TARP Restrictions in 2009. The amounts described below include compensation provided to the Named Executive Officers for services rendered prior to June 26, 2009 as well as TARP-compliant compensation modifications and other arrangements provided to the TARP Executives during the 2009 TARP Period. The long-term equity incentive compensation awarded to the Named Executive Officers in 2009 prior to the 2009 TARP Period is reflected in the table below at full aggregate grant date value. For the TARP Executives, such amounts were subsequently reduced to reflect the portion of the long-term incentive award that could not be accrued in 2009 under the TARP Restrictions. Further details on the reduction to the long-term incentive awards granted to such Named Executive Officers are provided in the footnotes to the table below.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(3)	Option Awards ($)(11)	Non-Equity Incentive Plan Compensation ($)(14)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(15)	All Other Compensation ($)(16)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Liam McGee	2009	275,000(1)		0(4)			19,796	66,654	361,450
Chairman, President and Chief Executive Officer

Lizabeth Zlatkus(17)	2009	881,250		1,788,485(5)(6)	594,073(12)	679,888	651,837	43,663	4,639,196
Executive Vice President and Chief Financial Officer	2008	810,417		1,783,334(6)	891,673	—	1,437,912	40,772	4,964,108

John Walters(17)	2009	881,250		1,788,485(5)(7)	594,073(13)	593,094	244,366	40,492	4,141,760
President and Chief	2008	814,583		1,783,334(7)	891,673	—	411,900	40,443	3,941,933
Operating Officer, Hartford Life	2007	700,000		1,150,020(7)	574,978	1,524,000	211,741	35,010	4,195,749

Gregory McGreevey	2009	537,500		1,333,129(8)	333,127	1,232,000	49,355	163,839	3,648,950
President HIMCO and Chief Investment Officer

Alan Kreczko	2009	500,000		1,013,345(9)	133,249	743,000	80,965	18,990	2,489,549
Executive Vice President and General Counsel

Ramani Ayer(17)	2009	958,333(2)		2,048,278(10)	653,080(12)	1,025,859	4,384,351	84,455	9,154,356
Former Chairman and	2008	1,150,000		4,000,003(10)	1,999,991	—	—	133,943	7,283,937
Chief Executive Officer	2007	1,150,000		4,000,019(10)	1,999,999	3,250,000	2,934,718	81,574	13,416,310

1)
The amount shown for Mr. McGee is the base salary paid from October 1, 2009, his date of hire, through December 31, 2009.

2)
The amount shown for Mr. Ayer reflects the base salary paid from January 1, 2009 until his retirement date of October 31, 2009.

3)
The amounts shown in this column reflect the full aggregate grant date fair value for the fiscal years ended December 31, 2007, 2008 and 2009, with respect to restricted stock, restricted stock unit and performance share awards made pursuant to The Hartford 2005 Incentive Stock Plan prior to the TARP Period and with respect to restricted stock unit, TARP Restricted Unit and TARP Deferred Unit awards made pursuant to The Hartford Deferred Stock Unit Plan, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal years ended December 31, 2007, 2008, and 2009 included in the Company's 2007, 2008 and 2009 Annual Reports on Form 10-K, respectively. Performance share award amounts included in this column were valued based on the probable outcome of performance conditions to which such awards are subject, determined at the time of grant. The probable outcome of performance conditions is assumed to be the target level of performance. Amounts payable under these awards will be determined based on the actual results as compared to pre-established performance objectives and can range from 0-200% of the target level. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. Additional detail on the grant date fair value of awards made in 2009 is provided in the Grants of Plan Based Awards Table on page 58.

4)
Mr. McGee was granted 45,193.097 TARP Deferred Units on February 25, 2010 for compensation accrued during the period October 1, 2009 through December 31, 2009. The grant date fair market value of $1,100,000 is not reflected above because the grant was made in 2010.

5)
The amounts shown for Ms. Zlatkus and Mr. Walters reflect the full grant date fair value of their respective 2009 restricted stock unit, performance share awards, TARP Restricted Units and TARP Deferred Units. After accounting for the value of the portion of their 2009 restricted stock unit and performance share awards forfeited pursuant to the TARP Restrictions, the value of the 2009 stock awards shown above would be $1,585,824 for Ms. Zlatkus and $1,585,824 for Mr. Walters. Ms. Zlatkus and Mr. Walters were granted 12,274.035 TARP Deferred Units on February 25, 2010 for compensation accrued during the period October 1, 2009 through December 31, 2009. The grant date fair market value of $298,750 is not reflected above because the grant was made in 2010.

6)
The amounts shown for Ms. Zlatkus for the years 2009 and 2008 reflect amounts that include the full grant date fair value of her performance share awards for each year calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the performance conditions to which such awards are subject, determined at the time of grant. The probable outcome of performance conditions is assumed to be the target level of performance. The amounts shown for Ms. Zlatkus would be $2,368,516 and $2,674,997, for 2009 and 2008 respectively, if the grant date value of her performance share awards assumed the highest level of performance conditions would be achieved.

7)
The amounts shown for Mr. Walters for the years 2009, 2008 and 2007 reflect amounts that include the full grant date fair value of his performance share awards for each year calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the performance conditions to which such awards are subject, determined at the time of grant. The probable outcome of performance conditions is assumed to be the target level of performance. The amounts shown for Mr. Walters would be $2,368,516, $2,674,997 and $1,724,994, for 2009, 2008 and 2007 respectively, if the grant value of his performance share awards assumed the highest level of performance conditions would be achieved.

8)
The amount shown for Mr. McGreevey includes the full grant date fair value of his February 25, 2009 restricted stock unit award granted under The Hartford 2005 Incentive Stock Plan and his July 31, 2009 restricted stock unit award granted under The Hartford Deferred Stock Unit Plan calculated in accordance with FASB ASC Topic 718.

9)
The amount shown for Mr. Kreczko includes the full grant date fair value of his February 25, 2009 restricted stock unit and performance share awards granted under The Hartford 2005 Incentive Stock Plan and his July 31, 2009 restricted stock unit award granted under The Hartford Deferred Stock Unit Plan calculated in accordance with FASB ASC Topic 718. The value of the performance share award is based on the probable outcome of the performance conditions to which such award is subject, determined at the time of grant. The probable outcome of performance conditions is assumed to be the target level of performance. The amount shown for Mr. Kreczko would be $1,143,446 if the grant value of his performance share award assumed the highest level of performance conditions would be achieved.

10)
The amount shown for Mr. Ayer, who retired from the Company on October 31, 2009, reflects the full grant date fair value of his restricted stock unit and performance share awards for each year calculated in accordance with FASB ASC Topic 718. The value of the performance share awards is based on the probable outcome of the performance conditions to which such awards are subject, determined at the time of grant. The probable outcome of performance conditions is assumed to be the target level of performance. The amounts shown for Mr. Ayer would be $3,060,176, $6,000,036 and $6,000,038, for 2009, 2008 and 2007 respectively, if the grant value of his performance share awards assumed the highest level of performance conditions would be achieved. After accounting for the value of the portion of the 2009 restricted stock unit and performance share awards forfeited pursuant to the TARP Restrictions and upon his retirement, the amounts shown above would be $329,219, $2,342,603 and $3,673,418 for 2009, 2008 and 2007 respectively.

11)
The amounts shown in this column reflect the full aggregate grant date fair value for the fiscal years ended December 31, 2007, 2008 and 2009, with respect to stock option awards made pursuant to The Hartford 2005 Incentive Stock Plan prior to the 2009 TARP Period, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal years ended December 31, 2007, 2008, and 2009 included in the Company's 2007, 2008 and 2009 Annual Reports on Form 10-K, respectively. Amounts included in this column are not reduced for estimated forfeitures during the applicable vesting periods. Additional detail on the grant date fair value of awards made in 2009 is provided in the Grants of Plan Based Awards Table on page 58.

12)
The amounts shown in 2009 for Ms. Zlatkus and Mr. Ayer reflect the grant date fair value of their stock option awards, calculated in accordance with FASB ASC Topic 718. These amounts are not reduced because they were eligible to retire and exercise all options immediately upon the grant date and therefore the awards were accrued prior to the TARP Period. The TARP Restrictions did not affect awards fully accrued prior to the TARP Period.

13)
The amount shown in 2009 for Mr. Walters reflects the grant date fair value of his stock option award, calculated in accordance with FASB ASC Topic 718. After accounting for the value of the portion of his 2009 stock option award forfeited pursuant to the TARP Restrictions, the value of his 2009 stock option award outstanding as of December 31, 2009 would be $491,530.

14)
The amounts shown in this column reflect the annual bonus amounts as determined by the Company's Compensation and Personnel Committee (the "Compensation Committee"). These amounts were based on the Company's financial performance and each Named Executive Officer's leadership performance relative to pre-established goals. For Ms. Zlatkus and Messrs. Walters and Ayer, the amount shown for 2009 represents the portion of their annual bonus prorated for service rendered prior to the 2009 TARP Period. The Named Executive Officers participate in an annual incentive program under which a maximum annual incentive award is determined by reference to an incentive pool of funds, in order to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code by the Company of the annual incentive awards as described in further detail in footnote 1 to the Grant of Plan Based Awards Table.

15)
The amounts in this column reflect the actuarial increase in the present value of the accumulated benefits of the Named Executive Officers under all pension plans established by the Company. The amounts were calculated using discount rate, mortality and form of payment assumptions consistent with those used in the Company's GAAP financial statements. The annual change in the present value of Mr. Ayer's qualified and non-qualified benefits as of December 31, 2009 is an increase from the present value reported as of December 31, 2008, which increase is primarily attributable to a change in the interest rate assumptions used to value Mr. Ayer's benefit under Excess Pension Plan I.

  The annual change in the present value of Mr. Ayer's qualified and non-qualified benefits as of December 31, 2008 was a net decrease of $741,161 from the present value reported as of December 31, 2007, therefore the amount reported for 2008 is zero. This decrease was again primarily attributable to a change in interest rate assumptions used to value Mr. Ayer's benefit under Excess Pension Plan I. Ms. Zlatkus became eligible to retire in 2008 and therefore, the 2008 amount shown reflects the incremental value associated with eligibility for an early retirement benefit. Actuarial assumptions for 2009 are described in further detail in the discussion following the Pension Benefits Table on page 66.

16)
The amounts shown in this column are described in the Summary Compensation Table—All Other Compensation on page 57.

17)
The table below summarizes the total compensation paid or earned by Ms. Zlatkus and Messrs. Walters and Ayer after giving effect to the forfeitures required by the TARP Restrictions (but not forfeitures due to Mr. Ayer's retirement):

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lizabeth Zlatkus	2009	881,250		1,585,824	594,073	679,888	651,837	43,663	4,436,535

John Walters	2009	881,250		1,585,824	491,530	593,094	244,366	40,492	3,836,556

Ramani Ayer	2009	958,333		1,694,724	653,080	1,025,859	4,384,351	84,455	8,800,805

 Summary Compensation Table—All Other Compensation

        The following table provides the amounts presented in the "All Other Compensation" column in the Summary Compensation Table on page 54 for the Company's Named Executive Officers.

Name and Principal Position	Year	Perquisites($)	Contributions or other allocations to defined contribution plans($)(5)	Total($)

(a)	(b)	(c)	(d)	(e)

Liam McGee	2009	66,654(1)	—	66,654
Chairman, President and Chief Executive Officer

Lizabeth H. Zlatkus	2009	12,475(2)	31,188	43,663
Executive Vice President and Chief Financial Officer

John Walters	2009	9,475	31,017	40,492
President and Chief Operating Officer, Hartford Life

Gregory McGreevey	2009	157,452(3)	6,387	163,839
President HIMCO and Chief Investment Officer

Alan Kreczko	2009	1,275	17,715	18,990
Executive Vice President and General Counsel

Ramani Ayer	2009	50,539(4)	33,916	84,455
Former Chairman and Chief Executive Officer

1)
Mr. McGee's perquisites consisted of financial and tax planning services paid for by the Company, commuting costs, legal fees associated with the negotiation of his employment arrangement and costs and expenses incurred through December 31, 2009 related to relocating his principal residence from North Carolina to Connecticut, including fees paid to the relocation assistance firm, moving and temporary housing costs, new home purchase closing costs and other related expenses ("Relocation Expenses"). The aggregate incremental cost of the Relocation Expenses incurred by the Company in 2009 was $35,310. The Company has incurred additional costs in 2010 related to Mr. McGee's relocation that will be reported in the 2011 proxy statement.

2)
Perquisite amounts for Ms. Zlatkus consisted of financial and tax planning services paid for by the Company.

3)
Perquisite amounts for Mr. McGreevey included payments to cover costs associated with temporary living, commuting and relocation expenses. The aggregate incremental cost incurred by the Company related to temporary living and commuting expenses was $150,000.

4)
Perquisite amounts for Mr. Ayer consisted of financial and tax planning services paid for by the Company and $32,539 for the use of Company car services for commuting and personal use.

5)
The amounts shown in this column represent Company contributions under The Hartford Investment and Savings Plan, a tax-qualified defined contribution plan, and The Hartford Excess Savings Plan, a non-qualified plan established as a "mirror" to the qualified plan to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under these plans, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual salary of each employee earning $105,000 or greater (for 2009) in the preceding year, and a non-matching contribution equal to one and one-half of one percent (.015) of the annual salary of each employee earning less than $105,000 (for 2009) in the preceding year.

 Grants of Plan Based Awards Table

        The following table discloses the actual numbers of stock options, performance shares and units, and restricted stock units as well as TARP Restricted Units and TARP Deferred Units and the grant date fair value of these awards to the Company's Named Executive Officers in 2009. The table also discloses potential future payouts under the Company's non-equity and equity incentive plans. Prior to the TARP Period, grants were made in accordance with the Company's normal grant practices in the form of performance units or shares, restricted stock units and stock options under The Hartford 2005 Incentive Stock Plan. During the TARP Period, the Company granted TARP Restricted Units and TARP Deferred Units under The Hartford Deferred Stock Unit Plan to Ms. Zlatkus and Messrs. McGee and Walters. Under the same plan, restricted stock unit awards were granted to Messrs. McGreevey and Kreczko who were not subject to the TARP Restrictions in 2009.

									All Other Stock Awards: Number of Shares of Stock or Units (3)(#)	All Other Option Awards: Number of Securities Underlying Options (4)(#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
												Grant Date Fair Value of Stock and Options Awards($)

Name	Plan	Grant Date	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Liam	Deferred Units
McGee

Lizabeth	Non-Equity	2/25/2009	—	1,000,000	2,000,000
Zlatkus	Performance Shares	2/25/2009				—	90,067	180,134				580,031
	Restricted Stock Units	2/25/2009							84,385			594,070
	Stock Options	2/25/2009								179,538	7.04	594,073
	TARP Deferred Units	11/5/2009							6,193			149,375
	TARP Restricted Units	11/5/2009							19,279			465,009

John	Non-Equity	2/25/2009	—	1,000,000	2,000,000
Walters	Performance Shares	2/25/2009				—	90,067	180,134				580,031
	Restricted Stock Units	2/25/2009							84,385			594,070
	Stock Options	2/25/2009								179,538	7.04	594,073
	TARP Deferred Units	11/5/2009							6,193			149,375
	TARP Restricted Units	11/5/2009							19,279			465,009

Gregory	Non-Equity	2/25/2009	—	1,100,000	2,200,000
McGreevey	Performance Units	2/25/2009		450,000	900,000
	Restricted Stock Units	2/25/2009							47,319			333,126
	Stock Options	2/25/2009								100,676	7.04	333,127
	Restricted Stock Units	7/31/2009							60,643			1,000,003

Alan	Non-Equity	2/25/2009	—	550,000	1,100,000
Kreczko	Performance Shares	2/25/2009				—	20,202	40,404				130,101
	Restricted Stock Units	2/25/2009							18,927			133,246
	Stock Options	2/25/2009								40,270	7.04	133,249
	Restricted Stock Units	7/31/2009							45,482			749,998

Ramani	Non-Equity	2/25/2009	—	1,850,000	3,700,000
Ayer	Performance Shares	2/25/2009				—	157,127	314,254				1,011,898
	Restricted Stock Units	2/25/2009							147,213			1,036,380
	Stock Options	2/25/2009								313,213	20.00	653,080

1)
The amounts shown in columns (c), (d), and (e) represent amounts potentially payable to the Named Executive Officers under the Company's annual cash incentive plan. For Mr. McGreevey, the amounts shown in columns (c), (d) and (e) also represent the amount payable under the HIMCO performance unit plan, which is a long-term incentive plan cash-settled and described in more detail beginning on page 35. The amounts shown in column (c) represent the minimum payout level associated with the 2009 annual incentive plan. If certain threshold levels of performance are not met, there are no payments under the plan. The amount shown in column (d) is the "target" amount payable under the program, which is the amount payable if the pre-established financial and leadership goals are fully met. The amount shown in column (e) is 200% of the target and represents, in the Compensation Committee's practice, the maximum amount payable. However, consistent with the program provisions described in more detail below, to reward extraordinary performance, the Compensation Committee could in its sole discretion authorize annual incentive payouts of up to the lesser of 300% of the target annual incentive payment level or $5 million. The Compensation Committee reviews and approves, with respect to each Named Executive Officer, the annual incentive target amounts payable in the event business performance goals, which are based on the Company's operating plan, and leadership objectives established in the plan are fully realized. The TARP Restrictions allow for the payment of a prorated 2009 annual bonus award to Ms. Zlatkus and Messrs. Walters and Ayer for services rendered prior to the 2009 TARP Period. As a result, Ms. Zlatkus and Mr. Walters were able to earn a 2009 bonus for the period beginning January 1, 2009 and ending June 25, 2009, or approximately 48% of the bonus amount that would otherwise have been payable, as shown above. Mr. McGee, who became the Company's CEO during the 2009 TARP Period, was not eligible for a 2009 annual bonus. Mr. Ayer, who retired in 2009, was able to earn approximately 48% of a full year bonus after factoring in the TARP Restrictions. The actual amount of these awards is disclosed in the Summary Compensation Table.

  Under the annual incentive program, there is a maximum award applicable to the Chief Executive Officer and the next three most highly compensated executives (other than the Chief Financial Officer) (the "Covered Officers"). The maximum annual incentive award for each executive is determined by reference to an incentive pool of funds, as described below. The purpose of this incentive plan is to qualify the annual incentive awards for tax deductibility by the Company. The total incentive pool was equal to 1.0% of total Company Adjusted Core Earnings for 2009 as defined by the Compensation Committee (the "Incentive Pool"). Relative to this Incentive Pool, the Compensation Committee determined that the maximum annual incentive award payable to each Covered Officer was to be the lesser of: (1) the percentage of the Incentive Pool allocated as identified below, or (2) 300% of the target annual incentive award established by the Compensation Committee at the beginning of the performance year, but not more than $5 million. The Chief Executive Officer is allocated 30% of the Incentive Pool. The remainder of the Incentive Pool is allocated equally to the other Covered Officers. The actual annual incentive award granted to a participant is determined by the Compensation Committee, which retains discretion to reduce or eliminate (but not increase) an award to any Covered Officer based on its evaluation of the executive's performance. In determining the actual award payable to each executive, the Compensation Committee reviews business performance criteria such as adjusted core earnings, adjusted core earnings return on equity and other measures pertaining to the particular executive's line of business as well as individual performance against key strategic leadership objectives established at the beginning of the performance period. As indicated in the discussion above, the Compensation Committee has consistently used discretion to reduce the amount of the award such that the actual amount paid typically does not exceed two times the target amount. The amounts that could have been payable based on allocation of the Incentive Pool exceeded the amount earned for 2009 by each of the Covered Officers.

2)
The amounts in column (f) represent the minimum number of performance shares that were granted pursuant to The Hartford 2005 Incentive Stock Plan prior to the TARP Period which would vest and become payable if the three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) were below the comparable growth rate for all companies in the applicable peer group. The amount shown in column (g) is the "target" number of performance shares which would vest and become payable if the three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) were at the median growth rate for the companies in the applicable peer group. The amount shown in column (h) is the maximum number of performance shares which would vest and become payable if the three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) were to exceed the comparable growth rate for all companies in the applicable peer group. The awards generally vest and are payable following a three-year performance period which commenced on January 1, 2009 and will terminate on December 31, 2011 (awards vest pro rata in the event of certain circumstances, such as retirement or disability). The actual number of performance shares which vest and become payable under the program will be equal to the actual three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) percentile performance multiplied by 2.0 (e.g., if 75th percentile peer-relative performance were achieved, 150% of the number of performance shares granted would vest and become payable). The value of each performance share is determined by applying a pricing model to establish the grant date value per performance share based on the closing stock price on the date of grant. Because dividends are not paid on performance shares during the three-year performance period, the grant date value of a performance share is slightly less than the closing stock price on the date of grant of $7.04. The value of each performance share granted on February 25, 2009 was $6.44. The TARP Restrictions prohibit the accrual of certain forms of incentive compensation by TARP Executives while they are subject to the TARP Restrictions, including the performance share awards granted to Ms. Zlatkus and Messrs. Walters and Ayer on February 25, 2009. The restricted portion of the 2009 award, as of December 31, 2009, based on the applicable three-year service period that occurred during the 2009 TARP Period is 17.261% of this award. After accounting for the portion of their 2009 performance share awards forfeited pursuant to the TARP Restrictions, the target number of the 2009 performance share awards shown above would be 74,521 for Ms. Zlatkus and 74,521 for Mr. Walters. Mr. Ayer's award was further reduced for the portion forfeited due to his retirement on October 31, 2009. After accounting for the portion of the 2009 performance share awards forfeited pursuant to the TARP Restrictions and upon his retirement, the target number shown above for Mr. Ayer would be 25,255.

3)
The amounts in this column represent the number of restricted stock unit awards made pursuant to The Hartford 2005 Incentive Stock Plan prior to the TARP Period and the number of restricted stock unit, TARP Restricted Unit and TARP Deferred Unit awards made pursuant The Hartford Deferred Stock Unit Plan during the TARP Period to the Named Executive Officers in 2009. Each restricted stock unit, TARP Deferred Unit and TARP Restricted Unit award represents a contractual right to receive the value in cash of one share of Common Stock of the Company. The restricted stock unit awards granted on February 25, 2009, and the TARP Restricted Unit awards granted on November 5, 2009 to Ms. Zlatkus and Mr. Walters, vest and are payable following a three-year service period which commenced on the date of grant and will terminate three years later (awards vest pro rata in the event of certain circumstances, such as retirement or disability). The restricted stock unit awards granted to Messrs. McGreevey and Kreczko on July 31, 2009 under The Hartford Deferred Stock Unit Plan became fully vested on December 31, 2009. The TARP Deferred Unit awards granted to Ms. Zlatkus and Mr. Walters on November 5, 2009 were fully vested on the grant date. The grant date value of each award was equal to the closing stock price on the date of grant. The New York Stock Exchange closing price per share of Company Common Stock on February 25, 2009 was $7.04, on July 31, 2009 was $16.49 and on November 5, 2009 was $24.12. The TARP Restrictions prohibit the accrual of certain forms of incentive compensation by TARP Executives while they are subject to the TARP Restrictions, including the restricted stock unit awards granted to Ms. Zlatkus and Messrs. Walters and Ayer on February 25, 2009. The restricted portion of the 2009 award applicable for the three-year service period that occurred during the 2009 TARP Period is 17.261%. After accounting for the portion of their 2009 restricted stock units forfeited pursuant to the TARP Restrictions as of December 31, 2009, the number of the 2009 restricted stock unit awards shown above would be 69,819 for Ms. Zlatkus and 69,819 for Mr. Walters. Mr. Ayer's award was further reduced for the portion forfeited upon his retirement on October 31, 2009. After accounting for the portion of the 2009 restricted stock unit award forfeited pursuant to the TARP Restrictions and upon his retirement, the amount shown above for Mr. Ayer would be 23,662. Dividend equivalents with respect to TARP Restricted Unit and TARP Deferred Unit awards are credited in the same amount and to the same extent as dividends paid to holders of Common Stock.

4)
The amounts in this column represent options to purchase shares of Common Stock that were granted under The Hartford 2005 Incentive Stock Plan prior to the TARP Period to Ms. Zlatkus and Messrs. Walters, McGreevey, Kreczko and Ayer on February 25, 2009 that vest and become exercisable at the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date. The New York Stock Exchange closing price per share of Company Common Stock on February 25, 2009 was $7.04. The TARP Restrictions prohibit the accrual of certain forms of incentive compensation by TARP Executives while subject to the TARP Restrictions, which includes the stock option awards granted to Mr. Walters on February 25, 2009. The restricted portion of the 2009 award applicable for the three-year service period that occurred during the 2009 TARP Period is 17.261%. After accounting for the portion of Mr. Walters' 2009 stock option award forfeited pursuant to the TARP Restrictions, the number of shares subject to the 2009 stock option award shown above would be 148,548. Ms. Zlatkus and Mr. Ayer were eligible to retire on the grant date and would have been fully vested if Ms. Zlatkus or Mr. Ayer retired on the date of grant, and thus the stock options were fully accrued prior to the TARP Period. All options were granted at exercise prices that were 100% of the fair market value of one share of Common Stock on the date of grant, except for the stock options granted in 2009 to Mr. Ayer which have an exercise price of $20 per share. The value of each stock option award was determined by using a binomial lattice option pricing model to establish a value per option based on the closing price per share of Company Common Stock on the grant date. The value was not reduced to reflect estimated forfeitures during the period. The value established for each stock option awarded on February 25, 2009 to Ms. Zlatkus and Messrs. Walters, McGreevey and Kreczko was $3.3089. The value established for each stock option awarded on February 25, 2009 to Mr. Ayer was $2.0851.

 Outstanding Equity Awards at Fiscal Year-End Table

        The following table shows outstanding stock option awards classified as exercisable and unexercisable and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2009 for the Company's Named Executive Officers. Mr. McGee did not have any outstanding equity awards as of December 31, 2009. The TARP Restrictions restricted the type of compensation that could be provided to Ms. Zlatkus and Messrs. Walters and Ayer during the TARP Period. For Ms. Zlatkus and Messrs. Walters and Ayer, the following table shows the number of outstanding options and unvested shares of restricted stock, restricted stock units and performance shares outstanding as December 31, 2009. Amounts that were forfeited in 2009 under the TARP Restrictions have been subtracted from amounts shown in the table below and are described in further detail in the footnotes to this table. The value of any unvested or unearned equity awards outstanding as of December 31, 2009 is calculated using a market value of $23.26, the New York Stock Exchange closing price per share of Company Common Stock on December 31, 2009.

	Option Awards(1)					Stock Awards(2)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Liam McGee Chairman, President and Chief Executive Officer

Lizabeth Zlatkus	13,655	—		65.99	2/20/2014	6,900(3)	160,494	12,998	(21)	302,333
Executive Vice President and	8,923	—		71.27	2/19/2015	282(4)	6,559	74,521	(22)	1,733,358
Chief Financial Officer	14,689	—		83.00	2/15/2016	260(5)	6,048
	10,527	5,264		93.69	2/27/2017	4,862(6)	113,090
	2,358	1,180		92.69	7/30/2017	61,247(7)	1,424,605
	—	38,240		74.88	2/26/2018	19,279(8)	448,430
	—	179,538		7.04	2/25/2019

John Walters	7,586	—		65.99	2/20/2014	8,000(9)	186,080	12,998	(21)	302,333
President and Chief	14,872	—		71.27	2/19/2015	5,327(10)	123,906	74,521	(22)	1,733,358
Operating Officer,	15,913	—		83.00	2/15/2016	1,333(11)	31,006
Hartford Life	10,527	5,264		93.69	2/27/2017	12,643(12)	294,076
	2,358	1,180		92.69	7/30/2017	70,709(13)	1,644,691
	—	38,240		74.88	2/26/2018	19,279(14)	448,430
	—	148,548		7.04	2/25/2019

Gregory McGreevey	12,511	25,023		10.32	10/31/2018	13,330(15)	310,056
President HIMCO and	—	100,676		7.04	2/25/2019	47,922(16)	1,114,666
Chief Investment Officer

Alan Kreczko	3,414	—		65.99	2/20/2014	973(17)	22,632	2,915	(21)	67,803
Executive Vice President	2,938	—		83.00	2/15/2016	958(18)	22,283	20,202	(23)	469,899
and General Counsel	1,922	962		93.69	2/27/2017	2,836(19)	65,965
	—	2,477		92.69	7/30/2017	19,169(20)	445,871
	—	8,577		74.88	2/26/2018
	—	40,270		7.04	2/25/2019

Ramani Ayer(26)	228,294	—		34.00	2/18/2010			17,817	(24)	414,423
Former Chairman and	222,046	—		62.07	2/23/2011			25,255	(25)	587,431
Chief Executive Officer	201,556	—		65.85	2/23/2012
	171,465	—		37.37	2/22/2013
	96,723	—		65.99	2/20/2014
	79,454	—		71.27	10/31/2014
	71,750	—		83.00	10/31/2014
	61,313	—		93.69	10/31/2014
	85,771	—		74.88	10/31/2014
	313,213	—		20.00	10/31/2014

1)
All options expiring on or before February 15, 2016 are fully vested. Stock options granted to Ms. Zlatkus and Messrs. Walters and Kreczko on February 27, 2007 (expiration date of February 27, 2017), to Ms. Zlatkus and Mr. Walters on July 30, 2007 (expiration date of July 30, 2017) and to Mr. McGreevey on October 31, 2008 (expiration date of October 31, 2018) vest and become exercisable one-third per year over a three-year vesting period. All other stock options granted to Ms. Zlatkus and Messrs. Walters, McGreevey and Kreczko vest and become exercisable at the later of: (i) the date upon which the closing price of each share of the underlying stock on the New York Stock Exchange were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date. For the stock options granted to Ms. Zlatkus and Messrs. Walters, McGreevey and Kreczko in 2009, the price-vesting hurdle was achieved on April 22, 2009. Stock options granted to the Named Executive Officers prior to May 28, 2005 expire 10 years and 2 days from the grant date. Stock options granted to the Named Executive Officers after May 28, 2005 under The Hartford 2005 Incentive Stock Plan expire on the 10 year anniversary of the grant date. Mr. Ayer retired from the Company on October 31, 2009 and in accordance with the provisions of The Hartford 2005 Incentive Stock Plan and predecessor incentive stock plans, all unexercised awards will remain exercisable until the earlier of the original expiration date or five years from the date of retirement. The TARP Restrictions prohibit the accrual of certain forms of incentive compensation by the TARP Executives while subject to TARP Restrictions, which includes the stock option awards granted to Mr. Walters on February 25, 2009 (expiration date of February 25, 2019). The restricted portion of that 2009 award applicable for the three-year service period that occurred during the 2009 TARP Period is 17.261%. Stock options granted to Ms. Zlatkus and Mr. Ayer in 2009 (expiration date of February 25, 2019) have not been reduced under the TARP Restrictions because they were retirement eligible on the grant date of February 25, 2009. Pursuant to The Hartford 2005 Incentive Stock Plan, their awards would have been fully vested if Ms. Zlatkus or Mr. Ayer retired on the date of grant, and thus the stock options were fully accrued prior to the TARP Period.

2)
The amounts shown in column (g) represent outstanding, unvested awards of restricted stock and restricted stock units under The Hartford 2005 Incentive Stock Plan granted prior to the TARP Period and unvested restricted stock units and TARP Restricted Units under The Hartford Deferred Stock Unit Plan granted during the TARP Period. The amounts shown in column (h) represent the market value of such awards calculated using a price of $23.26, the closing stock price of Company Common Stock on the New York Stock Exchange on December 31, 2009. Restricted stock awards to the Named Executive Officers vest as follows: one-third of each restricted stock grant will vest on the third anniversary of the grant date and two-thirds will vest on the fifth anniversary of the grant date. Restricted stock units and TARP Restricted Units represent a contractual right to receive the value of one share of Common Stock of the Company at the end of a three-year service period. Dividend equivalents with respect to restricted stock units and TARP Restricted Units are credited in the same amount and to the same extent as dividends paid to holders of Common Stock. The restricted stock units and TARP Restricted Units reflected in column (g) have been rounded to the nearest whole share.

The amounts shown in columns (i) and (j) represent outstanding, unvested performance share awards under The Hartford 2005 Incentive Stock Plan granted prior to the TARP Period and the market value of such awards as of December 31, 2009. Performance share awards provide executives the opportunity to earn shares of Common Stock contingent on the achievement of one or more performance objectives over the requisite performance period. Performance share awards granted to the Named Executive Officers in 2008 will vest on December 31, 2010. Performance share awards granted to the Named Executive Officers in 2009 will vest on December 31, 2011. Dividends are not payable on outstanding Performance Share awards during the performance period.

3)
Represents the number of shares of restricted stock granted to Ms. Zlatkus on February 27, 2007.

4)
Represents the unvested pro rata portion of restricted stock units granted to Ms. Zlatkus on February 27, 2007 of 4,910 plus accumulated dividends through December 31, 2009 after accounting for the number of restricted stock units that have vested as of December 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company.

5)
Represents the unvested pro rata portion of restricted stock units granted to Ms. Zlatkus on July 30, 2007 of 1,241 plus accumulated dividends through December 31, 2009 after accounting for the number of restricted stock units that have vested as of December 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company.

6)
Represents the unvested pro rata portion of restricted stock units granted to Ms. Zlatkus on February 26, 2008 of 11,908 plus accumulated dividends through December 31, 2009 after accounting for the number of restricted stock units that have vested as of December 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company.

7)
Represents the unvested pro rata portion of restricted stock units granted to Ms. Zlatkus on February 25, 2009 of 84,385 plus accumulated dividends through December 31, 2009 after accounting for the portion, approximately 17.261%, of Ms. Zlatkus' 2009 restricted stock unit award forfeited as of December 31, 2009 pursuant to the TARP Restrictions and for the number of restricted stock units that have vested pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company.

8)
Represents the number of TARP Restricted Units granted to Ms. Zlatkus on November 5, 2009.

9)
Represents the unvested portion of the 12,000 shares of restricted stock granted to Mr. Walters on February 15, 2006.

10)
Represents the number of restricted stock units granted to Mr. Walters on February 27, 2007 of 4,910 plus accumulated dividends through December 31, 2009.

11)
Represents the number of restricted stock units granted to Mr. Walters on July 30, 2007 of 1,241 plus accumulated dividends through December 31, 2009.

12)
Represents the number of restricted stock units granted to Mr. Walters on February 26, 2008 of 11,908 plus accumulated dividends through December 31, 2009.

13)
Represents the number of restricted stock units granted to Mr. Walters on February 25, 2009 of 84,385 plus accumulated dividends through December 31, 2009 after accounting for the portion, approximately 17.261%, of Mr. Walters' 2009 restricted stock unit award forfeited pursuant to the TARP Restrictions as of December 31, 2009.

14)
Represents the number of TARP Restricted Units granted to Mr. Walters on November 5, 2009.

15)
Represents the number of restricted stock units granted to Mr. McGreevey on October 31, 2008 of 12,920 plus accumulated dividends through December 31, 2009.

16)
Represents the number of restricted stock units granted to Mr. McGreevey on February 25, 2009 of 47,319 plus accumulated dividends through December 31, 2009.

17)
Represents the number of restricted stock units granted to Mr. Kreczko on February 27, 2007 of 897 plus accumulated dividends through December 31, 2009.

18)
Represents the number of restricted stock units granted to Mr. Kreczko on July 30, 2007 of 892 plus accumulated dividends through December 31, 2009.

19)
Represents the number of restricted stock units granted to Mr. Kreczko on February 26, 2008 of 2,671 plus accumulated dividends through December 31, 2009.

20)
Represents the number of restricted stock units granted to Mr. Kreczko on February 25, 2009 of 18,927 plus accumulated dividends through December 31, 2009.

Footnote (21) through Footnote (25) pertain to outstanding Performance Shares.    The actual number of performance shares which vest and become payable under the program will be equal to the actual three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) percentile performance multiplied by 2.0. The values presented for the outstanding performance share awards are based on the number of performance shares granted. The performance objectives for performance share awards are described in further detail in the Compensation Discussion and Analysis beginning on page 34 and in footnote 2 to the Grants of Plan Based Awards Table beginning on page 58.

21)
Represents the number of performance shares granted on February 26, 2008 to Ms. Zlatkus and Messrs. Walters and Kreczko.

22)
Represents the number of performance shares granted on February 25, 2009 to Ms. Zlatkus and Mr. Walters after accounting for the pro rata portion, approximately 17.261%, of Ms. Zlatkus' and Mr. Walters' 2009 performance share award forfeited pursuant to the TARP Restrictions as of December 31, 2009.

23)
Represents the number of performance shares granted on February 25, 2009 to Mr. Kreczko.

24)
Represents the number of performance shares granted on February 26, 2008 to Mr. Ayer after accounting for the pro rata portion forfeited pursuant to the terms of The Hartford 2005 Incentive Stock Plan upon Mr. Ayer's retirement on October 31, 2009. Mr. Ayer was granted 29,155 and forfeited 11,338 performance shares.

25)
Represents the number of performance shares granted on February 25, 2009 to Mr. Ayer after accounting for the pro rata portion forfeited pursuant to the terms of The Hartford 2005 Incentive Stock Plan upon Mr. Ayer's retirement on October 31, 2009 and the portion of the award forfeited pursuant to the TARP Restrictions. Mr. Ayer was granted 157,127 and forfeited 131,872 performance shares.

26)
Mr. Ayer retired effective October 31, 2009. Two-thirds (8,400 shares) of the restricted stock granted to him on February 17, 2005 was forfeited on his retirement date. Mr. Ayer vested on a pro-rated basis in restricted stock unit and performance share awards, and forfeited the remainder of such awards, upon his retirement. The portion of the 2008 and 2009 performance share awards that became vested (subject to the achievement of the applicable performance criteria) and the portion of such awards which were forfeited are referenced in the foregoing footnotes in respect of each award.

 Option Exercises and Stock Vested Table

        The following table sets forth certain information regarding stock awards that vested during 2009 for the Company's Named Executive Officers. The exercise price for all exercisable stock options exceeded the price of Company Common Stock and therefore, no options were exercised by Named Executive Officers during 2009.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)

Liam McGee	—	—	45,193(1)	1,100,000
Chairman, President and Chief Executive Officer

Lizabeth Zlatkus(11)	—	—	12,274(1)	298,750
Executive Vice President and			5,266(2)	65,614
Chief Financial Officer			6,193(3)	149,375
			2,218(4)	51,591
			4,210(4)	97,925
			9,462(4)	220,086

John Walters(11)	—	—	12,274(1)	298,750
President and Chief Operating Officer,			5,704(2)	71,072
Hartford Life			6,193(3)	149,375
			4,000(5)	49,840

Gregory McGreevey	—	—	60,764(6)	1,413,371
President HIMCO and Chief Investment Officer

Alan Kreczko	—	—	1,053(2)	13,120
Executive Vice President and			45,573(6)	1,060,028
General Counsel			3,200(7)	85,120
			322(9)	7,781

Ramani Ayer	—	—	26,328(2)	328,047
Former Chairman and			15,133(8)	154,962
Chief Executive Officer			3,652(9)	88,148
			6,439(10)	149,771
			7,884(10)	183,382
			23,963(10)	557,379

1)
Represents the TARP Deferred Units granted to Messrs. McGee and Walters and Ms. Zlatkus on February 25, 2010 for the compensation value accrued October 1, 2009 through December 31, 2009. The TARP Deferred Units granted to Mr. McGee will be settled in cash paid in three equal, annual installments after the first, second and third anniversaries of the grant date. The TARP Deferred Units granted to Mr. Walters and Ms. Zlatkus will be settled in cash on the second anniversary of the grant date.

2)
Represents the number of restricted stock unit awards granted to Ms. Zlatkus and Messrs. Walters, Kreczko and Ayer on February 15, 2006 with a grant date fair market value of $83.00 per unit that vested on February 15, 2009, the end of the three-year restriction period. The closing price on the vesting date was $12.46.

3)
Represents the TARP Deferred Units granted to Ms. Zlatkus and Mr. Walters on November 5, 2009 for the compensation value accrued August 16, 2009 through September 30, 2009. These TARP Deferred Units will be settled in cash on the second anniversary of the grant date.

4)
Represents the portion of Ms. Zlatkus' 2007, 2008, and 2009 restricted stock unit awards that vested during 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan regarding the treatment of equity awards held by retirement eligible employees of the Company. These awards will be distributed following the third anniversary of the grant date. The restricted stock unit awards granted in 2007 and 2008 will be settled in shares and the restricted stock unit awards granted in 2009 will be settled in cash.

5)
Represents the vesting of one-third of the restricted stock granted to Mr. Walters on February 15, 2006 with a grant date fair market value of $83.00 per share that vested on February 15, 2009. The closing stock price on the vesting date was $12.46. The remaining two-thirds of the restricted stock is scheduled to vest on February 15, 2011.

6)
Represents the full vesting of restricted stock units granted to Messrs. McGreevey and Kreczko on July 31, 2009 under The Hartford Deferred Stock Unit Plan with a grant date fair market value of $16.49 per share that vested on December 31, 2009. The closing stock price on the vesting date was $23.26.

7)
Represents the vesting of the final two-thirds of the restricted stock granted to Mr. Kreczko on October 20, 2004 with a grant date fair market value of $54.61 per share that vested on October 20, 2009. The closing stock price on the vesting date was $26.60.

8)
Represents the vesting of the final two-thirds of the restricted stock granted to Mr. Ayer on February 18, 2004 with a grant date fair market value of $65.99 per share that vested on February 18, 2009. The closing stock price on the vesting date was $10.24.

9)
Performance shares granted to Messrs. Kreczko and Ayer on February 27, 2007 vested at the end of the three-year performance period on December 31, 2009. Based on performance relative to peers, these awards paid out at 17% of target value. The Compensation Committee certified financial performance for these awards at its February 18, 2010 meeting and shares earned under the program, less those shares withheld to cover the tax-withholding obligation, were distributed to Messrs. Kreczko and Ayer on February 18, 2010. The value realized on vesting for these awards is based on the closing stock price on the New York Stock Exchange of Company Common Stock on February 18, 2010. Because Mr. Ayer retired on October 31, 2009, a pro rata portion comprising approximately 94% of the shares that would have been payable pursuant to his 2007 performance share award (i.e., 17% of the target value) was distributed to him on February 18, 2010.

10)
Represents the pro rata portion of Mr. Ayer's 2007, 2008, and 2009 restricted stock unit awards that had vested as of October 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company. These awards will be distributed following the third anniversary of the grant date. The restricted stock unit awards granted in 2007 and 2008 will be settled in shares and the restricted stock unit award granted in 2009 will be settled in cash.

11)
Ms. Zlatkus and Mr. Walters were granted Performance Shares in 2007 which vested on December 31, 2009. The threshold levels of performance were not achieved and therefore no distributions were made. Performance share awards are described in further detail in the Compensation Discussion and Analysis beginning on page 34.

 Pension Benefits Table

        The table below shows the number of years of service credited, and the actuarial present value of the accumulated pension benefit, as of December 31, 2009 for each of the Named Executive Officers under the Company's pension plans. Only Mr. Ayer, who retired October 31, 2009, received a benefit from the plans in 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Liam McGee	Retirement Plan for U.S. Employees	.25	17,323	none
Chairman, President and	Excess Pension Plan II	.25	2,473	none
Chief Executive Officer

Lizabeth Zlatkus	Retirement Plan for U.S. Employees	26.25	779,840	none
Executive Vice President and	Excess Pension Plan II	26.25	5,229,714	none
Chief Financial Officer

John Walters	Retirement Plan for U.S. Employees	9.75	216,391	none
President and Chief Operating Officer,	Excess Pension Plan II	9.75	1,740,905	none
Hartford Life

Gregory McGreevey	Retirement Plan for U.S. Employees	1.33	18,732	none
President HIMCO and	Excess Pension Plan II	1.33	37,376	none
Chief Investment Officer

Alan Kreczko	Retirement Plan for U.S. Employees	6.33	115,822	none
Executive Vice President and	Excess Pension Plan II	6.33	294,099	none
General Counsel

Ramani Ayer	Retirement Plan for U.S. Employees	30.83	1,451,538	42,734
Former Chairman and Chief	Excess Pension Plan I	30.83	39,155,292	997,538
Executive Officer

        Beginning January 1, 2009, the retirement benefits accrued for Named Executive Officers and all other employees in respect of their service after 2008 are provided in accordance with a cash balance formula and are based on credits made each year to a book entry account established for the benefit of each such employee, and interest credits on that account. The amount credited annually to each employee's account is a stated percentage of the employee's eligible compensation for the year for which the credit is provided. The actual percentage credited will depend on the employee's age at that time. For service prior to January 1, 2009, the pension benefits provided differ based on when an employee was hired. For employees, including Named Executive Officers, hired prior to January 1, 2001, the formula used in determining retirement benefits for service prior to 2009 is based on a percentage of the employee's final average pay as of December 31, 2008 multiplied by the number of the employee's years of credited service as of December 31, 2008.

        Federal tax law limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Therefore, the Company has both a tax-qualified retirement plan (the Retirement Plan for U.S. Employees) and non-qualified retirement plans (the Excess Pension Plans) for payment of those benefits that cannot be paid from the tax-qualified plan. The practical effect of the Excess Pension Plans is to calculate benefits for all similarly situated employees on a uniform basis. The material difference between the Excess Pension Plans is that Excess Pension Plan I, under which Mr. Ayer was the last actively-employed participant, provides for an optional lump sum form of payment for benefits provided under the Plan's final average pay formula, as more fully described below, whereas Excess Pension Plan II, in which other Named Executive

Officers participate, does not provide for such a lump sum payment option other than upon a change of control (and for benefits provided under the Plan's cash balance formula).

        An employee is vested in benefits accrued under each of the Plans upon completion of three years of service. All of the Named Executive Officers, with the exception of Messrs. McGee and McGreevey, are vested in their accumulated benefits under the Plans. The number of years of service credited for pension purposes is in each case equal to the executive's actual years of service with the Company (the Company's policy is not to grant extra years of service for pension purposes). The maximum number of years that can be credited under the Plans' final average pay formula is 30 years. There is no maximum number of years that can be credited under the Plans' cash balance formula.

        Messrs. Ayer and Walters and Ms. Zlatkus are covered under the Plans' final average pay formula, applicable to employees hired prior to 2001, with respect to their service prior to 2009. The final average pay formula, for eligible employees, is applied with respect to service accrued and compensation paid until December 31, 2008. This formula provides an annual pension, payable in the form of an annuity commencing as of normal retirement age (age 65) for the participant's lifetime, equal to 2% of the employee's average final pay for each of the first 30 years of credited service, reduced by 1.67% of the employee's primary Social Security benefit for each of the first 30 years of credited service. An employee's average final pay is calculated as the sum of (i) average annual base salary for the 60 calendar months of the last 120 calendar months of service prior to 2009 affording the highest average, plus (ii) average annual bonus payments in the five calendar years of the employee's last ten calendar years of service prior to 2009 affording the highest average. The final average pay formula provides for early retirement pensions for employees who have met all of the following requirements: attained age 50, completed at least 10 years of service, and the sum of their age and service totals 70 or more. For individuals eligible to retire early who have completed at least 15 years of service, early retirement benefits are reduced only for commencement prior to age 60. Mr. Ayer, who is age 62 with 30 years of credited service under the final average pay formula, was eligible upon his retirement on October 31, 2009 to receive an early retirement benefit with no reduction for commencement of that benefit prior to age 65. As of December 31, 2009, Ms. Zlatkus was eligible to retire and receive an early retirement benefit reduced for commencement prior to age 60. Mr. Walters is not yet eligible to retire early under the Plans. Participants may elect to receive their final average pay formula benefits as an annuity for their life only, or in a reduced actuarially-equivalent amount in order to also provide for payments to a contingent annuitant, if surviving the participant, for the balance of the contingent annuitant's lifetime, with the payments to the contingent annuitant equaling 25%, 50%, 75% or 100% of the payments that the participant was receiving. The Plans also provide a survivor benefit to a dependent spouse/dependent domestic partner of a participant who retires at or after age 50 with 20 years of service, or who retires with 25 years of service, equal to 1/2 of the participant's life annuity benefit under the final average pay formula, provided that the marriage or domestic partnership was in existence for at least five years and commenced prior to age 60; the benefit payable is reduced if the spouse or domestic partner is more than five years younger than the participant. Under the terms of Excess Pension Plan I, Mr. Ayer is to receive the benefit payable under that Plan in the form of a single discounted lump sum payment, instead of as an annuity. As Mr. Ayer was a "specified employee" (one of the fifty most highly compensated officers of the Company) as defined in regulations under Section 409A of the Internal Revenue Code, payment to him of his Excess Pension Plan I benefit is delayed for six months following his retirement on October 31, 2009. However, as permitted by those regulations, a $997,538 payment was made in 2009 under Excess Pension Plan I of a portion of the taxes due with respect to Mr. Ayer's lump sum benefit under that Plan.

        Effective January 1, 2009, Messrs. Ayer and Walters and Ms. Zlatkus became covered under the Plans' cash balance formula, along with other employees hired prior to 2001, with respect to their future pension benefit accruals. Upon retirement, they will thus receive their final average pay formula benefit for service through December 31, 2008, plus a cash balance benefit for service after January 1, 2009. Mr. Ayer received the value of his cash balance account from the qualified retirement plan, in the amount of $24,938, in November 2009 following his retirement from the Company.

        Messrs. McGee, McGreevey and Kreczko are covered solely under the provisions of the Plans' cash balance formula, applicable to employees hired after January 1, 2001, under which amounts are credited to book entry accounts established for their benefit under the Plans. The amount added to an employee's book entry cash balance account each year is a percentage of the employee's base and bonus compensation, which percentage increases with age, plus an amount representing interest on previously accrued amounts. For participants age 45-49, the pay-related credit is equal to 5.5% of base pay and bonus up to the Social Security Taxable Wage Base ($106,800 in 2009), plus an amount equal to 8.25% above that Wage Base; for participants age 50-54, the pay-related credit is equal to 6.25% of base pay and bonus up to the Wage Base plus an amount equal to 9.375% above it; for participants age 55-59, the pay-related credit is equal to 7% of base pay and bonus up to the Wage Base plus an amount equal to 10.5% above it, and for participants over age 60, the pay-related credit is equal to 7.75% of base pay and bonus up to the Wage Base plus an amount equal to 11.625% above it. The interest credit on previously accrued amounts is determined each year to be equal to the greater of 3.3% or the 10-year Treasury rate determined before the start of the year. Account balances under the cash balance formula may be received in the form of a single lump sum payment upon termination of employment, provided that the individual is vested in his or her benefit, or the participant may elect to instead receive an actuarially-equivalent form of life annuity.

        For the Named Executive Officers, the present value of their accumulated benefit under each Plan shown in the table above is equal to the actuarial present value, calculated as of December 31, 2009, of the executive's accumulated benefit under that Plan, calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming that benefits commence (i) under the Retirement Plan for U.S. Employees as of November 1, 2009 and under Excess Pension Plan I as of May 1, 2010 (except for the $997,538 payment made in 2009 for taxes) for Mr. Ayer, (ii) as of the executive's earliest possible unreduced retirement age (age 60) for Ms. Zlatkus and Mr. Walters under the Plans' final average pay formula, and (iii) at age 65 for Ms. Zlatkus and Messrs. McGee, Walters, McGreevey and Kreczko under the Plans' cash balance formula. Those assumptions are a discount rate of 6.00%, the RP-2000 Mortality Table and a life annuity form of payment, except for the benefits accrued under the Plans' cash balance formula, where a lump sum form of payment is assumed, and for Mr. Ayer under Excess Pension Plan I. In accordance with the assumptions used for GAAP financial reporting, the cash balance amounts included in the table above for Ms. Zlatkus and Messrs. McGee, Walters, McGreevey and Kreczko are projected to age 65 using an assumed interest crediting rate of 3.40% (the actual rate in effect for 2010), and the present value as of December 31, 2009 is determined using a discount rate of 6.00%; therefore, the amounts shown in the table are lower than the actual December 31, 2009 cash balance accounts for these participants. The actual qualified and non-qualified plan cash balance accounts as of December 31, 2009 for Ms. Zlatkus are $20,197 and $60,313, respectively, while the corresponding cash balance accounts as of the same date for Mr. McGee are $22,069 and $3,150, for Mr. Walters are $17,773 and $53,075, for Mr. McGreevey are $29,169 and $58,201, and for Mr. Kreczko are $135,830 and $344,905. As noted above, Mr. Ayer participates in Excess Pension Plan I, under which he will receive the benefit payable under that Plan in the form of a lump sum payment in May 2010. Mr. Ayer's lump sum payment will be the total of the discounted lump sum payment of his final average pay formula benefit and the value of his cash balance account from that Plan. Mr. Ayer's final average pay formula benefit payable as of October 31, 2009 (his date of retirement) was $40,161,742, using a discount rate of 2.5% and the 1994 Group Annuity Reserving Table, projected to 2002 using Scale AA. Mr. Ayer's cash balance account as of October 31, 2009 was $83,770. After reflecting an advanced payment to Mr. Ayer during 2009 for taxes in the amount of $997,538, the total of his remaining benefit under the Plan was $39,247,974 as of October 31, 2009. This amount grows with interest to May 1, 2010 using an effective rate of 3.53% for the remainder of 2009 and 3.40% from January 1, 2010 until May 1, 2010. The final benefit payable to Mr. Ayer at May 1, 2010 is $39,914,276. For GAAP financial reporting purposes for 2009, this amount is discounted to December 31, 2009 using an effective rate of 6.00%, which results in the Present Value of $39,155,292.

        In the event of a change of control, all participants in Excess Pension Plans I and II automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the change of control, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code. In such event, the provisions of Excess Pension Plan II regarding the calculation of the lump sum payments due under that Plan's final average pay formula provide for different assumptions to be used, including lower discount rates, than have historically been assumed by the Company for GAAP financial reporting purposes. In the event of a Change of Control, and in the absence of TARP Restrictions on Change of Control payments, the hypothetical lump sum payouts to Ms. Zlatkus and Mr. Walters would thus be greater than the accumulated benefit present values set forth in the table above, in Ms. Zlatkus's case by about 38.9% (a lump sum from Excess Pension Plan II of $7,223,411); and in Mr. Walters's case by about 16.4% (a lump sum of $1,992,111 from Excess Pension Plan II). In such event, Messrs McGee, McGreevey and Kreczko would receive a lump sum equal to the value of their cash balance formula account under Excess Pension Plan II. In the event of such a Change of Control, Mr. Ayer would receive the lump sum benefit from Excess Pension Plan I discussed above.

 Non-Qualified Deferred Compensation Table

        Each Named Executive Officer, as well as other executives, may elect to participate in The Hartford Deferred Compensation Plan. Participating employees may defer receipt of all or a portion of any bonus otherwise payable in cash by the Company to the Deferred Compensation Plan. Deferred amounts may be allocated among a selection of notional investment options offered under the Deferred Compensation Plan and are credited with hypothetical earnings generated by such funds. Hypothetical earnings are calculated on the same basis as actual investment earnings in those funds. Deferred amounts and their earnings become distributable in a lump sum or installments, commencing either during employment or after employment terminates, as selected by the executive. Payment of amounts may be accelerated in the event of financial hardship.

        In addition, Named Executive Officers, as well as other employees, may contribute to the Company's Excess Savings Plan, a non-qualified plan established as a "mirror" to the Company's tax-qualified 401(k) plan, The Hartford Investment and Savings Plan. The Excess Savings Plan is intended to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under the Excess Savings Plan, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's base salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual base salary of each participant in the plan. Company contributions to the Excess Savings Plan are fully vested. Excess Savings Plan balances are payable in a lump sum following termination of employment.

        The notional investment options available to executives under the Excess Savings Plan correspond to the investment options available to participants in the Company's tax-qualified Investment and Savings Plan. The table below shows the funds available under the Excess Savings Plan and their annual rate of return for the calendar year ended December 31, 2009, as reported by the administrator of the Excess Savings Plan. The Company may change the notional investment options available from time to time.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

The Hartford Financial Services Group, Inc. Stock Fund	42.21%	Vanguard Target Retirement 2030 Fund	26.72%
Hartford Capital Appreciation HLS Fund	45.67%	Vanguard Target Retirement 2035 Fund	28.17%
Hartford Dividend and Growth HLS Fund	24.68%	Vanguard Target Retirement 2040 Fund	28.32%
Hartford Index Fund	26.95%	Vanguard Target Retirement 2045 Fund	28.15%
Hartford MidCap HLS Fund	30.96%	Vanguard Target Retirement 2050 Fund	28.31%
Hartford Small Company HLS Fund	29.29%	Vanguard Target Retirement Income Fund	14.28%
Hartford Global Growth HLS Fund	35.64%	Hartford High Yield HLS Fund	50.46%
Hartford International Opportunities HLS Fund	33.46%	Hartford Stable Value Fund	3.39%
Vanguard Target Retirement 2005 Fund	16.16%	Hartford Total Return Bond HLS Fund	15.01%
Vanguard Target Retirement 2010 Fund	19.32%	Hartford Money Market HLS Fund	0.06%
Vanguard Target Retirement 2015 Fund	21.30%	RS Partners Y Fund	44.25%
Vanguard Target Retirement 2020 Fund	23.10%	Columbus Circle Large Cap Growth Fund	27.00%
Vanguard Target Retirement 2025 Fund	24.81%

        The notional investment options available to executives under The Hartford Deferred Compensation Plan include the funds available under the Excess Savings Plan, except that The Hartford Financial Services Group, Inc. Stock Fund is not an available notional investment option under the Deferred Compensation Plan and one additional publicly-available mutual fund, American Funds New Perspective, is a notional available investment option under the Deferred Compensation Plan. The annual rate of return for the calendar year ended December 31, 2009, as reported by the administrator of the Deferred Compensation Plan for this fund is 37.43%.

        Participants may elect to change their investment elections between the notional investment funds on a daily basis, which corresponds to the frequency allowed for investment election changes under the tax-qualified Investment and Savings Plan.

        Further, prior to 2006, Named Executive Officers, as well as other employees, could elect to defer receipt of a portion of a bonus award under The Hartford Deferred Restricted Stock Unit Plan ("Bonus Swap"). In the case of such a deferral, the executive was credited under the Bonus Swap program with a notional Hartford stock account equal to the amount deferred. The executive was also credited with an additional amount equal to 10% of the bonus that had been deferred, which would vest and be payable if the executive remained in the employment of the Company for three years.

        The table below shows, for the Named Executive Officers, the aggregate amount of executive and Company contributions to the above plans for 2009, the aggregate earnings credited under those plans during 2009, distributions from those plans, and the total balance of the Named Executive Officers' accounts under the plans as of December 31, 2009. The table also shows the value as of December 31, 2009 of vested equity compensation that has not been distributed.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)

(a)		(b)	(c)		(d)	(e)		(f)

Liam McGee	Deferred Compensation Plan	—	—		—	—		—
Chairman, President and	Excess Savings Plan	—	—		—	—		—
Chief Executive Officer	Bonus Swap Plan	—	—		—	—		—
	Deferred Units	—	1,076,715	(2)	—	—		1,076,715	(12)

Lizabeth Zlatkus	Deferred Compensation Plan	—	—		—	(2,377,666	)(11)	—
Executive Vice President and	Excess Savings Plan	38,781	22,766	(3)	24,554(8)	—		428,087	(13)
Chief Financial Officer	Bonus Swap Plan	—	—		74,732(8)	—		243,996	(13)
	Restricted Stock Units	—	369,602	(4)	173,791(9)	—		543,393	(14)
	Deferred Units	—	145,765	(5)	(5,197)(10)	—		140,568	(15)
	Deferred Units	—	292,426	(2)		—		292,426	(12)

John Walters	Deferred Compensation Plan	—	—		—	—		—
President and Chief	Excess Savings Plan	43,250	25,344	(3)	111,151(8)	—		604,538	(13)
Operating Officer,	Bonus Swap Plan	—	—		—	—		—
Hartford Life	Deferred Units	—	146,281	(5)	(5,216)(10)	—		141,065	(15)
	Deferred Units	—	292,426	(2)		—		292,426	(12)

Gregory McGreevey	Deferred Compensation Plan	—	—		—	—		—
President HIMCO and	Excess Savings Plan	—	—		—	—		—
Chief Investment Officer	Bonus Swap Plan	—	—		—	—		—
	Restricted Stock Units	—	1,374,457	(6)	—	—		1,374,457	(16)

Alan Kreczko	Deferred Compensation Plan	—	—		—	(349,717	)(11)	—
Executive Vice President	Excess Savings Plan	15,979	9,365	(3)	13,600(8)	—		81,016	(13)
and General Counsel	Bonus Swap Plan	—	—		2,965(8)	—		9,682	(13)
	Restricted Stock Units	—	1,029,232	(6)	—	—		1,029,232	(16)

Ramani Ayer	Deferred Compensation Plan	—	—		11,355(8)	—		48,907	(13)
Former Chairman and	Excess Savings Plan	43,396	25,531	(3)	302,570(8)	—		1,396,144	(13)
Chief Executive Officer	Bonus Swap Plan	—	—		—	—		—
	Restricted Stock Units	—	890,532	(7)	517,070(9)	—		1,407,602	(17)

1)
The amounts shown in this column reflect executive contributions that were added to the Excess Savings Plan in respect of the Named Executive Officers' services in 2009. These amounts were included in the Summary Compensation Table for 2009.

2)
Represents the TARP Deferred Units granted to Messrs. McGee and Walters and Ms. Zlatkus on February 25, 2010 for the compensation value accrued October 1, 2009 through December 31, 2009. The TARP Deferred Units granted to Mr. McGee will be settled in cash paid in three equal, annual installments after the first, second and third anniversaries of the grant date. The TARP Deferred Units granted to Mr. Walters and Ms. Zlatkus will be settled in cash on the second anniversary of the grant date. These amounts are not included in column (e) of the Summary Compensation Table for 2009 because the grant date under FASB ASC Topic 718 occurred in 2010.

3)
The amounts shown represent the Company's contributions that were made to the Excess Savings Plan in respect of the Named Executive Officers' services in 2009. These amounts are included in column (i) of the Summary Compensation Table for 2009.

4)
The amount shown represents the aggregate pro rata portion of Ms. Zlatkus's 2007, 2008, and 2009 restricted stock unit awards that have vested as of December 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company. Such amounts would be payable to Ms. Zlatkus at the same time the 2007, 2008 and 2009 restricted stock awards are payable to other Senior Executives of the Company. The full grant date fair value of Ms. Zlatkus's 2008 and 2009 restricted stock unit awards is included in column (e) of the Summary Compensation Table for 2008 and 2009. Ms. Zlatkus was not a Named Executive Officer in 2007.

5)
The amounts shown represent the full vesting of TARP Deferred Units granted to Ms. Zlatkus and Mr. Walters on November 5, 2009 for the compensation value accrued August 16, 2009 through September 30, 2009, which will be settled in cash on the second anniversary of the grant date. The full grant date fair value of these awards is included in column (e) of the Summary Compensation Table for 2009.

6)
The amounts shown represent the full vesting of restricted stock units granted to Messrs. McGreevey and Kreczko on July 31, 2009 under The Hartford Deferred Stock Unit Plan, which will be settled in cash on the second anniversary of the grant date of the award. The full grant date fair value of these awards is included in column (e) of the Summary Compensation Table for 2009.

7)
The amount shown represents the aggregate pro rata portion of Mr. Ayer's 2007, 2008, and 2009 restricted stock unit awards that vested upon his retirement on October 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan. Such amounts would be payable to Mr. Ayer at the same time the 2007, 2008 and 2009 restricted stock awards are payable to other Senior Executives of the Company. The full grant date fair value of these restricted stock unit awards is included in column (e) of the Summary Compensation Table for 2007, 2008 and 2009.

8)
The amounts shown represent earnings on notional investment funds corresponding to those funds available under the tax-qualified Investment and Savings Plan or publicly-available investments and dividends accrued and changes in market value on Hartford stock under the Bonus Swap Plan. These amounts are not included in Summary Compensation Table for 2009.

9)
The amounts shown represent dividends plus earnings accrued due to changes in market value on the aggregate pro rata portion of Ms. Zlatkus' and Mr. Ayer's 2007 and 2008 restricted stock unit awards that vested as of December 31, 2008 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company. These amounts are not included in the Summary Compensation Table for 2009.

10)
The amounts shown represent the notional loss on TARP Deferred Units granted to Ms. Zlatkus and Mr. Walters on November 5, 2009 based on the $23.26 closing stock price on the New York Stock Exchange of Company Common Stock on December 31, 2009. These amounts are not included in the Summary Compensation Table for 2009.

11)
The amounts shown represent the full distribution of account balances, valued as of December 31, 2008, to Ms. Zlatkus and Mr. Kreczko pursuant to their prior distribution elections. The distribution was made in January 2009.

12)
The amounts shown represent the year-end value of fully vested TARP Deferred Units granted to Messrs. McGee and Walters and Ms. Zlatkus on February 25, 2010 for the compensation value accrued October 1, 2009 through December 31, 2009. These amounts are not included in column (e) of the Summary Compensation Table for 2009 because the grant date under FASB ASC Topic 718 occurred in 2010.

13)
The amounts shown represent the cumulative amount that has been credited to Ms. Zlatkus' and Messrs. Walters', Kreczko's and Ayer's accounts under the applicable plan as of December 31, 2009. The amounts reflect the sum of contributions made by the officer or the Company over the officer's entire period of service with the Company, as well as the earnings credited on such amounts during such period under the terms of the applicable plan. The reported balances are not amounts provided to the Named Executive Officers solely for 2009 services. Amounts reported in this column were reported in the 2009 Summary Compensation Table to the extent they represent 2009 executive or Company contributions under the plans, but not to the extent they represent earnings on those contributions. Amounts reported in this column that were included in Summary Compensation Tables in previous years are as follows: Ms. Zlatkus: $56,135; Mr. Walters: $108,966; and Mr. Ayer: $1,120,150.

14)
The amounts shown represent the aggregate pro rata portion of Ms. Zlatkus' 2007, 2008, and 2009 restricted stock unit awards that vested as of December 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company, plus dividends accrued and earnings due to changes in market value on such amounts. The full grant date fair value of Ms. Zlatkus' 2008 and 2009 restricted stock unit awards is included in column (e) of the Summary Compensation Table for 2008 and 2009, but the dividends accrued and earnings due to changes in market value on such awards are not. Ms. Zlatkus was not a Named Executive Officer in 2007.

15)
The amounts shown represent the year-end value of fully vested TARP Deferred Units granted to Ms. Zlatkus and Mr. Walters on November 5, 2009 for the compensation value accrued August 16, 2009 through September 30, 2009, less the notional loss incurred based on the $23.26 closing stock price on the New York Stock Exchange of Company Common Stock on December 31, 2009. The full grant date fair value of these awards is included in column (e) of the Summary Compensation Table for 2009, but the losses on such awards are not.

16)
The amounts shown are the year-end value of the fully vested restricted stock units granted to Messrs. McGreevey and Kreczko on July 31, 2009 under The Hartford Deferred Stock Unit Plan, plus dividends accrued on such amounts. The full grant date fair value of these awards is included in column (e) of the Summary Compensation Table for 2009, but the dividends accrued and earnings due to changes in market value on such awards are not.

17)
The amount shown represents the aggregate pro rata portion of Mr. Ayer's 2007, 2008, and 2009 restricted stock unit awards that vested upon his retirement on October 31, 2009 pursuant to the terms of The Hartford 2005 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company, plus dividends accrued and earnings due to changes in market value on such amounts. The full grant date fair value of these awards is included in column (e) of the Summary Compensation Table for 2007, 2008 and 2009, but the earnings on such awards are not.

 Potential Payments Upon Termination or Change of Control

        Each of the Named Executive Officers has an employment agreement with the Company. The employment agreements applicable to the Named Executive Officers other than Mr. McGee were entered into prior to the TARP Period, and generally contain similar terms, including provisions for benefits payable in the event of an involuntary termination of employment without cause or a Change of Control. Each of those Named Executive Officers waived, as required by the TARP Restrictions, any entitlement to special benefits in the event of an involuntary termination of employment or a Change of Control during a period when the TARP Restrictions apply to the executive. Mr. McGee's Letter Agreement was entered into in September 2009, during the TARP Period, and does not provide for special benefits in the event of an involuntary termination of employment or a Change of Control.

        Each of the employment agreements, other than Mr. McGee's, provides for an initial fixed term, and is automatically extended for successive one-year periods unless either party provides the other with written notice of its intention not to renew the agreement at least 15 months prior to any renewal date. In addition, upon the occurrence of a "change of control" as defined in the employment agreements, the terms of those employment agreements, other than Mr. McGee's, are automatically extended for two years after the change of control occurs. The employment agreements provide for annual base salaries for the Named Executive Officers as determined from time to time by the Board of Directors, and for their participation in the Company's benefit plans. The agreements, other than Mr. McGee's, also provide for awards under executive incentive bonus and other programs to the extent not prohibited by the TARP Restrictions. Mr. McGee's Letter Agreement provides for TARP Deferred Unit and TARP Restricted Unit awards under The Hartford Deferred Stock Unit Plan. Mr. McGee's Letter Agreement provides that while he is employed, and for a one-year period following a voluntary termination of employment, he is subject to a non-competition provision in favor of the Company, and that while he is employed and for a one-year period following any termination of employment, he is subject to a non-solicitation provision in favor of the Company. The employment agreements of the other Named Executive Officers provide that, while the executive is employed, and for one year after any voluntary termination of employment (other than after a change of control), the executive is subject to non-competition and non-solicitation provisions in favor of the Company. The Named Executive Officers are also subject to confidentiality provisions that continue after termination of the employment agreements. The agreements for Ms. Zlatkus and Messrs. Walters and McGreevey provide that the Company may waive enforcement of the non-competition provision, or may exercise its right to enforce that provision and in return pay the executive one year of his or her then current base salary and target bonus, to the extent permitted by the TARP Restrictions. The amounts described below do not contemplate payments associated with non-competition provisions.

        The following describes the compensation and benefits that would have been payable to each Named Executive Officer, had his or her employment terminated as of December 31, 2009, under the various scenarios shown, as provided for by their respective employment agreements and permitted by the TARP Restrictions.

Voluntary Termination of Employment

        Upon a voluntary termination of employment as of December 31, 2009:

  •
  Each Named Executive Officer, other than Mr. McGee, would have been eligible to receive an annual bonus for 2009, to the extent permitted by the TARP Restrictions. In the case of Ms. Zlatkus and Mr. Walters, the bonus would be prorated for the period prior to the start of the TARP Period on June 26, 2009, as described in the footnotes to the Summary Compensation Table beginning on page 54. As Mr. McGee was hired after June 26, 2009, he would not be eligible for a bonus for 2009. All bonuses are subject to the discretion of the Compensation Committee.

  •
  Each executive would also have received any accrued but unused paid time off;

  •
  The Named Executive Officer would have been entitled to exercise stock options to the extent they are vested as of his or her termination of employment date. The number of the vested options held by each Named Executive Officer is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 61. The vested options held by the Named Executive Officers would need to be exercised within four months of termination of employment, except in the case of Ms. Zlatkus, who is eligible to retire as of December 31, 2009, and thus could exercise her options within five years of her retirement date but not beyond the expiration date of any option;

  •
  Outstanding nonvested restricted stock, performance shares and restricted stock units under The Hartford 2005 Incentive Stock Plan would have been cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Outstanding TARP Restricted Units under The Hartford Deferred Stock Unit Plan would have been cancelled as of the termination of employment date. Ms. Zlatkus, who is eligible to retire as of December 31, 2009, would be entitled to a payment of outstanding performance shares at the end of the performance period and of outstanding restricted stock units at the end of the restriction period, prorated for the portion of the performance period or restriction period during which she was actively employed (in the case of Ms. Zlatkus's 2009 performance share and restricted stock unit awards, prorated for the portion of the performance period or restriction period occurring prior to the start of the TARP Period on June 26, 2009);

  •
  Outstanding performance units granted under the HIMCO Long-Term Incentive Plan to Mr. McGreevey in 2008 would continue to vest ratably over the remainder of the five-year performance period, provided non-competition and other plan terms are satisfied. Mr. McGreevey would be entitled to a payment of outstanding performance units at the end of the performance period;

  •
  Each executive would have been entitled to outstanding TARP Deferred Units that had accrued under The Hartford Deferred Stock Unit Plan through the date of termination, which units would generally be payable two years from the date of grant, as described under "TARP Deferred Units" beginning on page 37, and

  •
  Messrs. McGreevey and Kreczko would have been entitled to receive the restricted stock unit awards under The Hartford Deferred Stock Unit Plan that were granted to them on July 31, 2009, which units would be payable two years from the date of grant, as described beginning on page 42.

  •
  The Named Executive Officers (other than Messrs. McGee and McGreevey, who have not completed three years of service) would be entitled to vested pension benefits, as described following the Pension Benefits Table on page 66, and non-qualified deferred compensation as set forth in the Non-Qualified Deferred Compensation Table on page 71. In Ms. Zlatkus's case, as she is retirement eligible, she would also be entitled to retiree health benefits for herself and her dependents, in accordance with the Company's health plan for retired employees, under which she and the Company would share the cost of that continued coverage. Ms. Zlatkus would also be eligible for retiree life insurance coverage under the Company's retiree life insurance program.

        Mr. Ayer voluntarily terminated employment on October 31, 2009. Upon his retirement, Mr. Ayer is entitled to receive pension benefits described in the Pension Benefits Table on page 66 as well as retiree health benefits for himself and his dependents, in accordance with the Company's health plan for retired employees, under which he and the Company share the cost of that continued coverage. Mr. Ayer is also eligible for retiree life insurance coverage under the Company's retiree life insurance program. Upon his retirement, Mr. Ayer's outstanding stock option awards vested, his restricted stock that was not vested was forfeited and his performance share and restricted stock unit awards vested pro rata, as described in the Outstanding Equity Awards at Fiscal Year-End Table on page 61 and the Option Exercises and Stock Vested Table on page 64. In addition, following his retirement, his vested Deferred Compensation Plan, Excess Savings Plan, and Restricted Stock Units, as described in the Non-Qualified Deferred Compensation Table on page 71, are payable to him. Mr. Ayer also received a prorated annual bonus for 2009, prorated for the portion of the year prior to the start of the TARP Period on June 26, 2009, as described in the Summary Compensation Table on page 54.

Involuntary Termination of Employment for Cause

        Upon an involuntary termination of employment of a Named Executive Officer for Cause as of December 31, 2009:

  •
  No annual bonus would have been payable for 2009, unless the Compensation Committee determined otherwise and such a bonus was permissible under the TARP Restrictions. The executive would have received any accrued but unused paid time off;

  •
  Stock options and any outstanding restricted stock, performance share and restricted stock unit awards under The Hartford 2005 Incentive Stock Plan would have been cancelled (unless the Compensation Committee were to determine otherwise);

  •
  Vested performance units granted under the HIMCO Long-Term Incentive Plan to Mr. McGreevey in 2008 would have been distributed to Mr. McGreevey. Unvested performance units would have been cancelled;

  •
  Outstanding TARP Deferred Units and TARP Restricted Units under The Hartford Deferred Stock Unit Plan would have been forfeited to the extent permitted by the TARP Restrictions, and

  •
  Pension and other retiree benefits, and non-qualified deferred compensation, would be payable as set forth above under Voluntary Termination of Employment.

        For this purpose, "Cause" is generally defined in the employment agreements of Ms. Zlatkus and Messrs. Walters, McGreevey and Kreczko as a termination by the Company for any of the following reasons: (i) conviction of or entering a plea of guilty or nolo contendere to a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the business of the Company or its affiliates; (ii) engaging in willful misconduct, willful or gross neglect, fraud, misappropriation, embezzlement, or theft; (iii) willfully failing to adhere to the policies and practices of the Company or to devote substantially all business time and effort to the affairs thereof, or disobeying the directions of the Board to do so; (iv) breaching the executive's employment agreement in any material respect; (v) being adjudicated in a civil suit to have committed, or acknowledging the commission of, a theft, embezzlement, fraud or other intentional act of dishonesty; or (vi) violating the Code of Conduct of the Company. "Cause" is not defined for purposes of Mr. McGee's Letter Agreement.

Involuntary Termination of Employment Other than for Cause

        Upon an involuntary termination of employment of a Named Executive Officer as of December 31, 2009, other than for "Cause":

        Messrs. McGee and Walters and Ms. Zlatkus would have been eligible to receive only the same amounts as are described above under "Voluntary Termination of Employment", as in accordance with the TARP Restrictions, severance benefits cannot be paid to a principal executive officer or principal financial officer, or another of the ten most highly compensated employees, in the event of termination of employment during the TARP Period.

        Messrs. McGreevey and Kreczko, who were not subject to the TARP Restrictions during 2009, each would have been eligible to receive, in accordance with his employment agreement, the following:

  •
  An annual bonus for 2009 equal to the greater of his 2009 target bonus or his bonus based on actual performance for the year. The executive would also receive any accrued but unused paid time off;

  •
  A severance payment in a lump sum equal to twice the sum of his base salary at the time of termination plus his target bonus for the calendar year in which employment terminates (assumed to be 2009 for this purpose);

  •
  Full vesting of any outstanding restricted stock awards;

  •
  Full vesting of outstanding stock options that vest based on the passage of time, to the extent they would have vested during the next two years; outstanding stock options that vest based on stock price would vest when that stock price is achieved, provided the price is achieved during the next two years. The executive would have an additional two years to exercise any vested options beyond the time to exercise such options permitted under the applicable plan (an executive not yet eligible for retirement would have a total of two years and four months to exercise options from the date of termination of employment, and an executive eligible for retirement would have a total of seven years to exercise options from the date of termination of employment, but not beyond the date the options would have expired under the terms of The Hartford 2005 Incentive Stock Plan).

  •
  Performance shares and restricted stock units under The Hartford 2005 Incentive Stock Plan, restricted stock unit awards under The Hartford Deferred Stock Unit Plan, and performance units under the HIMCO Long-Term Incentive Plan would be addressed as described above under Voluntary Termination of Employment; and

  •
  Pension and other retiree benefits, and non-qualified deferred compensation, which would be payable as set forth above under Voluntary Termination of Employment. The executive and his dependents would also be covered under Company health and life benefits until the second anniversary of the termination date, as if the executive were still actively employed, so long as the executive were not covered for comparable benefits by a subsequent employer.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would have been payable to each of the Named Executive Officers if his employment had been terminated involuntarily other than for Cause as of December 31, 2009. No payments to Messrs. McGee and Walters and Ms. Zlatkus would have been made in the event of an involuntary termination other than for Cause as of December 31, 2009, as these executives were subject to the TARP Restrictions that prohibit severance payments to the ten most highly compensated employees.

Name	Cash Severance ($)(1)	2009 Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share / Unit Vesting ($)(4)	Value of Accelerated Restricted Stock / Stock Unit Vesting ($)(5)	Value of Benefits Continuation and Outplacement ($)(6)	Total Termination Benefits ($)

Liam McGee							—

Lizabeth Zlatkus							—

John Walters							—

Gregory McGreevey	3,300,000	1,232,000	1,956,762	—	—	80,425	6,569,187

Alan Kreczko	2,200,000	743,000	653,179	—	—	61,915	3,658,094

1)
The amounts in this column represent for Messrs. McGreevey and Kreczko lump sum cash severance equal to twice the sum of the individual base salary at December 31, 2009 plus the 2009 target bonus.

2)
The amounts in this column represent the actual bonus payable for 2009, as reflected in column (g) of the Summary Compensation Table on page 54.

3)
The amounts in this column represent the value of accelerated stock option vesting based on the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2009. The value shown for Mr. McGreevey is based on the acceleration of two-thirds of the stock options awarded on October 31, 2008 and 100% of the stock options awarded on February 25, 2009. The value shown for Mr. Kreczko is based on the acceleration of 100% of the stock options awarded on February 25, 2009. The exercise prices for all other outstanding stock option awards held by Messrs. McGreevey and Kreczko exceeded the Company share price on December 31, 2009. Therefore, the value attributed to accelerated vesting of such awards is zero.

4)
Performance share and performance unit awards would be treated as described above under Voluntary Termination of Employment.

5)
Restricted stock unit awards under The Hartford Deferred Stock Unit Plan and under The Hartford 2005 Incentive Stock would be treated as described above under Voluntary Termination of Employment.

6)
The amounts in this column represent the sum of a) the estimated cost of coverage for Messrs. McGreevey and Kreczko and their dependants under Company health and life benefit plans until the second anniversary of the termination date, and b) an estimated value of $60,000 for executive outplacement services for each Named Executive Officer.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would have been payable to Ms. Zlatkus and Mr. Walters if his or her employment had been terminated involuntarily other than for Cause as of June 25, 2009, the day prior to the TARP Period and these executives were not subject to the TARP Restrictions on the payment of certain parachute payments. This is a supplemental table to provide an approximate value of termination payments based on compensation arrangements in place for Ms. Zlatkus and Mr. Walters that would be due in the absence of the TARP Restrictions. In order to provide a total value of benefits comparable to the disclosure found in the preceding table, these amounts are calculated in accordance with the provisions of their respective employment agreements and interest rates in effect on December 31, 2009. Mr. McGee's Letter Agreement, which was entered into during the TARP Period, does not provide for severance payments.

Name	Cash Severance ($)(1)	2009 Target Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share / Unit Vesting ($)(4)	Value of Accelerated Restricted Stock / Stock Unit Vesting ($)(5)	Value of Benefits Continuation and Outplacement ($)(6)	Total Termination Benefits ($)

Lizabeth Zlatkus	3,650,000	500,000	—	—	83,490	60,000	4,293,490

John Walters	3,650,000	500,000	908,462	—	96,800	80,425	5,235,687

1)
The amounts in this column represent for Ms. Zlatkus and Mr. Walters the lump sum cash severance equal to twice the sum of the individual's base salary prior to the TARP Period plus the 2009 target bonus.

2)
The amounts in this column represent the pro rata portion of the 2009 target bonus payable assuming a termination date of June 25, 2009. The actual bonus amounts for 2009 are reflected in column (g) of the Summary Compensation Table on page 54.

3)
The amounts in this column represent the value of accelerated stock option vesting based on the New York Stock Exchange closing price per share of the Company's Common Stock on June 25, 2009. The value shown for Ms. Zlatkus is zero because she was retirement eligible on June 25, 2009, and thus all of her options would be vested. The value for Mr. Walters is based on the acceleration of 100% of the stock options awarded on February 25, 2009. The exercise prices for all other outstanding stock option awards held by Mr. Walters exceeded the Company share price on June 25, 2009. Therefore, the value attributed to accelerated vesting of such awards is zero.

4)
Performance share and performance unit awards would be treated as described above under Voluntary Termination of Employment.

5)
The amounts in this column represent for Ms. Zlatkus and Mr. Walters the value of accelerated restricted stock vesting, based on the New York Stock Exchange closing price per share of the Company's Common Stock on June 25, 2009. Restricted stock unit awards under The Hartford 2005 Incentive Stock Plan would be treated as described above under Voluntary Termination of Employment.

6)
The amounts in this column represent the sum of a) the estimated cost of coverage of the executive and his or her dependents under Company health and life benefit plans until the second anniversary of the termination date (if not already eligible for retiree coverage), and b) an estimated value of $60,000 for executive outplacement services for each Named Executive Officer.

Termination Due to Death or Disability

        In addition to the amounts indicated above under "Voluntary Termination of Employment," the executive would be entitled to short and long term disability benefits, if he or she were disabled in accordance with the terms of the applicable plan. While in receipt of disability benefits prior to attaining age 65, the executive could continue participation in Company health benefit and life insurance plans.

        In the event of the executive's death, a $25,000 Company-paid life insurance benefit would be payable in addition to whatever voluntary group term life insurance coverage is in effect with respect to the executive. In addition, a survivor's benefit would be payable with respect to the executive's accumulated pension benefit under the terms of the Company's pension plans. In the case of Ms. Zlatkus, who is retirement eligible, her eligible dependents could elect to continue Company health benefit coverage.

        In the event of either death or disability, a prorated portion of outstanding restricted stock awards would become vested, as would a prorated portion of outstanding performances shares and restricted stock units. All outstanding stock options would become fully vested, as would all TARP Restricted

Units under The Hartford Deferred Stock Unit Plan and performance units under the HIMCO Long-Term Incentive Plan.

        In accordance with the terms of their employment agreements, in the event of their death or disability as of December 31, 2009, Ms. Zlatkus and Messrs. Walters, McGreevey and Kreczko would receive an annual bonus for 2009. In the case of Ms. Zlatkus and Mr. Walters, the bonus would be prorated for the period prior to the start of the TARP Period on June 26, 2009, as described above under Voluntary Termination of Employment. In the case of Messrs. McGreevey and Kreczko, the bonus would be equal to the greater of his 2009 target bonus or his bonus based on actual performance for the year, as described above under "Involuntary Termination Other than for Cause." In addition, in the event of a listed executive's disability, health and life benefits would be continued for the executive and his or her dependents for two years as if the executive were still actively employed. For purposes of these provisions, disability is defined more broadly than under the Company's generally applicable disability plans, so that an executive is also deemed disabled if the Board of Directors determines that the executive has been incapable of substantially carrying out his or her duties on account of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of at least four consecutive months, or for more than six months in any 12-month period. The effect of this provision is to provide the Board with greater flexibility in terminating a disabled executive, without the termination resulting in payments that would be due if the termination of employment were instead characterized as an involuntary termination of employment other than for Cause.

Benefits Payable Upon A Change of Control

        In accordance with the provisions of The Hartford 2005 Incentive Stock Plan, upon a Change of Control, with respect to Messrs. McGreevey and Kreczko (who were not subject to the TARP Restrictions as of December 31, 2009), unvested stock options would have immediately vested and become exercisable, and all outstanding stock options would have become exercisable for the remainder of their original term, were a change of control to have occurred on December 31, 2009. In addition, for these executives:

  •
  The restrictions applicable to shares of restricted stock units under The Hartford 2005 Incentive Stock Plan would have lapsed. Provided that the Change of Control also constituted a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, those awards would have been immediately payable.

  •
  The performance objectives associated with any outstanding performance share awards would have been deemed to have been satisfied and, provided that the Change of Control also constituted a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would have been immediately payable.

  •
  The performance units granted to Mr. McGreevey under the HIMCO Long-Term Incentive Plan would have fully vested.

  •
  As described following the Pension Benefits Table on page 66, benefits accrued under Excess Pension Plan II as of the date of the Change of Control would be paid out in a lump sum in accordance with the provisions of that plan, provided that the Change of Control also constituted a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code.

        The other Named Executive Officers are prohibited from receiving severance benefits upon a Change of Control under the TARP Restrictions. Accordingly, the above provisions would not have applied to them in the event of a Change of Control on December 31, 2009.

Involuntary Termination of Employment Other than for Cause, or Termination for "Good Reason", Following a Change of Control

        In the event that the employment of Messrs. McGreevey or Kreczko were to be terminated involuntarily (other than for Cause) within two years following a Change of Control, or if the executive were to terminate his or her employment during that period for "Good Reason," then the following benefits would be payable to the executive as of December 31, 2009:

  •
  The executive would be eligible to receive an annual bonus for 2009 equal to the greater of his or her target bonus for the year or his or her actual bonus based on performance for the year. The executive would also receive any accrued but unused paid time off;

  •
  The executive would receive a severance payment in a lump sum equal to three times the sum of his or her base salary at the time of termination plus his or her target bonus for the calendar year in which employment terminates (assumed to be 2009 for this purpose);

  •
  As described above, upon the Change of Control, unvested stock options would immediately vest and become exercisable. All outstanding stock options would be exercisable for the remainder of their original term. The restrictions applicable to restricted stock units under The Hartford 2005 Incentive Stock Plan and to performance units granted in 2008 under the HIMCO Long-Term Incentive Plan would lapse and, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would be immediately payable. The performance objectives associated with any outstanding performance share awards would be deemed to have been satisfied and, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would be immediately payable;

  •
  Upon the Change of Control, as described following the Pension Benefits Table on page 66, the benefits accrued under Excess Pension Plan II as of the date of the Change of Control would be paid out in a lump sum in accordance with the provisions of that plan when the Change of Control occurred, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code. The executive and his dependents would also be covered under Company health and life benefits until the third anniversary of the termination date, as if the executive was still actively employed, so long as the executive is not covered for comparable benefits by a subsequent employer.

  •
  A tax-reimbursement payment, to compensate the executive for any additional taxes that he might owe as a result of the excise tax imposed by Section 4999 of the Internal Revenue Code; and

  •
  Outplacement services for 12 months.

        The other Named Executive Officers were prohibited as of December 31, 2009 from receiving severance benefits upon an involuntary termination of employment other than for Cause, or termination for Good Reason following a Change of Control, under the TARP Restrictions. Accordingly, the above provisions would not apply to them in the event of any such termination following a Change of Control as of December 31, 2009.

        For this purpose, a "Change of Control" is generally defined as:

  (i)
  the filing of a report with the Securities and Exchange Commission disclosing that a person is the beneficial owner of forty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

  (ii)
  a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock) entitled to vote in the election of directors of the Company, provided that after consummation of the offer, the person is the beneficial owner of fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

  (iii)
  a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

  (iv)
  a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

  (v)
  within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) above.

        For this purpose, "Cause" is defined in the Named Executive Officers' employment agreements (other than in Mr. McGee's Letter Agreement) as the termination of the executive's employment due to (i) the executive's conviction of a felony; (ii) an act or acts of extreme dishonesty or gross misconduct on the executive's part which result or are intended to result in material damage to the Company's business or reputation; or (iii) repeated material violations by the executive of the obligations of his or her position, which violations are demonstrably willful and deliberate on the executive's part and which result in material damage to the Company's business or reputation.

        For these purposes, "Good Reason" is generally defined as any of the following occurring after a Change of Control:

  (i)
  the assignment to the executive of any duties inconsistent in any material adverse respect with the executive's position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;

  (ii)
  any failure by the Company to comply with any of the provisions of the employment agreement regarding compensation, benefits, perquisites or expenses at a level at least equal to that in effect immediately preceding the Change of Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice;

  (iii)
  the Company's requiring the executive to be based at any office or location more than 25 miles from the location at which the executive performed services prior to the Change of Control;

  (iv)
  a failure by the Company to obtain the assumption of the executive's employment agreement by a successor; or

  (v)
  an attempt by the Company to terminate the executive's employment for cause that is determined by the Board, or in a proceeding pursuant to the employment agreement, not to constitute a termination for cause.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would have been payable to a Named Executive Officer had his or her employment been terminated involuntarily (other than for Cause), or if the executive were to terminate his or her employment for "Good Reason," within two years of a Change of Control, as of December 31, 2009. No payments to Messrs. McGee and Walters and Ms. Zlatkus would have been made in the event of an involuntary termination other than for Cause, or if the executive were to terminate his or her employment for Good Reason within two years of a Change of Control, as of December 31, 2009, as these executives were subject to the TARP Restrictions which prohibit severance payments.

Name	Cash Severance ($)(1)	2009 Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share / Unit Vesting ($)(4)	Value of Accelerated Restricted Stock / Stock Unit Vesting ($)(5)	Value of Benefits Continuation and Outplacement ($)(6)	Value of Benefits Under Excess Pension Plan (7)	Gross-up Payment for 280G Excise Tax ($)(8)	Total Change of Control Benefits ($)

Liam McGee

Lizabeth Zlatkus

John Walters

Gregory McGreevey	4,950,000	1,232,000	1,956,762	450,000	1,424,705	90,638	37,376	3,269,788	13,411,269

Alan Kreczko	3,300,000	743,000	653,179	537,701	556,734	62,872		2,013,381	7,866,867

1)
The amounts in this column represent for each of Messrs. McGreevey and Kreczko the lump sum cash severance equal to three times the sum of the base salary at December 31, 2009 plus the 2009 target bonus.

2)
The amounts in this column represent the actual bonus payable for 2009, as reflected in column (g), of the Summary Compensation Table on page 54.

3)
The amounts in this column represent the value of accelerated stock option vesting based on the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2009. The value shown for Mr. McGreevey is based on the acceleration of 100% of the stock options awarded on October 31, 2008 and on February 25, 2009. The value shown for Mr. Kreczko is based on the acceleration of 100% of the stock options awarded on February 25, 2009. The exercise prices for all other outstanding stock option awards held by Messrs. McGreevey and Kreczko exceeded the Company share price on December 31, 2009. Therefore, the value attributed to accelerated vesting of such awards is zero.

4)
The amounts in this column represent for Mr. McGreevey the value of accelerated vesting for the 2009 performance unit awards and for Mr. Kreczko the value of accelerated vesting for the 2008 and 2009 performance share awards.

5)
For Messrs. McGreevey and Kreczko, the amounts in this column represent the value of accelerated vesting for the 2007, 2008 and 2009 restricted stock unit awards granted under The Hartford 2005 Incentive Stock Plan. These amounts were calculated based on the number of restricted stock units awarded plus reinvested dividends, multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2009.

6)
The amounts in this column represent the sum of a) the estimated cost of coverage of Messrs. McGreevey and Kreczko and their dependents under Company health and life benefit plans until the third anniversary of the termination date, and b) an estimated value of $60,000 for executive outplacement services for Messrs. McGreevey and Kreczko.

7)
The amount in this column for Mr. McGreevey represents the value of the benefits accrued under Excess Pension Plan II as of December 31, 2009 which amount would be payable in a lump sum. For Mr. Kreczko, the amount is zero because he is already fully vested in his Excess Pension Plan II benefits.

8)
The amounts in this column represent the estimated tax-reimbursement payment to compensate Messrs. McGreevey and Kreczko for additional taxes that they might owe as a result of the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code. An excise tax may be due if the aggregate present value of the payments which are contingent on a change of control equals or exceeds an amount equal to three times the base amount. An individual's base amount is, in general, the individual's average annualized includible compensation for the most recent five taxable years ending before the date of the change of control.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would have been payable to Ms. Zlatkus and Mr. Walters if his or her employment had been terminated involuntarily (other than for Cause), or if the executive were to terminate his or her employment for "Good Reason," within two years of a Change of Control, as of

June 25, 2009, the day prior to the TARP Period, and these executives were not subject to the TARP Restrictions on the payment of certain parachute payments. This is a supplemental table to provide an approximate value of termination payments based on compensation arrangements in place for Ms. Zlatkus and Mr. Walters that would be due in the absence of the TARP Restrictions. In order to provide a total value of benefits comparable to the disclosure found in the preceding table, these amounts are calculated in accordance with the provisions of their respective employment agreements and interest rates in effect on December 31, 2009. Mr. McGee's Letter Agreement, which was entered into during the TARP Period, does not provide for severance payments.

Name	Cash Severance ($)(1)	2009 Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share / Unit Vesting ($)(4)	Value of Accelerated Restricted Stock / Stock Unit Vesting ($)(5)	Value of Benefits Continuation and Outplacement ($)(6)	Value of Benefits Under Excess Pension Plan (7)	Gross-up Payment for 280G Excise Tax ($)(8)	Total Change of Control Benefits ($)

Lizabeth Zlatkus	5,475,000	500,000	—	1,007,368	1,108,137	60,000	1,768,595	3,432,016	13,351,116

John Walters	5,475,000	500,000	908,462	1,326,209	1,364,498	90,638	255,818	—	9,920,625

1)
The amounts in this column represent for Ms. Zlatkus and Mr. Walters the lump sum cash severance equal to three times the sum of the base salary prior to the TARP Period plus the 2009 target bonus.

2)
The amounts in this column represent the pro rata portion of the 2009 target bonus payable assuming a termination date of June 25, 2009. The actual bonus amounts for 2009 are reflected in column (g) of the Summary Compensation Table on page 54.

3)
The amounts in this column represent the value of accelerated stock option vesting based on the New York Stock Exchange closing price per share of the Company's Common Stock on June 25, 2009. The value shown for Ms. Zlatkus is zero because she was retirement eligible on June 25, 2009 and thus all of her options would be vested. The value for Mr. Walters is based on the acceleration of 100% of the stock options awarded on February 25, 2009. The exercise prices for all other outstanding stock option awards held by Mr. Walters exceeded the Company share price on June 25, 2009. Therefore, the value attributed to accelerated vesting of such awards is zero.

4)
For Mr. Walters, the amount in this column represents the value of accelerated vesting for the 2007, 2008 and 2009 performance share awards. The value shown for Ms. Zlatkus, who is eligible to retire on June 25, 2009, represents the difference between the total accelerated value for the 2007, 2008 and 2009 performance share awards (at target) and the prorated accelerated value for 2007, 2008 and 2009 performance share awards (at target) that would have been due to her as a retirement eligible employee.

5)
For Mr. Walters, the amount in this column represents the value of accelerated vesting for the 2007, 2008 and 2009 restricted stock unit awards granted under The Hartford 2005 Stock Incentive Plan. The value shown for Ms. Zlatkus, who is eligible to retire on June 25, 2009, represents the difference between the total accelerated value for the 2007, 2008 and 2009 restricted stock unit awards and the prorated accelerated value for 2007, 2008 and 2009 restricted stock unit awards that would have been due to her as a retirement eligible employee. These amounts were calculated based on the number of restricted stock units awarded plus reinvested dividends, multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on June 25, 2009.

6)
The amounts in this column represent the sum of a) the estimated cost of coverage of the executive and his or her dependents under Company health and life benefit plans until the third anniversary of the termination date, and b) an estimated value of $60,000 for executive outplacement services.

7)
The amounts in this column represent the difference between the present value of the benefits accrued under Excess Pension Plan II using the discount rate assumed by the Company for GAAP financial reporting purposes and the lower discount rate provided for a lump sum payment in the event of a change of control.

8)
The amounts in this column represent the estimated tax-reimbursement payment to compensate Ms. Zlatkus and Mr. Walters for additional taxes that might be owed as a result of the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code. An excise tax may be due if the aggregate present value of the payments which are contingent on a change of control equals or exceeds an amount equal to three times the base amount. An individual's base amount is, in general, the individual's average annualized includible compensation for the most recent five taxable years ending before the date of the change of control.

 DIRECTOR COMPENSATION

Compensation of Directors

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors, as described below.

        Standard Fees.    Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. Compensation for non-employee directors for the period beginning on May 27, 2009, the date of the 2009 annual meeting, and ending on May 19, 2010, the date of the 2010 annual meeting of shareholders, consists of the following: an annual equity award of $150,000, payable solely in restricted shares of Common Stock, granted pursuant to The Hartford 2005 Incentive Stock Plan, as described below; an annual retainer of $45,000, payable in cash; a $2,500 fee for each meeting of the Board attended, payable in cash; and a $2,000 fee for each Committee meeting attended (whether or not a director is a member of that particular Committee), payable in cash. In addition, each non-employee Committee chairperson receives an annual cash retainer of $10,000; the cash retainer for the Audit Committee and the Compensation and Personnel Committee chairpersons is $25,000. Directors are reimbursed for travel and related expenses they incur in connection with their serving on the Board and its Committees, and are provided with life insurance and accidental death and dismemberment coverage, as described below.

        Restricted Stock Awards.    Non-employee directors receive grants of shares of restricted Common Stock as partial payment for their services. In 2009, grants of restricted shares of Common Stock were made on July 31, 2009, the first day of the scheduled trading window period following the filing of the Company's Form 10-Q for the quarter ended June 30, 2009. This was the first open trading window following the 2009 annual meeting of shareholders. The number of shares of each award of restricted stock was determined by dividing $150,000 by the closing price of the Common Stock as reported on the New York Stock Exchange as of the date of the award.

        Non-employee directors receiving shares of restricted Common Stock may not sell, assign or otherwise dispose of the restricted shares until the restriction period ends. For awards granted in 2009, the restriction period lapses on the earlier of (i) the last day of the 2009 - 2010 board service year or (ii) the first anniversary of the grant date. To the extent any of the following events occur prior to the date upon which restrictions lapse, the restriction period shall end with respect to all of the restricted shares currently held by a non-employee director: (i) the director's retirement at age 72, (ii) a "change of control" (as defined in the plan) of the Company, (iii) the director's death, or (iv) the director's disability (as defined in the plan). In the event the director's Board service otherwise terminates prior to the lapse of the restriction period, the shares of restricted Common Stock will be forfeited, unless the Compensation and Personnel Committee, in its sole discretion, consents to waive any remaining restrictions.

        Deferred Compensation.    Each non-employee director may elect to participate in The Hartford Deferred Compensation Plan (the "Deferred Compensation Plan"). Participating non-employee directors may defer receipt of all or a portion of any cash compensation otherwise payable by the Company for service on the Board, including annual cash retainers for directors and Committee chairpersons and meeting fees. Deferred amounts may be allocated among a selection of hypothetical investment funds offered under the Deferred Compensation Plan and are credited with hypothetical earnings generated by such funds. Deferred amounts and their earnings become distributable on the date selected by the non-employee director as permitted under the Deferred Compensation Plan.

        In addition, non-employee directors may participate in The Hartford 2005 Incentive Stock Plan and defer all or a portion of any cash compensation through an investment in Company Common Stock.

        Insurance.    The Company provides each non-employee director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board. Non-employee directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The Hartford voluntary accidental death and dismemberment plan for non-employee directors and their dependents.

        Stock Ownership Guidelines and Restrictions on Trading Applicable to Non-Employee Directors.    The Board has established stock ownership guidelines, for each non-employee director to obtain, by the later of May 18, 2008 or the third anniversary of the director's appointment to the Board, an ownership position in the Company's Common Stock equal to five times his or her annual cash retainer. The Company's policy on insider trading permits directors to engage in transactions involving the Company's equity securities only (1) during "trading windows" of limited duration following the Company's filings with the SEC of its periodic reports on Forms 10-K and 10-Q and (2) following a determination by the director that he or she is not in possession of material nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by directors in its equity securities if the Company becomes aware of relevant material, nonpublic information.

Director Summary Compensation Table

        The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ending December 31, 2009.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Option Awards($)	All Other Compensation ($)	Total($)

(a)	(b)	(c)	(d)	(g)	(h)

Robert Allardice	157,000	150,010	—	1,184	308,194

Ramon de Oliveira(2)	23,500	—	—	564	24,064

Trevor Fetter	122,500	150,010	—	572	273,082

Edward J. Kelly, III	123,500	150,010	—	908	274,418

Paul G. Kirk, Jr.(3)	103,000	150,010	—	2,246	255,256

Gail J. McGovern	112,000	150,010	—	908	262,918

Michael G. Morris	117,500	150,010	—	1,184	268,694

Charles B. Strauss	169,000	150,010	—	1,916	320,926

H. Patrick Swygert	136,000	150,010	—	1,916	287,926

1)
The amounts shown in this column reflect the aggregate grant date fair value for the fiscal year ended December 31, 2009 with respect to restricted stock awards pursuant to The Hartford 2005 Incentive Stock Plan. The grants of restricted shares of Common Stock were made on July 31, 2009, the first day of the scheduled trading window period following the filing of the Company's Form 10-Q for the quarter ended June 30, 2009. The number of shares of each award of restricted stock was determined by dividing $150,000 by the closing price of the Common Stock as reported on the New York Stock Exchange as of the date of the award. The closing stock price on July 31, 2009 was $16.49.

2)
Mr. de Oliveira retired from the Board on April 29, 2009.

3)
Mr. Kirk retired from the Board on September 27, 2009, in light of his appointment to the United States Senate. He rejoined the Board on March 29, 2010 following the expiration of his term.

 Director Compensation Table—Outstanding Equity

        The following table shows outstanding stock option awards classified as exercisable (vested) and unexercisable (unvested) as of December 31, 2009 for the Company's non-employee directors. The table also shows the number and value of any unvested or unearned equity awards outstanding as of December 31, 2009 for the Company's non-employee directors, assuming a market value of $23.26, the closing stock price on the New York Stock Exchange of Company Common Stock on December 31, 2009.

	Option Awards(1)				Stock Awards(2)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert Allardice					9,690	225,389
					9,097	211,596

Ramon de Oliveira

Trevor Fetter					670	15,584
					1,427	33,192
					2,172	50,521
					9,097	211,596

Edward J. Kelly, III	2,644		66.10	5/18/2011	1,427	33,192
	2,448		65.85	2/23/2012	2,172	50,521
	5,080		37.37	2/22/2013	9,097	211,596
	2,731		65.99	2/20/2014

Paul Kirk, Jr	2,000		56.44	5/20/2010
	2,884		62.07	2/23/2011
	2,448		65.85	2/23/2012
	5,080		37.37	2/22/2013
	2,731		65.99	2/20/2014

Gail J. McGovern	3,267		50.62	6/21/2013	1,427	33,192
	2,731		65.99	2/20/2014	2,172	50,521
					9,097	211,596

Michael G. Morris	1,145		67.19	12/18/2014	1,427	33,192
					2,172	50,521
					9,097	211,596

Charles B. Strauss	961		62.07	12/22/2011	1,427	33,192
	2,448		65.85	2/23/2012	2,172	50,521
	5,080		37.37	2/22/2013	9,097	211,596
	2,731		65.99	2/20/2014

H. Patrick Swygert	1,000		56.44	5/20/2010	1,427	33,192
	1,442		62.07	2/23/2011	2,172	50,521
	1,224		65.85	2/23/2012	9,097	211,596
	2,540		37.37	2/22/2013
	2,731		65.99	2/20/2014

1)
Stock options granted to non-employee directors expire 10 years and 2 days from the grant date.

2)
The amounts shown in columns (g) and (h) represent outstanding, unvested awards of restricted stock to the Company's non-employee directors. Awards granted in 2007 and 2008 vest on the third anniversary of the grant date. Awards granted in 2009 vest on the earlier of (i) the last day of the 2009-2010 board service year or (ii) the first anniversary of the award grant date. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company's Common Stock.

 COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

Directors and Executive Officers

        The following table shows as of March 31, 2010 the number of shares of Common Stock beneficially owned by each director and nominee for election as a director, by each of the Named Executive Officers, and by the directors and all Section 16 executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of the Total Outstanding Shares of Common Stock
Robert B. Allardice, III	18,787	*
Ramani Ayer	1,633,496	*
Trevor Fetter	13,366	*
Edward J. Kelly, III	33,500	*
Paul G. Kirk	23,889	*
Alan J. Kreczko	15,337	*
Liam E. McGee	0	*
Gail J. McGovern	23,069	*
Greg McGreevey	12,511	*
Michael G. Morris	17,200	*
Thomas A. Renyi	0	*
Charles B. Strauss	30,991	*
H. Patrick Swygert	29,555	*
John Walters	91,724	*
Lizabeth H. Zlatkus	96,516	*
All directors and Section 16 officers as a group (19 persons)	2,100,490	*

*
Less than one percent

(1)
All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock (i) that may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 31, 2010, (ii) allocated to the accounts of directors and executive officers under the Company's Investment and Savings Plan and Excess Savings Plans based on a valuation of plan accounts as of March 31, 2010, (iii) held by directors and executive officers under the Company's Employee Stock Purchase Plan, Deferred Restricted Stock Unit Plan and Dividend Reinvestment and Cash Payment Plan as of March 31, 2010, (iv) owned by a director's or an executive officer's spouse or minor child, or (v) that have been granted under The Hartford Incentive Stock Plan, The Hartford 2005 Incentive Stock Plan or The Hartford Restricted Stock Plan for Non-Employee Directors and are restricted are deemed to be beneficially owned by such directors and executive officers as of such date and are included in the number of shares listed in the table above. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 31, 2010 or within 60 days thereafter by: Mr. Allardice, 0 shares; Mr. Ayer, 1,303,291 shares; Mr. Fetter, 0 shares; Mr. Kelly, 12,903 shares; Mr. Kirk, 15,143 shares; Mr. Kreczko, 9,236 shares, Mr. McGee, 0 shares; Ms. McGovern, 5,998 shares; Mr. McGreevey, 12,511 shares; Mr. Morris, 1,145 shares; Mr. Renyi, 0 shares; Mr. Strauss, 11,220 shares; Mr. Swygert, 8,937 shares; Mr. Walters, 56,520 shares; Ms. Zlatkus, 55,416 shares; and all directors and Section 16 executive officers as a group, 1,528,784 shares.

Certain Shareholders

        The following table shows those persons known to the Company as of March 31, 2010 to be beneficial owners, as of December 31, 2009, of more than 5% of the Company's Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
Allianz SE Königinstrasse 28 80802 Munich, Federal Republic of Germany	39,430,166	(1)	9.9%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	25,400,343	(2)	6.63%
State Street Corporation One Lincoln Street Boston, MA 02111	23,507,437	(3)	6.1%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	22,707,720	(4)	5.93%

*
The percentages contained in this column are based solely on information provided in Schedules 13G or 13G/A filed with the SEC by each of the Beneficial Owners listed above with respect to their respective holdings of the Company's Common Stock as of December 31, 2009.

(1)
This information is based solely on information contained in a Schedule 13G/A dated February 12, 2010 by Allianz SE to report that it was the beneficial owner of 39,430,166 shares of Common Stock as of December 31, 2009 (with all such shares being held by subsidiaries of Allianz SE, including Allianz Finance II Luxembourg S.a.r.l. which beneficially owns 39,425,830 of the shares). Allianz SE has the shared power to vote or to direct the vote with respect to 39,430,166 shares and shared power to dispose or to direct the disposition of 39,430,166 shares.

(2)
This information is based solely on information contained in a Schedule 13G dated February 12, 2010 by Wellington Management Company, LLP ("Wellington") to report that it was the beneficial owner of 25,400,343 shares of Common Stock as of December 31, 2009. Wellington has the shared power to vote or to direct the vote with respect to 18,182,558 of such shares and shared power to dispose or to direct the disposition of 25,400,343 shares.

(3)
This information is based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2010 by State Street Corporation ("State Street") to report that it was the beneficial owner of 23,507,437 shares of Common Stock as of December 31, 2009. State Street has the shared power to vote or to direct the vote with respect to 23,507,437 shares and shared power to dispose or to direct the disposition of 23,507,437 shares.

(4)
This information is based solely on information contained in a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. ("BlackRock") to report that it was the beneficial owner of 22,707,720 shares of Common Stock as of December 31, 2009. BlackRock has the sole power to vote or to direct the vote with respect to 22,707,720 shares and sole power to dispose or to direct the disposition of 22,707,720 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of filings with the Securities and Exchange Commission and written representations from our directors and Section 16 executive officers that no other reports were required, we believe that all of our directors and Section 16 executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2009; except that one report covering one transaction was filed on behalf of Ms. Eileen Whelley one day late reporting the sale of 1,656 shares of common stock to the Company to cover tax withholding obligations on the vesting of restricted stock and restricted stock units; and one report covering one transaction was filed three days late on behalf of Mr. Michael Morris reporting the acquisition of 204.213 restricted stock units in lieu of cash compensation pursuant to an election under The Hartford 2005 Stock Incentive Plan.

 OTHER INFORMATION

        As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies for the Annual Meeting for a fee of $13,000, plus the payment of Georgeson's out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

        This Proxy Statement and the Company's Form 10-K for the fiscal year ended December 31, 2009 are available to you via the Internet. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

        We hereby incorporate by reference into this Proxy Statement "Item 10: Directors and Executive Officers of the Registrant" and "Item 12: Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

By Order of the Board of Directors.

Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

Dated: April 8, 2010

        SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE ANNUAL MEETING.

 APPENDIX A

Summary of The Hartford 2010 Incentive Stock Plan

        Set forth below is a description of the material terms of The Hartford 2010 Incentive Stock Plan (the "2010 Stock Plan"). The following summary is qualified in its entirety by reference to the specific provisions of the proposed form of the 2010 Stock Plan, the full text of which is available at http://bnymellon.mobular.net/bnymellon/higplan, or by written request to the Company's Corporate Secretary at the address provided on page 5 of this Proxy Statement. Capitalized terms used but not defined herein shall have the meanings set forth in the 2010 Stock Plan.

        General Applicability.    The 2010 Stock Plan is intended to supersede and replace The Hartford 2005 Incentive Stock Plan (the "2005 Stock Plan"). Upon approval and adoption of the 2010 Stock Plan, no further awards will be made under the 2005 Stock Plan. The terms of the 2010 Stock Plan are substantially similar to the terms of the 2005 Stock Plan; however, the 2010 Stock Plan provides for an increased maximum numbers of shares that may be awarded to employees of the Company and to non-employee members of the Board of Directors of the Company, and also permits awards to be made to third party service providers, and permits additional forms of stock-based awards. If the 2010 Stock Plan is approved by shareholders, the maximum number of shares that may be issued in connection with the grant of options and other stock-based or stock-denominated awards is 18,000,000 (approximately 4.1% of the outstanding shares of the Company as of March 31, 2010). For purposes of applying this limit in the context of an award of Performance Shares, the number of shares of common stock equal to the value of the award is based upon its target payout, in each case determined as of the date on which such award is granted. To the extent that any award under the 2005 Stock Plan, or under The Hartford Incentive Stock Plan that was approved by shareholders in 2000, is forfeited, terminated, surrendered, exchanged, expires unexercised or is settled in cash in lieu of stock (including to effect tax withholding) or for the net issuance of a lesser number of shares than the number subject to the award, the shares subject to such award (or the relevant portion thereof) shall be available for awards under the 2010 Stock Plan and such shares shall be added to the total number of shares available under the 2010 Stock Plan. The maximum number of shares that may be awarded over the life of the 2010 Stock Plan to non-employee members of the Company's Board of Directors is 1,000,000. In addition, no non-employee director may receive an award covering more than 50,000 shares pursuant to the 2010 Stock Plan in any calendar year, except that (i) in the year in which a non-employee director is first elected to the Board, the director may receive an award covering up to an additional 50,000 shares, and (ii) any non-employee director serving as Chairman of the Company's Board of Directors may receive an award covering 100,000 shares in any year of such service.

        The Company has a long-standing policy of encouraging employees at all levels to become shareholders of the Company in order to share the perspective of, and the rewards experienced by, non-employee owners of the Company. The Company desires to preserve its flexible program of stock-based awards designed to retain exceptional employees at all levels and to motivate their efforts on behalf of the Company. The Company believes that adoption of the 2010 Stock Plan will enable the Company to continue providing an effective source of incentives to reward the efforts of highly motivated employees, and to attract new personnel in an effort to meet the varying business needs of the Company and to compete effectively in its markets. In addition, the 2010 Stock Plan provides for awards to non-employee directors in connection with their compensation for service on the Board of Directors, consistent with the Company's desire that non-employee directors achieve stock ownership levels equivalent to five times their annual cash retainer for service on the Company's Board of Directors. The 2010 Stock Plan also permits awards to third party service providers.

        The Board has determined that it is in the best interests of the Company and its shareholders to adopt the 2010 Stock Plan.

        Section 162(m) Limitations.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer or any of the three other most highly compensated officers other than the chief financial officer. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2010 Stock Plan provides that no key employee may be granted more than 2,000,000 stock options or Rights, 500,000 Performance Shares, 500,000 shares of Restricted Stock or 500,000 restricted stock units ("Restricted Units") in any calendar year. Shareholder approval of this proposal will constitute shareholder approval of these limitations for Section 162(m) purposes. Because of the limitations imposed on the compensation payable to senior executive officers and certain other highly compensated employees, the Company will generally be significantly constrained in its ability to avail itself of the performance-based compensation exception to the Section 162(m) limits for periods during which financial assistance under the TARP was outstanding.

        Plan Administration.    The Compensation and Personnel Committee (the "Committee"), all of the current members of which are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), "independent directors" under the standards set forth in the Company's Corporate Governance Guidelines, in accordance with the requirements of the listing standards of the New York Stock Exchange, and "outside directors" for purposes of Section 162(m), will administer the 2010 Stock Plan. The Committee will make determinations, including but not limited to, the designation of those key employees or groups of key employees or other individuals who shall receive awards, the number of shares to be covered by options, Rights, Restricted Stock awards and Restricted Stock Unit awards, the exercise price of options and the grant price of Rights (which may not be less than 100% of the fair market value of Common Stock on the date of grant), other option and Right terms and conditions, and the number of Performance Shares to be granted and the applicable performance objectives. The Committee cannot reprice options or Rights without first obtaining approval of shareholders. The Committee may impose such additional terms and conditions on an award as it deems advisable. The Committee may also grant other forms of stock-based awards. The Committee's decisions in the administration of the 2010 Stock Plan shall be binding on all persons for all purposes.

        The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to members of senior management of the Company, except that awards to Section 16 executive officers shall be made solely by the Committee or the Board of Directors.

        Stock Options and Rights.    Stock options and Rights under the 2010 Stock Plan must expire within ten years after grant. The exercise price for options and the grant price for Rights must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price for options must be paid to the Company at the time of exercise and, in the discretion of the Committee, may be paid in the form of cash or already-owned shares of Common Stock or a combination thereof. The Committee will generally determine the time or times at which options and Rights granted under the 2010 Stock Plan, including options and Rights granted to directors, may be exercised. During the lifetime of a key employee, an option or Right may be exercised only by the key employee (or a permitted transferee) at any time during its term and the key employee's continued service, and no later than four months after his or her termination of employment (including termination by voluntary resignation) or such other period as determined by the Committee. However, if termination is a result of retirement, total disability or death, an option or Right may be exercised within five years after such termination (or such other period as determined by the Committee), but in no event later than the expiration of the original term of the option or Right. If a key employee is terminated for cause, the options and Rights are canceled immediately.

        Performance Shares.    Performance Shares under the 2010 Stock Plan are contingent rights to receive future payments of Common Stock, cash or a combination thereof, based on the achievement of performance objectives as prescribed by the Committee. Such performance objectives will be determined by the Committee over a measurement period or periods of not fewer than one nor more than five years and related to at least one of the performance criteria described below. The ultimate payments are determined by the number of shares awarded and the extent that performance objectives are achieved during the period. The Committee will determine the performance objectives applicable to any award of Performance Shares from among one or more of the following objective criteria (collectively, the "Performance Factors"): (i) earnings per share, (ii) return on equity, (iii) cash flow, (iv) return on total capital, (v) return on assets, (vi) economic value added, (vii) increase in surplus, (viii) reductions in operating expenses, (ix) increases in operating margins, (x) earnings before income taxes and depreciation, (xi) total shareholder return, (xii) return on invested capital, (xiii) cost reductions and savings, (xiv) earnings before interest, taxes, depreciation and amortization, (xv) pre-tax operating income, (xvi) net income, (xvii) after-tax operating income, (xviii) book value or book value per share, (xix) core earnings or core earnings per share, and/or (xx) productivity improvements, including such adjustments thereto as the Committee deems appropriate. These criteria may be:

  •
  determined solely by reference to any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), or

  •
  based on any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), as compared with the Performance Factors of other companies or entities.

        Additionally, these criteria may be based on an executive's attainment of personal objectives with respect to any one or more of the above Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), or with respect to any one or more of the following: (i) growth and profitability, (ii) customer satisfaction, (iii) leadership effectiveness, (iv) business development, (vi) negotiating transactions and sales or (vii) developing long-term business goals. The Committee generally has the authority to adjust the applicable performance objectives to address significant events that the Committee expects to have a substantial effect on the performance objectives of the Company. However, to the extent that any Performance Share award is intended to qualify as performance-based compensation under Section 162(m), the Committee will not have any discretionary power or authority to increase the amount payable with respect to such Award after it has been granted, or exercise any authority or discretion that would cause the award to fail to so qualify.

        In the event a key employee terminates employment during a performance period, the key employee will generally forfeit any right to payment unless the Committee determines otherwise. However, in the case of retirement, total disability, death or such other circumstances with respect to which the Committee finds that a waiver of the applicable restrictions (or any portion thereof) would be in the best interests of the Company, the key employee may, in the discretion of the Committee, be entitled to an award prorated for the portion of the performance period and any additional restriction period during which he or she was actively employed by the Company.

        Restricted Stock and Restricted Units.    Restricted Stock and Restricted Units, which provide a contractual right to receive shares of Common Stock, awarded under the 2010 Stock Plan will be issued subject to a restriction period set by the Committee, during which time any restricted shares may not be sold, transferred, assigned or pledged or otherwise disposed of. If an employee terminates employment during a restriction period, all such shares or units still subject to restrictions will be forfeited by the key employee, except that, in the case of retirement, total disability, death or such other circumstances, such as a substantial reduction in force or a divestiture or sale of a business or unit, with respect to which the Committee finds that a waiver of the applicable restrictions (or any portion thereof) would be in the best interests of the Company, the restrictions applicable with respect to such Restricted Stock or Restricted Units shall lapse upon such termination to the extent determined by the Committee as set forth in the applicable award documents or in administrative rules or pursuant to other terms and conditions adopted by the Committee from time to time. The Committee will determine the terms and conditions applicable to any award of Restricted Stock or Restricted Units to any director. Recipients of Restricted Stock shall have all other rights of a stockholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The Committee shall establish the terms and conditions of any Restricted Units, including the restriction period applicable thereto, and the date on which Stock shall be issued in respect thereof. The Committee may determine that vesting of Restricted Stock or Restricted Units will be dependent upon attainment of performance objectives established by the Committee, with the performance objectives being determined by applying the standards applicable to awards of Performance Shares (and selecting from the criteria), as described above. To the extent vesting of any Restricted Stock or Restricted Units is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee will not have any discretionary power or authority to increase the amount payable with respect to such Award after it has been granted, or exercise any authority or discretion that would cause the award to fail to so qualify. Any dividend equivalents on unearned performance-based awards will be accrued, but will only be paid as and when the underlying performance-based awards are vested and payable.

        The Committee or its designee may also permit any key employee or non-employee director to receive Restricted Units in exchange for or in lieu of other compensation (including salaries, annual bonuses, annual retainer and meeting fees) that would otherwise have been payable to such key employee or non-employee director in cash. The Committee shall establish the terms and conditions applicable to any election by a key employee or director to receive Restricted Units (including the time at which any such election shall be made).

        Compensation Upon Change of Control.    The 2010 Stock Plan provides for the automatic protection of intended economic benefits for key employees in the event of a change of control of the Company.

        "Change of Control" is generally defined in the 2010 Stock Plan as any of the following events:

  (i)
  the filing of a report with the Securities and Exchange Commission disclosing that a person is the beneficial owner of forty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

  (ii)
  a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock), provided that after consummation of the offer, the person is the beneficial owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

  (iii)
  a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

  (iv)
  a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

  (v)
  within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) above.

        Under the terms of the 2010 Stock Plan and notwithstanding any provisions thereunder to the contrary, upon the occurrence of a Change of Control:

  •
  Each option and Right outstanding will generally immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

  •
  The surviving or resulting corporation may, in its discretion, provide for the assumption or replacement of outstanding options and Rights granted under the 2010 Stock Plan on terms no less favorable to the optionee. The Committee may, in its discretion, provide, either absolutely or subject to the election of the optionee, that each option and Right shall be surrendered or exercised for cash equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price.

  •
  The restrictions applicable to shares of Restricted Stock and Restricted Units held by key employees pursuant to the 2010 Stock Plan shall lapse upon the occurrence of a Change of Control, and key employees shall immediately receive unrestricted certificates for all shares of Restricted Stock. The Committee may, in its discretion, provide either absolutely or subject to the election of key employees that Restricted Stock or Restricted Units shall be exchanged for cash equal to the number of outstanding shares or units multiplied by the Formula Price. Distributions of amounts payable to key employees with respect to Restricted Units shall be made immediately following the occurrence of a Change of Control, provided that the Change of Control also constitutes a "change in control" as defined in the regulations promulgated under Section 409A of the Internal Revenue Code.

  •
  If a Change of Control occurs during the course of a performance period applicable to an award of Performance Shares, then key employees shall be deemed to have satisfied the performance objectives at the applicable target level, or, if greater, otherwise specified by the Committee, effective on the date of such occurrence. The Committee may, in its discretion, provide either absolutely or subject to the election of key employees that awards of Performance Shares shall be exchanged for cash equal to the number of outstanding shares multiplied by the Formula Price. Distributions of amounts payable to key employees with respect to Performance Shares shall be made immediately following the occurrence of a Change of Control, provided that the Change of Control also constitutes a "change in control" as defined in the regulations promulgated under Section 409A of the Internal Revenue Code.

  •
  The following definition shall apply only for purposes of the above discussion:

    "Formula Price" means the highest of: (a) the highest composite daily closing price of the Common Stock during the period beginning on the 60th calendar day prior to the Change of Control and ending on the date of such Change of Control, (b) the highest gross price paid for the Common Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission, or (c) the highest gross price paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions constituting a Change of Control.

        Amendment and Termination of the 2010 Stock Plan.    The Board of Directors may amend or discontinue the 2010 Stock Plan at any time and, specifically, may make such modifications to the 2010 Stock Plan as it deems necessary to avoid the application of Section 162(m) or Section 409A of the Internal Revenue Code and the United States Treasury regulations issued thereunder. However, shareholder approval is required for any amendment which may, (i) increase the number of shares reserved for awards (except as provided in the 2010 Stock Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for awards; or (iii) with respect to the grant of all options and Rights, allow the Committee to reprice options or Rights.

        The Committee has not specified the key employees who may receive awards under the 2010 Stock Plan in the future. Information regarding the options, Performance Shares, Restricted Stock and Restricted Units granted to the Company's named executive officers during 2009 is set forth in the various compensation tables included under the caption "Executive Compensation" on page 54 of this Proxy Statement.

        Registration of Shares.    If the 2010 Stock Plan is approved by the shareholders, the shares available for award grants thereunder will be registered under the Securities Act of 1933, as amended, and a Subsequent Listing Application will be filed with the NYSE to list the shares.

        Federal Income Tax Consequences.    The following is a brief summary of the current federal income tax rules generally applicable to options, Rights, Performance Shares, Restricted Stock and Restricted Units. Awardees should consult their own tax advisors as to the specific Federal, state and local tax consequences applicable to them.

  •
  Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company would be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

  •
  Non-Qualified Stock Options.  An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). The Company is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.

  •
  Stock Appreciation Rights ("Rights").  A grantee is not taxed upon the grant of Rights. An optionee exercising Rights for cash or stock will realize compensation income (subject to withholding) in the amount of the cash and/or stock received. The Company is entitled to a tax deduction at the same time and to the same extent that the grantee realizes compensation income.

  •
  Performance Shares.  No income will be recognized at the time of grant by the recipient of an award of Performance Shares if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to Performance Shares, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

  •
  Restricted Stock/Restricted Units.  An awardee of Restricted Stock or Restricted Units will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares or units lapse and delivery of the shares corresponding to the units is not deferred, as measured by the value of the shares or units at the time of lapse. The awardee's holding period for the shares or units will not commence until the date of lapse, and dividends paid on Restricted Stock during the restriction period will be treated as compensation. However, if an awardee makes an election to realize compensation income at the time of an award of Restricted Stock, the recipient will be taxed at the time of the grant in an amount equal to the excess of the fair market value of the Restricted Stock at that time (determined without regard to any of the applicable restrictions) over the amount, if any, paid for such Restricted Stock. In such case, the recipient's holding period will commence on the date of the grant and his or her tax basis in the shares will be increased by the amount of income recognized by reason of such election. However, if the recipient subsequently forfeits the shares of Restricted Stock, he or she will only be entitled to recognize a loss with respect to the amount, if any, paid for the shares (and not the taxes recognized by reason of such election). A grantee of Restricted Units may not make such an election. The Company will be entitled to a Federal tax deduction at the same time and to the same extent that the awardee realizes compensation income. However, if the recipient has elected to recognize income at the time of the grant and subsequently forfeits the Restricted Stock, the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

  •
  Tax Treatment of Awards to Employees Outside the United States.  The grant and exercise of options and awards under the 2010 Stock Plan to employees outside the United States may be taxed on a different basis.

  •
  Golden Parachute Tax Penalties.  Options, Rights, Performance Shares, Restricted Stock or Restricted Units which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., a Change of Control) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by the Company and subject to a 20% excise tax to the awardee.

        Information Regarding Existing Equity Compensation Plans.    The following table provides information as of December 31, 2009 regarding the securities authorized for issuance under the Company's equity compensation plans. In addition to the 2005 Stock Plan, pursuant to which the Company may grant equity awards to eligible persons, the Company maintains the 2000 PLANCO Non-employee Option Plan (the "PLANCO Plan"), pursuant to which it previously granted awards to non-employee wholesalers of PLANCO products. In addition, the Company maintains The Hartford Employee Stock Purchase Plan (the "ESPP"), pursuant to which eligible employees may purchase shares of the Company's common stock at a 5% discount off of the market price at the end of the offering period.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	6,450,678	$49.75	11,607,634	(1)(2)
Equity compensation plans not approved by stockholders(3)	18,188	$53.52	251,309

Total	6,468,866	$49.76	11,858,943

(1)
Of these shares, 7,970,259 shares remained available for purchase under the ESPP as of December 31, 2009.

(2)
3,637,375 shares remained available for issuance as options, Restricted Stock, Restricted Units or Performance Shares under the 2005 Stock Plan as of December 31, 2009.

As of March 31, 2010, the total number of options outstanding was 5,598,036 with a weighted-average exercise price of $52.22 and a weighted-average remaining contractual life of 3.8 years. There were also a total of 1,526,856 share awards outstanding on that date. As of March 31, 2010, 4,060,512 shares remained available for issuance as options, Restricted Stock, Restricted Stock Units or Performance Shares under the 2005 Stock Plan. If the 2010 Stock Plan is approved by shareholders, no further awards will be made pursuant to the 2005 Stock Plan. The Company will not grant awards that will be settled with stock under the 2005 Stock Plan covering more than 100,000 shares from March 31, 2010 through the date of the shareholder meeting.

(3)
Relates solely to securities issued and remaining available for future issuance under the 2000 PLANCO Non-employee Option Plan.

 APPENDIX B

HIMCO COMPETITIVE PEER GROUP
McLagan Investment Professional Survey

300 North Capital, LLC
40/86 Advisors, Inc. (Conseco)
Aberdeen Asset Management, Inc.
Acadian Asset Management, LLC
Adams Express Company, The
Advantus Capital Management, Inc.
Aegon USA Realty Advisors, Inc.
Aetna, Inc.
AEW Capital Management
AIG Investments
Alcentra
Fred Alger Management, Inc.
AllianceBernstein L.P.
Allianz of America, Inc.
Allianz Life Insurance of North America
Allianz Global Investors
Allstate Investments, LLC
American Century Investments
American Family Insurance
Analytic Investments, LLC
Aronson+Johnson+Ortiz, LP
Artio Global Management LLC
Ashfield Capital Partners, LLC
Assurant, Inc.
Aviva Investors
AXA Equitable
AXA Investment Managers
AXA Rosenberg Investment Management Ltd.
Babson Capital Management LLC
Barclays Global Investors, N.A.
Baring Asset Management, Inc.
Baron Capital Group & Subsidiaries, Inc.
Batterymarch Financial Management, Inc.
BlackRock Financial Management, Inc.
William Blair & Company, L.L.C.
BNP Paribas Asset Management Inc.
Boston Company Asset Management, LLC, The
Brandes Investment Partners, L.P.
Northwestern Mutual Life Insurance Company
Numeric Investors LLC
Nuveen Investments
NWQ Investment Management Company, LLC
OneAmerica Financial Partners, Inc.
Oppenheimer Capital LLC
Oppenheimer Funds, Inc.
Pacific Life Insurance Company
PanAgora Asset Management, Inc.
PartnerReinsurance Capital Markets Corp.
The Phoenix Companies, Inc.
PIMCO Advisors, L.P.
Pioneer Investment Management, USA
PPM America, Inc.
T. Rowe Price Associates, Inc.
Principal Global Investors
ProFund Advisors LLC / ProShare Advisors LLC
Progressive Corporation
Prudential Financial
Putnam Investments
Pyramis Global Advisors
Pzena Investment Management, LLC
RCM Capital Management LLC
Reich & Tang Asset Management
RiverSource Investment Advisors, LLC (Ameriprise)
Rothschild Asset Management
RS Investment Management Co. LLC
Russell Investments
Brandywine Global Investment Management, LLC
Bridgeway Capital Management, Inc.
Bridgewater Associates, Inc.
Brown Advisory Holdings Incorporated
Brown Brothers Harriman & Co.
Capital Group Companies, Inc., The
Calamos Investments
Capital Growth Management
Christian Brothers Investment Services, Inc.
Cigna Investment Management, LLC
ClearBridge Advisors
Copper Rock Capital Partners, LLC
Country Insurance & Financial Services
CUNA Mutual Group
Declaration Management & Research LLC
Delaware Investments
Deutsche Asset Management
Diamond Hill Capital Management, Inc.
Dimensional Fund Advisors Inc.
Dreyfus Corporation
Driehaus Capital Management LLC
DuPont Capital Management
Dwight Asset Management, LLC
Eaton Vance Management
Epoch Investment Partners, Inc.
Erie Insurance Group
Fidelity Investments
Federated Investors, Inc.
First Quadrant Corporation
Fischer, Francis Trees & Watts, Inc.
Fortis Investment Management USA, Inc.
Fort Washington Investment Advisors
Franklin Templeton Investments
GE Asset Management
Genworth Financial
Goldman Sachs Asset Management
Great-West Life Assurance Company
Hansberger Global Investors, Inc.
Rydex Investments
SCM Advisors LLC
Sands Capital Management, LLC
Santa Barbara Asset Management, LLC
Saybrook Capital, LLC
Schroder Investment Management N. A. Inc.
Charles Schwab Investment Management, Inc.
Security Benefit Corporation
Selective Insurance Company of AmericaSentinel Investments (National Life of Vermont)
Sentry Insurance
Sit Investment Associates, Inc.
StanCorp Financial Group, Inc.

B-1

Standard Life Investments (USA) Limited
Standish Mellon Asset Management
State Farm Mutual Insurance Company
State Street Global Advisors
Summit Investment Partners LLC
Sun Life Financial
Swiss Re Asset Management
Symphony Asset Management LLC
Thompson, Siegel & Walmsley, LLC
Thomson Horstmann & Bryant, Inc.
Thornburg Investment Management
Thrivent Financial for Lutherans
TIAA-CREF
Tradewinds Global Investors, LLC
Travelers Companies, Inc., The
Trilogy Global Advisors, LLC
Trust Company of the West
Hartford Investment Management Company
Harvard Management Company, Inc.
Heartland Advisors, Inc.
Heitman
Henderson Global Investors (North America) Inc.
Invesco Plc
ING Investment Management
INTECH Investment Management LLC
Investment Counselors of Maryland, LLC
Jacobs Levy Equity Management, Inc.
Janus Capital Group
Jennison Associates, LLC
JPMorgan Asset Management
Kayne Anderson Rudnick Investment Mgmt, LLC
Liberty Mutual Group
Legal & General Investment Mgmt (America)
Loews Corporation / CNA Financial Corporation
Loomis, Sayles & Company, L.P.
Lord, Abbett & Co. LLC
Mairs and Power, Inc.
Man Group plc
Matthews International Capital Management LLC
MEAG New York Corporation (Munich RE)
Mellon Capital Management
Mercer Global Investments
MetLife Investments
MFC Global Investment Management
MFS Investment Management
Modern Woodmen of America
Morgan Stanley Investment Management
Mutual of Omaha
Nationwide
New York Life Investment Management LLC
NFJ Investment Group L.P.
Nicholas Applegate Capital Management
Nikko Asset Management Americas, Inc.
Nomura Asset Management U.S.A. Inc.
Nomura Corporate Research & Asset Management
Unum
UBS Wealth Management
UBS Global Asset Management
Urdang Capital Management/Urdang Securities Mgmt
USAA Investment Management Co.
Vanguard Group, Inc., The
Vaughan Nelson Investment Management, L.P.
Virtus Investment Partners, Inc.
Voyageur Asset Management Inc.
Waddell & Reed Investment Management Co.
Wellington Management Company, LLP
Wentworth, Hauser & Violich Investment Counsel
Western Asset Management Company
Westpeak Global Advisors, LP
Westwood Holdings Group, Inc.
Winslow Capital Management Inc.
WisdomTree Investments, Inc.

B-2

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the Annual Meeting. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/hig Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 71089 71093 The Board of Directors recommends a vote FOR each of the Director Nominees in Item 1; a vote FOR Items 2, 3 and 4; and a vote AGAINST Item 5. (Unless you are voting by telephone or Internet, please sign, date and return this proxy card in the enclosed envelope.) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Director Nominees: 1.1—Robert B. Allardice,III 1.2—Trevor Fetter 1.3—Paul G. Kirk, Jr. 1.4—Liam E. McGee 1.5—Gail J. McGovern 1.6—Michael G. Morris 1.7—Thomas A. Renyi 1.8—Charles B. Strauss 1.9—H. Patrick Swygert ITEM 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2010. ITEM 3. Management proposal to approve the Company’s 2010 Incentive Stock Plan. ITEM 4. Management proposal to approve the material terms of executive officer performance goals for annual incentive awards. ITEM 5. Shareholder proposal recommending that the Company’s Board of Directors amend the By- Laws of the Company to provide for reimbursement of a shareholder or group of shareholders for expenses incurred in connection with nominating one or more candidates who are elected by shareholders in a contested election of Directors. Please check the Proxy Statement for requirements regarding meeting attendance Mark this box if you plan to attend the Annual Meeting ITEM 1. Election of Directors 71093 The Hartford Financial PC_08 4/2/10 10:04 AM Page 1

The Hartford Financial Services Group, Inc. 2010 Annual Meeting of Shareholders MAY 19, 2010 at 12:30 P.M. The Hartford Financial Services Group, Inc. The Wallace Stevens Theater One Hartford Plaza Hartford, Connecticut 06155 For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time You can now access your THE HARTFORD FINANCIAL SERVICES GROUP, INC. account online. Access your The Hartford Financial Services Group, Inc. shareholder account online via Investor ServiceDirect® (ISD). The transfer agent for The Hartford Financial Services Group, Inc. now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711 SIGNATURE:____________________________________________________________ DATE:______________ (THIS BOXED AREA DOES NOT PRINT) FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report on Form 10-K are available at: http://www.proxyvoting.com/hig (Continued, and to be signed and dated, on the reverse side.) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 71089 71093 PROXY THE HARTFORD FINANCIAL SERVICES GROUP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Alan J. Kreczko, Ricardo A. Anzaldúa and Laura A. Santirocco and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan, the Company's Deferred Restricted Stock Unit Plan and the Company's Excess Savings Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 12:30 p.m. on May 19, 2010 in the Wallace Stevens Theater at the Company’s Home Office, One Hartford Plaza, Hartford, CT 06155, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting. If you own additional shares of common stock in a "street name" capacity (i.e., through a broker, nominee or some other agency which holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee. Shares of common stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan (“ISP”), The Hartford Excess Savings Plan (“ESP”) and The Hartford Deferred Restricted Stock Unit Plan (“Stock Unit Plan”) are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by 5:00 p.m. Eastern time on May 17, 2010. Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. If no designation is made, the shares will be voted FOR the election as directors of the nominees named in Item 1; FOR Items 2, 3 and 4; and AGAINST Item 5. Please sign, date and return this Proxy, or vote by telephone or through the Internet. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. 71093 The Hartford Financial PC_08 4/2/10 10:04 AM Page 2

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
Annual Meeting of Shareholders May 19, 2010
GENERAL INFORMATION
ITEMS TO BE ACTED UPON BY SHAREHOLDERS
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
ITEM 3 PROPOSAL TO APPROVE THE HARTFORD 2010 INCENTIVE STOCK PLAN
ITEM 4 PROPOSAL TO APPROVE MATERIAL TERMS OF EXECUTIVE BONUS PROGRAM
ITEM 5 SHAREHOLDER PROPOSAL—REIMBURSEMENT OF PROXY EXPENSES
The Board of Directors' Statement in Opposition
GOVERNANCE OF THE COMPANY
AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
Peer Group Listing for 2009 Performance Share Awards
Stock Ownership Guidelines
REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
Summary Compensation Table—All Other Compensation
Grants of Plan Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Non-Qualified Deferred Compensation Table
Potential Payments Upon Termination or Change of Control
DIRECTOR COMPENSATION
Director Summary Compensation Table
Director Compensation Table—Outstanding Equity
COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS
OTHER INFORMATION
APPENDIX A Summary of The Hartford 2010 Incentive Stock Plan
APPENDIX B HIMCO COMPETITIVE PEER GROUP McLagan Investment Professional Survey